English Translation from Portuguese	EXHIBIT 2.1

SHARE PURCHASE AGREEMENT

entered into by and among

on the one part, as sellers,

CCR S.A.; IVAN CORRÊA DE TOLEDO FILHO; FUNDO DE INVESTIMENTO EM

PARTICIPAÇÕES VENICE; RAÍZEN COMBUSTÍVEIS S.A.; ARTERIS S.A.; GSMP S.A.;

FREELANE I, LLC; and FREELANE II, LLC

on the other part, as buyer,

DBTRANS ADMINISTRAÇÃO DE MEIOS DE PAGAMENTO LTDA.

as guarantors,

FLEETCOR TECHNOLOGIES, INC.; COMPANHIA DE PARTICIPAÇÕES EM CONCESSÕES;

RAÍZEN ENERGIA S.A.; LATINA MANUTENÇÃO DE RODOVIAS LTDA.; CAPITAL

INTERNATIONAL PRIVATE EQUITY

FUND VI, L.P.; CGPE VI, L.P; CCI CONCESSÕES E CONSTRUÇÕES DE INFRAESTRUTURA

S.A.; 5VIAS PARTICIPAÇÕES S.A.; HEBER PARTICIPAÇÕES LTDA.; DALILA CLEOPATH

CAMARGO BOTELHO DE MORAES TOLEDO; ANDRÉIA DE SOUSA RAMOS

VETTORAZZO; ROBERTA DE SOUSA RAMOS VETTORAZZO MARCONDES; LUÍS VITAL

DE SOUSA RAMOS VETTORAZZO; RICARDO EUGÊNIO DE SOUSA RAMOS

VETTORAZZO; SÉRGIO LUIS BOTELHO DE MORAES TOLEDO; JOSÉ CARLOS BOTELHO

DE MORAES TOLEDO and MARIANA COELHO DE MORAES TOLEDO

and, as intervening consenting parties,

SERVIÇOS E TECNOLOGIA DE PAGAMENTOS S.A.

CGMP - CENTRO DE GESTÃO DE MEIOS DE PAGAMENTO S.A.

SGMP - SOCIEDADE DE GESTÃO DE MEIOS DE PAGAMENTO LTDA.

On

March 14, 2016

SHARE PURCHASE AGREEMENT

By this private instrument, on the one part,

1. DBTRANS ADMINISTRAÇÃO DE MEIOS DE PAGAMENTO LTDA., a limited liability company, with head office in the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida Rio Branco, No. 128. 12th floor, enrolled with the CNPJ/MF under No. 04.467.870/0001-26, herein represented under its articles of association (“Buyer”);

and, on the other part,

2. CCR S.A., a corporation with head office in the City of São Paulo, State of São Paulo, at Avenida Chedid Jafet, No. 222, block B, 5th floor, enrolled with the Corporate Taxpayers Register (CNPJ/MF) under No. 02.846.056/0001-97, herein represented pursuant to its by-laws (“CCR”),

3. IVAN CORRÊA DE TOLEDO FILHO, Brazilian, married, civil engineer, bearer of identity card RG No. 6.894.002 SSP/SP and enrolled with the Individual Taxpayers Register of the Ministry of Finance (CPF/MF) under No. 808.219.368-91, married with Sarita Bartholomei Rodrigues Toledo, bearer of the identity card RG No. MG-11.356.846, enrolled with the Individual Taxpayers Register of the Ministry of Finance (CPF/MF) under No. 050.051.236-10, resident and domiciled in the city of São Paulo, State of São Paulo, with business office at Rua Arandu, No. 281, 5th floor (“Ivan”); and

4. FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES VENICE, an equity investment fund (FIP) enrolled with the CNPJ/MF under No. 18.874.999/0001-63, herein represented pursuant to its regulations by its administrator, BRL Trust Serviços Fiduciários e Participações Ltda., a limited-liability company authorized by the Brazilian Securities Commission to carry out the activity of securities portfolio administration by means of Declaratory Act No. 10.892 of February 25, 2010, with its head office in the City of São Paulo, State of São Paulo, at Rua Iguatemi, No. 151, 19th floor (part), enrolled with the CNPJ/MF under No. 07.669.414/0001-57, herein represented pursuant to its articles of association (“FIP Venice”);

5. RAÍZEN COMBUSTÍVEIS S.A., a corporation with its head office in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Victor Civita, No. 77, bloco 01, condomínio Rio Office Park (ROP), enrolled with the CNPJ/MF under No. 33.453.598/0001-23, herein represented pursuant to its by-laws (“Raízen”);

6. ARTERIS S.A., a corporation with its head office in the City of São Paulo, State of São Paulo, at Av. Presidente Juscelino Kubistchek, No. 1455, 9th floor, enrolled with the CNPJ/MF under No. 02.919.555/0001-67, herein represented pursuant to its by-laws (“Arteris”); and

7. GSMP S.A., a corporation with headquarters in the city of Taboão da Serra, State of São Paulo, at Rua Maria Bento de Lemos, No. 1800, set 5, registered in the Brazilian Register of Corporate Taxpayers of the Ministry of Finance (CNPJ/MF) under no. 06.927.386/0001-68, herein represented by its duly authorized representative (“GSMP”);

8. FREELANE I, L.L.C, a company organized and validly existing under the laws of the State of Delaware, United States of America, with headquarters in the city of Wilmington, District of New Castle, State of Delaware, United States of America, at Corporation Trust Center, 1209, Orange Street herein represented by its duly authorized attorney-in-fact (“CAP I”); and

9. FREELANE I, L.L.C, a company organized and validly existing under the laws of the State of Delaware, United States of America, with headquarters in the city of Wilmington, District of New Castle, State of Delaware, United States of America, at Corporation Trust Center, 1209, Orange Street herein represented by its duly authorized attorney-in-fact (“CAP II” and, together with CCR, Ivan, FIP Venice, Raízen, Arteris, GSMP and CAP I, the “Sellers”); and,

(Buyer and Sellers hereinafter collectively referred to as the “Parties” and individually referred to as the “Party”)

in the capacity of guarantors (collectively, “Guarantors”),

10. FLEETCOR TECHNOLOGIES, INC., a company organized and validly existing under the laws of the State of Delaware, United States of America, with headquarters in the city of Wilmington, District of New Castle, State of Delaware, United States of America, at Corporation Trust Center, 1209, Orange Street, and with office in the city of Norcross, State of Georgia, United States of America, at 5445 Triangle Parkway, suite 400, herein represented by its duly authorized representative (“Buyer’s Guarantor”);

11. COMPANHIA DE PARTICIPAÇÕES EM CONCESSÕES, a corporation with headquarters in the city of São Paulo, State of São Paulo, at Avenida Chedid Jafet, No. 222, block B, 4th floor, registered in the Brazilian Register of Corporate Taxpayers of the Ministry of Finance (CNPJ/MF) under no. 09.367.702/0001-82, herein represented by its duly authorized representative (“CPC”);

12. RAÍZEN ENERGIA S.A., a corporation with headquarters in the city of São Paulo, State of State of São Paulo, at Av. Presidente Juscelino Kubitschek, nº 1327, 5o. floor, Suite 1, registered in the Brazilian Register of Corporate Taxpayers of the Ministry of Finance (CNPJ/MF) under no. 08.070.508/0001-78, herein represented by its bylaws (“Raízen Energia”);

13. LATINA MANUTENÇÃO DE RODOVIAS LTDA., company limited-liability company with headquarters in the city of Ribeirão Preto, State of São Paulo, at Rodovia Anhanguera, Km 312,2, Pista Norte, Jardim Jóquei Clube, registered in the Brazilian Register of Corporate Taxpayers of the Ministry of Finance (CNPJ/MF) under no. 07.207.197/0001-83, herein represented by its articles of incorporation (“Latina”);

14. CAPITAL INTERNATIONAL PRIVATE EQUITY FUND VI, L.P., a limited liability company organized and existing in accordance with the laws of the Cayman Islands, with headquarters at 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, herein represented by its duly authorized attorney-in-fact (“CIPEF VI”);

15. CGPE VI, L.P., a limited liability company organized and existing in accordance with the laws of the State of Delaware, United States of America, with headquarters at 615 South DuPont Highway Dover, DE 19901, herein represented by its duly authorized attorney-in-fact (“CGPE VI”);

16. CCI CONCESSÕES E CONSTRUCÕES DE INFRAESTRUTURA S.A., a corporation with headquarters in the city of Taboão da Serra, State of São Paulo, at Rua Maria Bento de Lemos, No. 1800, suite 01, registered in the Brazilian Register of Corporate Taxpayers of the Ministry of Finance (CNPJ/MF) under no. 03.460.522/0001-64, herein represented by its duly authorized representative (“CCI”);

17. 5VIAS PARTICIPAÇÕES S.A., a corporation with its head office in the City of São Paulo, State of São Paulo, at Rua Gomes de Carvalho, No. 1510, suite 192, suite 05, enrolled with the CNPJ/MF under No. 06.372.146/0001-44, herein represented pursuant to its by-laws (“5Vias”);

18. HEBER PARTICIPAÇÕES LTDA., a limited liability company with its head office in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, No. 2012, 5th floor, suite 54, suite 01, enrolled with the CNPJ/MF under No. 01.523.814/0001-73, herein represented pursuant to its articles of association (“Heber”);

19. DALILA CLEOPATH CAMARGO BOTELHO DE MORAES TOLEDO, Brazilian, widower, industrial, bearer of identity card RG No. 2.368.767-8 SSP/SP and enrolled with the CPF/MF under No. 027.786.808-45, with business office in the City of Campinas, State of São Paulo, at Avenida Selma Parada, No. 201, suite 224, edifício II, Condomínio Galeria Office Park (“Dalila”);

20. ANDRÉIA DE SOUSA RAMOS VETTORRAZZO, Brazilian, divorced, civil engineer, bearer of identity card RG No. 15.852.995-9 SSP/SP and enrolled with the CPF/MF under No. 087.302.718-35, with business office in the City of Campinas, State of São Paulo, at Avenida Selma Parada, No. 201, suite 224, edifício II, Condomínio Galeria Office Park (“Andréia”);

21. ROBERTA DE SOUSA RAMOS VETTORAZZO MARCONDES, Brazilian, married under regime of separation of property, civil engineer, bearer of identity card RG No. 15.852.997 SSP/SP and enrolled with the CPF/MF under No. 079.714.138-31, with business office in the City of Campinas, State of São Paulo, at Avenida Selma Parada, 201, suite 224, edifício II, Condomínio Galeria Office Park (“Roberta”);

22. LUÍS VITAL DE SOUSA RAMOS VETTORAZZO, Brazilian, married under regime of separation of property, civil engineer, bearer of identity card RG No. 15.852.994-7 SSP/SP and enrolled with the CPF/MF under No. 102.278.678-40, with business office in the City of Campinas, State of São Paulo, at Avenida Selma Parada, No. 201, suite 224, edifício II, Condomínio Galeria Office Park (“Luís”);

23. RICARDO EUGÊNIO DE SOUSA RAMOS VETTORAZZO, Brazilian, married under regime of separation of property, civil engineer, bearer of identity card RG No. 16.126.005 SSP/SP and enrolled with the CPF/MF under No. 184.312.118-22, with business office in the City of Campinas, State of São Paulo, at Avenida Selma Parada, No. 201, suite 224, edifício II, Condomínio Galeria Office Park (“Ricardo”);

24. SÉRGIO LUIS BOTELHO DE MORAES TOLEDO, Brazilian, divorced, civil engineer, bearer of identity card RG No. 9.754.078 SSP/SP and enrolled with the CPF/MF under No. 095.999.278-26, with business address in the City of Campinas, State of São Paulo, at Avenida Selma Parada, No. 201, suite 224, edifício II, Condomínio Galeria Office Park (“Sérgio”);

25. JOSÉ CARLOS BOTELHO DE MORAES TOLEDO, Brazilian, married under regime of separation of property, civil engineer, bearer of identity card RG No. 4.430.031 SSP/SP and enrolled with the CPF/MF under No. 053.879.938-21, with business address in the City of Campinas, State of São Paulo, at Avenida Selma Parada, No. 201, suite 224, edifício II, Condomínio Galeria Office Park (“José”); and

26. MARIANA COELHO DE MORAES TOLEDO, Brazilian, judicially separated, student, bearer of identity card RG No. 24.635.635-2 SSP/SP and enrolled with the CPF/MF under No. 254.798.098-30, with business address in the City of Campinas, State of São Paulo, at Avenida Selma Parada, No. 201, suite 224, Edifício II, Condomínio Galeria Office Park (“Mariana” and together with CCI, 5Vias, Heber, Dalila, Andréia, Roberta, Luís, Ricardo, Sérgio and José, the “GSMP Shareholders”); and, as intervening parties,

27. SERVIÇOS E TECNOLOGIA DE PAGAMENTOS S.A., a corporation with its head office in the City of Osasco, State of São Paulo, at Rua Minas Bogasian, No. 253, enrolled with the CNPJ/MF under No. 05.699.264/0001-07, herein represented pursuant to its by-laws (“STP”);

28. CGMP - CENTRO DE GESTÃO DE MEIOS DE PAGAMENTOS.A., a corporation with headquarters in the city of Osasco, State of São Paulo, at Rua Minas Bogasian, No. 253, registered in the Brazilian Register of Corporate Taxpayers of the Ministry of Finance (CNPJ/MF) under no. 04.088.208/0001-65, herein represented by its duly authorized representative (“CGMP”); and

29. SGMP - SOCIEDADE DE GESTÃO DE MEIOS DE PAGAMENTO LTDA., a limited-liability company with headquarters in the city of Rio Bonito, State of Rio de Janeiro, at Travessa Alexandre Ferreira, No. 15, set 308, registered in the Brazilian Register of Corporate Taxpayers of the Ministry of Finance (CNPJ/MF) under No. 06.000.443/0001-69, herein represented by its duly authorized representative (“SGMP” and together with CGMP, the “Subsidiaries”).

WHEREAS:

(i)	STP is a holding company that owns and controls (i) CGMP, which is involved, among other activities, in electronic toll collection under the own brand “Sem Parar”, and (ii) SGMP;

(ii)	the capital stock of STP is one hundred million, fifty thousand (R$ 100,050,000.00), divided into twenty-two million, two hundred and ninety-seven thousand and six hundred (22,297,600) common shares, registered shares, shares without par value, representing 100% (one hundred percent) of the total and voting stock of STP, totally owned by Sellers (“Shares”); and

subject to the terms, conditions and sections of this Stock Purchase Agreement, the Sellers wish to sell all shares to the Buyer and the Buyer, in turn, wishes to buy all shares from the Seller (“Transaction”);

IN VIEW OF THE FOREGOING, the Parties hereto have caused this Stock Purchase Agreement (“Agreement”) to be executed with the participation of the Guarantors, STP and Subsidiaries, which will be governed by the following sections and conditions:

1. DEFINITIONS

1.1. Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“GSMP Shareholders” has the meaning set forth in the preamble of this Agreement.

“Shares” means shares issued by STP and owned by the Sellers, corresponding, on the date hereof, to twenty-two million, two hundred and ninety-seven thousand and six hundred (22,297,600) common shares, registered shares, shares without par value, representing one hundred percent (100%) of the total and voting stock of STP.

“STP Shareholders’ Agreement” means the STP Shareholders’ Agreement executed on October 3rd, 2013, as amended on March 20th, 2014, April 30th, 2015 and on date hereof, by CCR, GSMP, FIP Venice, Ivan, Raízen (in the capacity of successor of Sampras Participações Ltda.), CAP I and CAP II.

“Operational Agreement for Automatic Collection of Toll Fee” or, just “Operational Agreement” means each operational agreement entered into by, on one side, CGMP and, on the other side, Concessionaire, establishing the current conditions for CGMP and the respective Concessionaire and replacing between such Persons the Concessionaires Agreement.

“Affiliate” means (i) in relation to any Person that is a legal entity, (a) any Person that directly or indirectly Controls such Person, (b) is Controlled by such Person or (c) is under common Control with such Person; and (ii) in relation to any Person who is an individual, (1) the spouse or partner of such Person, (2) the ascendants and descendants (even if adopted) of such Person or his or her spouse or partner, or (3) any Person that is a legal entity that is Controlled by such Person or any of the Persons mentioned in section (2) above or of which voting or total capital such Person or any of the Persons mentioned in section (2) above holds 20% (twenty percent) or more.

“Security Deposit Agent” means the first tier financial institution chosen by Buyer and (i) the Seller Guaranteed by Escrow Account and (ii) the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

“AGEPAR” means Agência Reguladora de Serviços Públicos Delegados de Infraestrutura do Paraná.

“Adjustment of the Purchase Price” means the Adjustment of the Purchase Price A0, Adjustment of the Purchase Price A1, Adjustment of the Purchase Price A2 or Adjustment of the Purchase Price A3, as applicable, as verified on the Business Day before the Closing Date, pursuant to Section 3.7 and Schedule 3.7 of this Agreement.

“Adjustment of the Purchase Price A0” means the amount of zero reais (R$ 0.00).

“Adjustment of the Purchase Price A1” means the amount of one hundred million reais (R$ 100,000,000.00).

“Adjustment of the Purchase Price A2” means the amount of one hundred thirty million reais (R$ 130,000,000.00).

“Adjustment of the Purchase Price A3” means the amount of one hundred eighty million reais (R$ 180,000,000.00).

“Material Adverse Change” means any act, fact, circumstance or event (including new Applicable Law or changes in the Applicable Laws) that (i) negatively affects the business, operations, results, properties, assets, liabilities, net worth, rights or the financial or patrimonial condition of STP, on a consolidated basis, in an aggregate amount greater than or equal to two hundred and fifty million reais (R$ 250,000,000.00), in comparison to what was verified in the Base Balance Sheet dated 11/30/2015 or in Financial Statements dated 11/30/2015, or (ii) affects the capacity of STP and the Subsidiaries to conduct the Business or their operations and activities in the Ordinary Course of Business; or, even (iii) determines or requires that concessionaires of federal or state roads highways provide by themselves services or systems of automatic collection of tolls to users and clients; provided that (a), for purposes of items (i) and (ii) above, no act, fact, circumstance or event resulting from general changes in Brazilian or global economic conditions that do not have disproportionate effect to STP and to the Subsidiaries in comparison to the other companies participating in the same sector shall constitute a Material Adverse Change and, (b), for purposes of item (iii), the Representation No. 037.837/2011, presented by the Federal Prosecutor Office (Ministério Público Federal), in course before the Federal Court of Audit (Tribunal de Contas da União) shall constitute a Material Adverse Change to the extent (1) it has to be obeyed or is declared well founded and its effects became enforceable, or (2) any of the petitions for re-examination presented against the Judgment No. 3.206/2013 – TCU under the Representation No. 037.837/2011 does not have suspensive effects granted or is declared unfounded and the effects of the decision becomes effective.

“Old Identification Technology” means the devices of vehicular identification through RFID with use of battery and plastic box, including tags which work in the frequency of 5.8 GHz, to which CGMP is in process of replacement in its Business, by the New Identification Technology.

“ANTT” means Agência Nacional de Transportes Terrestres - ANTT.

“Insurance Policies” has the meaning attributed to it in Section 9.1.16.

“Arteris” means Arteris S.A., identified in the preamble of this Agreement.

“ARTESP” means ARTESP - Regulatory Agency for Delegated Public Transportation Services of the State of São Paulo.

“Due Diligence” means the audit carried out by the Buyer or its advisers in relation to STP and Subsidiaries and their respective business, assets, liabilities, transactions and activities, including financial, legal, accounting and tax aspects.

“Governmental Authority” means, in relation to a country or government (whether federal, state, municipal or any other political subdivision), any entity, authority or body with executive, legislative, judiciary, regulatory or administrative duties, including any authority, agency, department, board, commission, government autarchy or self-regulatory entity, any court, tribunal or arbitrator with jurisdiction over a certain Person, including CADE.

“Base Balance Sheet date 11/30/2015” means, on consolidated basis, the non-audited balance sheet and income statement of STP and Subsidiaries ascertained on November 30, 2015, whose copies are enclosed in Schedule 9.1.5 hereof.

“Write-off” means the write-off of assets concerning to tag of 5.8 GHz frequency due to its obsolescence, carried by CGMP on December, 2015 and reflected on the Financial Statements of 2015.

“Governmental Authorizations” means any permits, licenses, approvals and authorizations of any Governmental Authority that may be required to authorize or to regulate the normal development of the corporate business of a certain Person or the Transaction.

“Central Bank” means the Central Bank of Brazil.

“Guarantor Bank” means the bank(s) that issue the bank Guarantee.

“Executive Bonus” means the bonus to be paid to the Executives of STP and Subsidiaries under the Section 7.4.

“BR GAAP” means the accounting principles generally accepted in Brazil according to the Business Corporation Act and the standards issued by the Securities Commission (“CVM”), as applicable, with the observance of the accounting criteria of the International Financial Reporting Standards issued by the International Accounting Standards Board (IASB), including with the pronouncements and guidelines issued by the Brazilian Committee of Accounting Pronouncements (CPC), as approved by CVM.

“CADE” means the Brazilian Antitrust Authority (CADE) and includes the General Superintendence, Court and Department of Economic Studies or any Governmental Authority that may replace them.

“CAP I” means Freelane I, L.L.C., presented in the preamble hereof.

“CAP II” means Freelane II, L.L.C., presented in the preamble hereof.

“Working Capital” means the sum of (i) clients (ledger account 11.01.02); (ii) other credits (ledger account 11.01.03), (iii) inventory (ledger account 11.01.05), and (iv) expenses for the next fiscal year (ledger account 11.01.06) less the sum of (a) suppliers/transfers (ledger account 21.01.01); (b) labor obligations (ledger account 21.01.02.01), (c) social obligations (ledger account 21.01.02.02), (d) tax obligations (ledger account 21.01.02.03), (e) other advance payments (ledger account 21.01.02.04.00005), (f) credit card (ledger account 21.01.02.04.00006), (g) payroll loans (ledger account 21.01.02.04.00009), (h) pharmacy plan (ledger account 21.01.02.04.00011); (i) dental care (ledger account 21.01.02.04.00012), (j) other accounts payable (ledger account 21.01.02.04.00099), (k) other provisions (ledger account 21.01.04) and (l) anticipated revenues (ledger account 21.01.06), calculated in accordance with the rule set forth in Schedule 1.1 (A) attached hereto. “Working Capital” will include such assets and liabilities solely to the extent that provided for in the formula contained in Schedule 1.1(A) calculated in accordance with BR GAAP, in basis consistent with past practices of STP and the Subsidiaries. For purposes of determination of the Working Capital, all values shall be considered in consolidated basis in relation to STP and the Subsidiaries, without duplicity.

“Base Working Capital” means the value of the consolidated Working Capital of STP and Subsidiaries calculated based on the definition of Working Capital and on the information included in the Base Balance Sheet dated 11/30/2015, according to the formula provided for in Schedule 1.1(B), corresponding to the amount of R$ (134.232.615,76) (negative one hundred and thirty-four million, two hundred and thirty-two thousand, six hundred and fifteen reais and seventy-six cents).

“Actual Working Capital” means the value of the consolidated Working Capital dated November 30th, 2015, to be determined according to Section 3.

“CCR” means CCR S.A., presented in the preamble hereof.

“CDI” means the average one-day interbank deposit rate, entitled “DI over extra-group rate”, expressed in the form of an annual percentage, on the basis of two hundred and fifty-two (252), calculated and announced daily by CETIP - Central for Custody and Financial Settlement of Securities, in the daily information bulletin on its page in the internet (http://www.cetip.com.br).

“CGMP” means CGMP - Centro de Gestão de Meios de Pagamento S.A., identified in the preamble of this Agreement.

“Arbitration Center” has the meaning set forth in Section 15.12.

“Civil Code” means Law No. 10,406 of January 10, 2002, as amended.

“Code of Civil Procedure” means Law No. 5,869 of January 11, 1973, as amended or replaced by Law No. 13,105 of March 16, 2015, as amended.

“Buyer” means DBTRANS Administração de Meios de Pagamento Ltda., identified in the preamble of this Agreement.

“Concessionaires” means any federal, state or municipal highway concessionaire (and for such purpose any public entity), which is a party of the Concessionaires Agreement or the Operational Agreement.

“Arteris’ Concessionaires” means Autovias S.A., Centrovias Sistemas Rodoviários S.A., Concessionária de Rodovias do Interior Paulista S.A., Vianorte S.A., Autopista Regis Bittencourt S.A., Autopista Fernão Dias S.A., Autopista Fluminense S.A., Autopista Litoral Sul S.A and Autopista Planalto Sul S.A.

“Updated Concessionaires” has the meaning set forth in Schedule 3.7 of this Agreement.

“CCR’s Concessionaires” means Concessionária do Sistema Anhanguera-Bandeirantes S.A., Rodovias Integradas do Oeste S.A., Concessionária de Rodovias do Oeste de São Paulo – Via Oeste S.A., Concessionária da Rodovia Presidente Dutra S.A., Rodonorte – Concessionária de Rodovias Integradas S.A., Concessionária da Rodovia dos Lagos S.A., Concessionária de Rodovia Sul – Matogrossense S.A., Concessionária do Rodoanel Oeste S.A. and Renovias Concessionárias S.A.

“Remaining Concessionaires” has the meaning set forth in Schedule 3.7 of this Agreement.

“Debenture Subscribers’ Consent” has the meaning set forth in Section 5.6.

“Suspensive Conditions” has the meaning attributed to it in Section 5.2.

“Buyer Suspensive Conditions” has the meaning attributed to it in Section 5.1.

“Sellers’ Suspensive Conditions” has the meaning attributed to in Section 5.2.

“Escrow Account of Seller Guaranteed by Escrow Account” means the bank account to be opened and maintained by a Seller Guaranteed by Escrow Account before the Security Deposit Agent, for the deposit of the Escrow Amount of Seller Guaranteed by Escrow Account, to secure the payment of any Losses, in the terms of this Agreement.

“Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation” means the bank account to be opened and maintained by a Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation before the Security Deposit Agent, for the deposit of the Additional Contingent Purchase Price, to secure the payment of any Losses arising from the Existing Lawsuits Group A Group A and the Ordinary Litigation, in the terms of this Agreement.

“Escrow Accounts” means the Escrow Account of Seller Guaranteed by Escrow Account and the Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

“Ordinary Litigation” means any Non-Disclosed or Future Lawsuit and any Existing Lawsuit Group C that has the following characteristics cumulatively: (a) regarding to a right or individual interest and prosecuted by natural person or private legal entity; (b) that is of civil or labor nature; and (c) involves a financial amount equal to or less than R$ 50,000.00 (fifty thousand reais), adjusted by IGP-M, as from the date of execution of this Agreement, until the date of the suffered or incurred Loss. For proper clarity it shall not be deemed an Ordinary Litigation any Non-Disclosed or Future Lawsuit or any Existing Lawsuit Group C, (a) regarding to individual or collective rights or homogeneous individual rights, (b) prosecuted by Governmental Authority or (c) regarding to a professional association or other person representing any group or group of Persons. For avoidance of doubts, the Parties acknowledge that the financial amount of Loss of any Lawsuit of Ordinary Litigation includes, besides of any condemnation, all Losses related to the Lawsuit or arising from it.

“Agreement” means this Share Purchase Agreement, including all schedules hereto.

“Concessionaires Agreement” has the meaning attributed to it in Schedule 3.7 of this Agreement.

“Escrow Agreements” means the Escrow Agreement of Seller Guaranteed by Escrow Account and the Escrow Agreement of Sellers Responsible for Existing Lawsuits Group A and Ordinary Litigation, jointly.

“Escrow Agreement of Seller Guaranteed by Escrow Account” has the meaning set forth in Section 5.1(viii).

“Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation” has the meaning set forth in Section 5.1(ix).

“Pledge Agreement” has the meaning set forth in Section 12.4.

“Financial Agreements” has the meaning attributed to it in Section 9.1.10.

“Material Agreement” means any contract or agreement, or set of contracts or agreements, executed with the same purpose and the same party, or otherwise involving the same parties, (i) whose total value is equal to or greater than five hundred thousand reais (R$ 500,000.00), accounted between February 1st, 2015 and March 9th, 2016, (ii) that may be subject to accelerated maturity or defaulted payment due to the execution of this Agreement or the execution of the Transaction, or (iii) referring to any of the following subjects, parties or matters: (a) any contracts or agreements with Concessionaires (excluding any Operational Agreements and any Termination Instruments entered into by CGMP regarding to the Project) and (b) any contracts related to acquisition, transfer, Encumbering, licensing or other form of transfer of (1) tags (except for agreements between CGMP and customers) or antennas, (2) goods or services of information technology (IT), and (3) Intellectual Property which value is equal or greater than R$ 100,000.00, accounted between February 1st, 2015 and March 9, 2016 (excluding licenses of off-the-shelf and non customized software).

“Control” means the power to elect the majority of the administrators of a Legal Entity and, cumulatively, conduct the activities and instruct the operation of such Legal Entity, whether by (i) the ownership of shares, quotas or other securities, (ii) agreement for approval by qualified quorum of a matter provided for in the articles of association or bylaws, or (iii) any other means, and, in relation to an investment fund, also the power to manage the investment decisions of such fund in a discretionary manner. Terms related to Control, such as “Controlled”, “Controller”, among others, shall have meaning similar to that of Control. For proper clarity, for purposes of this Agreement, it shall not be considered “Control” the exercise of influence on corporate decisions arising from provisions solely on financing agreements.

“Normal Course of Business” means the set of activities that, by its nature, finality or execution form, is necessary for achieving the business purpose of the Person in question, taking into account the continuity of said activities in accordance with their usual levels and standards and without any interruption, as long as they are: (i) performed in the normal and ordinary course, in a careful manner, without any material change or interruption in relation to the nature, means and goals of their activities; (ii) consistent, in their nature, form, purpose and manner of execution, with the activities that are expected to be conducted by such Person; (iii) consistent, in their nature, finality and form of performance, with the activities of a Person of similar size engaged in a similar area of business; and (iv) performed in conformity with Applicable Law.

“Transaction Costs” means all and any costs and expenses incurred by each Seller or by STP and the Subsidiaries and related to the Transaction, including fees, compensation, commission, costs and expenses with financial advisers, investment banks, brokers, counsel, accountants, auditors, consultants or other service providers, fees, rates or emolument related to publication, translation, filing, certification and registration, notarial fees, as well as any bonus, bonuses or other extraordinary payments to employees, managers or service providers granted as a result of the Transaction (except for the Executive Bonus), including (i) all costs and expenses related to the submission of the Transaction to the approval of CADE, (ii) the fees of the Audit Company, and (iii) any and all remuneration owed to financial advisors duly retained by Sellers for its advisory in the Transaction. For purposes of this Agreement, (a) the costs of man-hour of STP or the Subsidiaries’ employees which were involved in the Due Diligence or in the negotiation of the Transaction and (b) the costs incurred by CGMP until the date of the Financial Statements dated 11/30/2015 and which have all of their effects totally reflected in the Financial Statements dated 11/30/2015 (disbursement of cash or payments made or accounts payable registered until November 30, 2015), shall not be considered Transaction Costs.

“Dalila” is Dalila Cleopath Camargo Botelho de Moraes Toledo, identified in the preamble of this Agreement.

“DARF” means Federal Revenue Paying Form, issued for payment of federal tax.

“Closing Date” has the meaning attributed to it in Section 7.1.

“Tax Return for purposes of the IRRF” has the meaning attributed to it in Section 4.6.1.

“Tax Returns” means any statement, report, informative, document, instrument, appointment or any other information that shall be provided or delivered under the Applicable Law, including by electronic means or otherwise, to any Governmental Authority in relation to Taxes, including to any rectification thereof.

“Lawsuit” means any suit, process, proceeding, claim, deficiency notice, investigation, inquiry or another procedure, being it administrative, judicial or arbitral, of any kind, started by any Person.

“Third Party Lawsuit” has the meaning attributed to it in Section 10.8.

“Non-Disclosed or Future Lawsuit” means (i) any Lawsuit concerning STP and the Subsidiaries that is not identified in Schedule 9.1.11(A), in Schedule 9.1.11(B) or in Schedule 9.1.11(C) to this Agreement and is not classified as a Existing Lawsuit Group A, Existing Lawsuit Group B or Existing Lawsuit Group C and which is related to any act, fact, action or omission occurred or performed at any time until the Closing date (including all attorney’s fees, court costs, deposits, securities or expenses related to the objection to the Lawsuit or resulting therefrom), and (ii) any judgment, order or decision rendered against STP or the Subsidiaries until Closing Date and which has not been totally paid, met or executed until the date of the Financial Statements dated 11/30/2015, with all of their effects totally reflected in the Financial Statements dated 11/30/2015.

“Existing Lawsuit Group A” means the Lawsuits involving STP and the Subsidiaries expressly identified in Schedule 9.1.11 (A).

“Existing Lawsuit Group B” means the Lawsuits involving STP and the Subsidiaries expressly identified in Schedule 9.1.11 (B).

“Existing Lawsuit Group C” means the Lawsuits involving STP and the Subsidiaries expressly identified in Schedule 9.1.11 (C).

“Financial Statements” means (i) the Financial Statements of 2014, the Base Balance Sheet dated 11/30/2015, the Financial Statements dated 11/30/2015, and the Financial Statements of 2015, jointly, and after the audit and review of the Financial Statements dated 11/30/2015, as provided for in Section 3, if the Financial Statements dated 11/30/2015 are reviewed, (ii) the Financial Statements of 2014, the Base Balance Sheet dated 11/30/2015, the Reviewed Financial Statements dated 11/30/2015 and the Financial Statements of 2015, jointly.

“Financial Statements of 2014” means the audited financial statements of STP, on a consolidated basis (including STP and the Subsidiaries), for the accounting period ended December 31, 2014, and the respective report of the independent auditors, whose copies are contained in Schedule 9.1.5 to this Agreement.

“Financial Statements of 2015” means the audited financial statements of STP, on a consolidated basis (including STP and the Subsidiaries), for the accounting period ended December 31, 2015, and the respective report of the independent auditors, which shall be approved by Sellers in the ordinary shareholders’ meeting within the legal term, which copies are contained in Schedule 9.1.5 to this Agreement.

“Financial Statements dated 11/30/2015” means the audited financial statements of STP on a consolidated basis (including STP and the Subsidiaries), , dated November 30, 2015, and the respective report of the independent auditors, whose copies are contained in Schedule 9.1.5 to this Agreement. As provided for in Section 3, if the Financial Statements dated 11/30/2015 are reviewed, the Financial Statements dated 11/30/2015 shall be replaced by the Reviewed Financial Statements dated 11/30/2015 and any reference herein to the Financial Statements dated 11/30/2015 shall be deemed a reference to the Reviewed Financial Statements, if the context allows or requires.

“Reviewed Financial Statements dated 11/30/2015” means the Financial Statements dated 11/30/2015, if amended after the review of the Financial Statements dated 11/30/2015, in the terms of Section 3.

“CAP Discount” means the CAP D0 Discount, CAP D1 Discount, CAP D2 Discount or CAP D3 Discount, which shall be mandatorily deducted from the Purchase Price owed to CAP I and CAP II, as applicable.

“CAP D0 Discount” means the amount of R$ 25,000,000.00 (twenty-five million reais), adjusted by the Adjustment Index, which shall be applicable in case of the Adjustment of the Purchase Price be the Adjustment of the Purchase Price A0.

“CAP D1 Discount” means the amount of R$ 24,388,154.67 (twenty-four million, three hundred eighty-eight thousand, one hundred fifty-four reais and sixty-seven cents), adjusted by the Adjustment Index, which shall be applicable in case of the Adjustment of the Purchase Price be the Adjustment of the Purchase Price A1.

“CAP D2 Discount” means the amount of R$ 24,204,601.08 (twenty-four million, two hundred four thousand, six hundred one reais and eight cents), adjusted by the Adjustment Index, which shall be applicable in case of the Adjustment of the Purchase Price be the Adjustment of the Purchase Price A2.

“CAP D3 Discount” means the amount of R$ 23,898,678.41 (twenty-three million, eighty hundred ninety-eight thousand, six hundred seventy-eight reais and forty-one cents), adjusted by the Adjustment Index, which shall be applicable in case of the Adjustment of the Purchase Price be the Adjustment of the Purchase Price A3.

“Business Day” means any day of the week except for Saturday, Sunday or any day on which commercial banks are required or permitted by applicable law to remain closed to the public in the city of São Paulo or in the city of Osasco, both in the State of São Paulo, Brazil, or in the city of Atlanta, State of Georgia, United States of America.

“Debt” means the sum of: (i) payable dividends (ledger account 21.01.02.04.00004), (ii) short term loans and financial debts (ledger account 21.01.03) and (iii) long term loans and financial debts (ledger account 21.02.01) less cash or cash equivalents (ledger account 11.01.01), calculated according to the formula contained in Schedule 1.1(C) attached hereto. “Debt” shall include such assets and liabilities solely to the extent that provided for in the formula provided in Schedule 1.1(C) calculated in accordance with BR GAAP, in consistent basis with past practices of STP and the Subsidiaries. For purposes of determination of the Debt, all values shall be considered in consolidated basis in relation to STP and the Subsidiaries, without duplicity.

“Base Debt” means the Debt of STP and the Subsidiaries, on a consolidated basis, calculated based on the definition of Debt and the information provided in the Base Balance Sheet dated 11/30/2015, according to the formula provided for in Schedule 1.1(D) hereto, corresponding to the amount of R$ (132.599.949,47) (negative one hundred and thirty-two million, five hundred and ninety-nine thousand, nine hundred and forty-nine reais and forty-seven cents).

“Actual Debt” means the value of the Debt of STP and Subsidiaries, on a consolidated basis, on November 30th, 2015, to be determined according to Section 3.

“Permitted Debt” has the meaning set forth in Section 6.2(xii).

“Dispute” has the meaning set forth in Section 15.12.

“Dividends” means any dividends, interest on capital or any other distribution of profits or results or any other payments to shareholders or partners, including by means of stock redemption, stock amortization and capital reduction.

“Dividends Declared and Unpaid”, means the intermediary Dividends declared by STP on December 31, 2015, pursuant to the board of directors meeting carried out on that date, in the amount of R$ 121,239,813.30 (one hundred and twenty one million, two hundred and thirty-nine thousand, eight hundred and thirteen reais and thirty cents), and the intermediary dividends declared by STP on February 23, 2016, pursuant to the board of directors meeting carried out on that date, in the amount of R$ R$ 78,898,228.45 (seventy-eight million, eight hundred and ninety-eight thousand, two hundred and twenty-eight reais and forty-five cents), all not yet paid on date hereof.

“Dividends Declared and Already Paid” means the amount of dividends declared and paid by STP, in the amount of R$ 11,719,880.22 (eleven million, seven hundred and nineteen thousand, eight hundred and eighty reais and twenty two cents).

“Transaction Documents” means this Agreement, the Escrow Agreements, the Pledge Agreement, the Bank Guarantee (if any) and all the Closing documents.

“Base Purchase Price Confirmation Documents” has the meaning set forth in section 3.2.

“Audit Company” means Deloitte Touche Tohmatsu Auditores Independentes.

“Reviewing Audit Company” means Ernst & Young Auditores or KPMG Auditores Independentes.

“Executives” has the meaning set forth in Section 7.4.

“Bankruptcy” means bankruptcy, judicial or extrajudicial recovery or any similar arrangement with creditors, filing for self-bankruptcy, acceptance of a petition of bankruptcy, judicial adjudication of bankruptcy, petition of court-supervised reorganization, petition of judicial ratification of an extrajudicial reorganization plan and judicial or extrajudicial liquidation or any other modality that may be defined by Applicable Law.

“Closing” means the procedures of completion of the Transaction described in Section 7.

“Escrow Funds” means the funds deposited and existent in the Security Deposit Bank Account at any time.

“Bank Guarantee” has the meaning set forth in Section 12.5.

“Affiliated Company’s Guarantee” has the meaning set forth in Section 12.3.

“Affiliated Company’s Guarantor” means (i) CPC in relation to CCR; (ii) Raízen Energia in relation to Raízen; (iii) Latina in relation to Arteris; (iv) the CIPEF VI in relation to CAP I; (v) and CGPE VI, in relation to CAP II; and (vi) GSMP Shareholders in relation to GSMP.

“Buyer’s Guarantor” means FleetCor Technologies, Inc., identified in the preamble hereof.

“Guarantors” has the meaning set forth in the preamble hereof. Concerning to any Sellers, the “Guarantors” shall include also any severally responsible with such Seller pursuant to the provisions hereof.

“GSMP’s Shareholders Group” means each of the following four (4) groups of GSMP’s Shareholders, constituted by the following GSMP’s Shareholders: (i) GSMP CCI’s Shareholders’ Group: CCI; (ii) GSMP 5Vias’ Shareholders’ Group: 5Vias; (iii) GSMP Heber’s Shareholders’ Group: Heber; and (iv) GSMP Individuals’ Shareholders’ Group: Dalila, Andréia, Roberta, Luís, Ricardo, Sérgio, José and Mariana.

“GSMP” means GSMP S.A., presented in the preamble hereof.

“IGP-M” means Market General Price Index calculated and disclosed on a monthly basis by Fundação Getúlio Vargas (FGV), or the index that may replace it.

“IN DTTA” means the SRF Normative Ruling No. 892/08, issued by the Federal Income Office, as amended.

“Adjustment Index” means the adjustment index determined as set forth in Schedule 1.1(E) to this Agreement.

“INPI” means the Instituto Nacional da Propriedade Industrial.

“Confidential Information” means the Confidential Information of STP and the Subsidiaries and the Confidential Information of the Parties. For all purposes of this Agreement, it shall not be considered “Confidential Information” any information which: (i) is or may be of public knowledge without breach of any confidentiality obligation set forth herein, (ii) was already known by the receiving Person at the time of its disclosure, provided that it was not obtained, directly or indirectly, from any other Person subject to confidentiality obligation, (iii) was developed by the receiving Person independently, without use of any Confidential Information and without breach of any applicable confidentiality obligation.

“Confidential Information of STP and the Subsidiaries” means any information which is unknown to the general public, belonging or related to STP and the Subsidiaries and their respective assets, liabilities, businesses and activities, whether of business, financial, technical, commercial, accounting, legal or any other, in verbal, written, or in magnetic format or other.

“Confidential Information of the Parties” means any information which is unknown to the general public, belonging or related to the Parties or their Affiliates (except for STP and the Subsidiaries), their respective businesses and activities, of any nature and under any means, including the terms and conditions of the Transaction Documents (except for the acts or corporate documents which shall be registered or published).

“Termination Instruments” means each termination instrument of the Concessionaires Agreement entered into by CGMP, on one side, and a Concessionaire, on the other side, and previously to the execution of an Operational Agreement, establishing the withdrawal of the Concessionaire of the Concessionaires Agreement, and with the consequent termination of the Concessionaires Agreement in relation to such Concessionaire.

“IRRF” means the Withholding Income Tax.

“Disputed Items” has the meaning set forth in Section 3.3.

“Ivan” means Ivan Corrêa de Toledo Filho, identified in the preamble of this Agreement.

“Applicable Law” means the laws, provisional presidential decree, decrees, codes, ordinance, instructions, resolutions, letters, standards, regulations, orders, decisions, judgments, determinations or requirements of any Governmental Authority, as applicable to a certain Person.

“Corporation Act” means the Act no. 6,404 dated December 15th, 1976, as amended.

“Business” means the provision of services of facilitation, supply, processing, marketing, distribution or resale of any of the following items: (i) any payment mechanism (including vouchers in paper, cards, mobile phones and communication tags via RFID or any similar technology) used for payment of parking; (ii) any payment mechanism (including vouchers in paper, cards, mobile phones and communication tags via RFID or any similar technology) manly used for paying tolls on roads, highways or any public ways maintained and managed by Governmental Authority or federal, state or municipal highway concessionaries; (iii) any mechanism used for the payment of fuel (including vouchers in paper, cards, mobile phones and communication tags via RFID or any similar technology); and (iv) any mechanism to control entry, exit, circulation of vehicles at various locations or facilities via RFID, mobile phones or any similar technology. For proper clarity, “Business” does not include the payment of tolls on roads, highways or public ways maintained and managed by highway concessionaires, made in cash, check or debit card, in the toll’s booths resulting in a payment at sight, or through a bank bill issued in the toll plaza, for one (1) specific passing, in the event the driver cannot pay in cash, check or debit card.

“Notice of Disagreement” has the meaning set forth in Section 3.3.

“New Identification Technology” means the new vehicular identification’s sticker via RFID, which works in the frequency of 915 MHz, pursuant to the communication protocol defined by ARTESP, without the use of battery and without plastic box, to which CGMP is in process of implementing in its Business in order to replace the Old Identification Technology.

“Encumbrance” means any and all liens (ônus) and encumbrances (gravames), including real property guaranty rights (direitos reais de garantia), such as pledge (penhor), mortgage (hipoteca) and antichresis (anticrese), fiduciary alienation (alienação fiduciária), usufructs, forum (foro), pensions (pensão), seizures (penhoras), arrests (arrestos) or other constrictions, judicial or administrative, limitations to broad and free use, enjoyment or fruition of any asset or right, options, privileges, third party burdens (encargos de terceiros), and, in respect of shares, quotas or any other securities, also any shareholders’ agreement, partners’ agreement, voting agreement or similar agreements, right of first refusal or any other rights of third parties, including promises (promessa), preemptive rights (direitos de preferência) and conditions or restrictions of any kind, whether imposed or resulting from Applicable Law, any judicial or administrative order or decision or any contract or agreement. Terms related to Encumbrance, such as “Encumbering”, shall have meaning similar to Encumbrance.

“Transaction” has the meaning attributed to in preamble of this Agreement.

“Transactions with Related Parties” means any contract, agreement, instrument, arrangement or operation between, on the one side, STP or any of the Subsidiaries and, on the other side, a Related Party of the STP or Subsidiaries. It shall not be understood as a Transaction with Related Parties the commercial relation between CGMP and a Related Party regarding the sale of services by CGMP, which has been retained by the Related Party in the Normal Course of Business of CGMP.

“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

“Buyer’s Indemnitee” means the Buyer, the Buyer’s Guarantor, its Affiliates, and its and their Agents, from the Closing Date, all these Person, as well as STP, the Subsidiaries and their Agents, as applicable.

“Sellers’ Indemnitee” means the Sellers, the Guarantors of Affiliated Company, the GSMP Shareholders, their Affiliates and their respective Agents, as applicable.

“Indemnitee” means Buyer’s Indemnitees and Sellers’ Indemnitees.

“Indemnitor” means the party that has an obligation to indemnify the Indemnitee as provided herein.

“Related Party” means (i) each one of the Sellers and their respective Guarantors, (ii) each one of the GSMP Shareholders, (iii) the direct Controllers of the Persons mentioned in items (i) and (ii) above (and, concerning to Raízen and Raízen Energia, Raízen S.A., Cosan Ltd., Cosan Investimentos e Participações S.A., Cosan S/A Indústria e Comércio and any Affiliate of Shell Brazil Holding BV which operates in the fuel business in Brazil, besides Raízen itself and its Subsidiaries, and, in the case of Arteris, any Affiliate of its direct Controller that acts in Brazil) and the Controllers of CCI; (iv) the Controlled companies of the Persons mentioned in items (i) to (iii) above; (v) the STP and Subsidiaries (until the Closing Date); (vi) any officer or member of the board of directors (which is not an independent member), in case of corporation, or manager in case of limited liability company, of the Persons mentioned in items (i) to (iii) above; (vii) any officer or member of the board of directors, in case of corporation, or manager in case of limited liability company, of the Persons mentioned in item (iv) above (except concerning to Raízen Energia, Cosan S/A Indústria e Comércio and any Affiliate of Shell Brazil Holding BV which operates in the fuel business in Brazil and, except for any officer, member of the board of directors or manager designated by shareholder or partner of these Persons, which is not Controlled by the Persons mentioned in items (i) to (iii) above or by any of their Controlled companies); (viii) any officer, member of the board of directors or manager of STP and Subsidiaries (until the Closing Date); and (ix) the spouse or partner in common-law marriage (união estável) and any ascendants or descendants (even if adopted) of any individual comprised in any of the items above. For purposes hereof, the Controller of Seller shall not be considered a “Related Party” of other Seller or of the respective Controller of such other Seller. For purposes of interpretation of the definition herein, shall be clarified that (a) a Seller shall not be considered a “Related Party” of other Seller and (b) the Controller, Controlled or manager of Seller shall not be considered a “Related Party” of other Seller or of the respective Controller, Controlled or manager of such other Seller.

“Participation Percentages” means the percentage of the corporate capital of STP held by each Seller, as set forth in Schedule 1.1 (I) to this Agreement.

“Losses” means all and any losses, damages, fines, penalties, impairments, interest, charges, awards, judgments, costs and expenses, including attorneys’ fees, court costs, experts’ costs, incurred or suffered, whether with the disbursement of any values or transfer of any values (by means of payment in cash, transfer, waiver, assumption, compensation or otherwise) in order to defend, pay, liquidate, terminate, resolve or under any other way address the act or fact (including any Lawsuit) that gave rise to the “Loss”, or at the verification or determination of the “Loss”, in case of insufficiency of cash or assets, unaccounted liabilities or contingencies.

“Test Period” means the period of fifteen (15) days ending on the day immediately preceding the date of publication in the official bodies, the approval of the Transaction by CADE, pursuant to Section 5.3 or the approval of the Transaction by Central Bank pursuant to Section 5.4 (if applicable), which occur for last.

“Person” means (i) any individual, (ii) any legal entity, whether corporation, limited liability company, association, foundation or other incorporated legal entity, (iii) any unincorporated legal entity, consortium, joint venture, fund, trust, or (iv) any other entity or form of organization, whether national or international, with or without legal personality, including any Governmental Authority.

“Grace Period” has the meaning set forth in Section 5.6(ii).

“Purchase Price” means the purchase price to be paid by the Buyer to the Sellers in consideration of the Shares, which shall be the determined in accordance with Section 3.In the case of CAP I and CAP II, the portion of the “Purchase Price” owed to them (therefore, the “Purchase Price” effectively owed to them) shall be subtracted in an amount equal to the amount of the CAP Discount pursuant to Section 3.9. In the case of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, it shall also be paid to him, furthermore, the Additional Contingent Purchase Price.

“Additional Contingent Purchase Price” means the additional purchase price to be paid for the Shares by Buyer to the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, equal to sixty million reais (R$ 60,000,000.00), adjusted by the Adjustment Index up to the Closing Date.

“Base Purchase Price” means the value of four billion and eighty-six million reais (R$4,086,000,000.00), in consideration for 100% (one hundred percent) of the Shares, which has been determined based on the Base Balance Sheet dated 11/30/2015, considering the amounts of Base Working Capital and Base Debt and disregarding the CAP Discount.

“Project” has the meaning set forth in Schedule 3.7 of this Agreement.

“Intellectual Property” means any and all rights registered, subject to registration (including applications for registration) and use or exploitation rights including improvements, translations, derivative works, modifications and renewal rights of any copyright works (including any and all rights related to software), copyrights, patents, trademarks, trade names, designs industrial, emblems, symbols, bonds and distinctive signs, advertising signs, methods, drawings, designs, sketches, inventions, utility models, computer programs, know-how (including trade secrets, business secrets and industrial secrets), show-how, slogans, product design, process manufacturing, technology, internet domains, ownership of certain people or used by this person with the consent of the holder through a specific license or instrument, as well as any and all rights, benefits, titles, interests, remedies, including rights of priority, rights to file, defend, prosecute, bring causes of action, make claims, settle, receive indemnification, maintain, renew, assign, license and enforce, and rights to indemnities, warranties, royalties, profits, income and proceeds, anywhere in the world in or with respect to any of the foregoing items of this definition of “Intellectual Property”.

“Reais” or “R$” means the Brazilian currency of the Federative Republic of Brazil.

“Rules” has the meaning attributed to in Section 15.12.

“Report” has the meaning attributed to it in Section 3.4 (iii).

“RFID” means radio frequency identification technology.

“Escrow Accruals” means the proceeds deriving from the investment of the Escrow Funds pursuant to this Agreement and with the respective Escrow Agreements, less any and all Taxes on the respective income.

“Agent” means, in relation to any Person, administrators, managers, workers, employees, advisors, lawyers, auditors, service providers or other contractors of said Person.

“Balance Available in the Escrow Account” has the meaning set forth in Section 12.7.8.

“SELIC” means the monthly weighted average rate and adjusted for financing transactions, backed by federal public bonds established in the Special Settlement and Custody System, defined and calculated by the Central Bank of Brazil and published by SISBACEN.

“SGMP” means SGMP - Sociedade de Gestão de Meios de Pagamento Ltda.

“STP” means Serviços e Tecnologia de Pagamentos S.A., identified in the preamble of this Agreement.

“Material Software” means the set of applications developed internally by CGMP or by third-parties at CGMP’s request, owned by CGMP or licensed to it, including all Intellectual Property required for use and operation, divided into two groups, as described in Schedule 1.1 (G) to this Agreement, namely: (i) a current platform through which CGMP processes all operation of its Business, consisting of collecting, charging, billing and transfer to the associated ones; and (ii) a platform currently under development, which will replace over the year of 2016 the current platform described in item (i) above, through which CGMP shall process all of the operation its Business, consisting in the processing of commercial operations, customer services, products, contracts, clients, collection, payment and billing.

“Subsidiaries” means collectively CGMP and SGMP, described in the preamble hereof.

“TIV” means the vehicular identification’s tag via RFID which works in the frequency of 915 MHz, pursuant to the communication protocol defined by ARTESP, with the use of battery and plastic box.

“Transfer” means any direct or indirect alienation or other disposition, including by means of sale, exchange, swap, donation, assignment, contribution to the capital of a legal entity or any other transfer, or even as a result of amalgamation (fusão), merger (incorporação), spin-off (cisão) or other corporate restructuring, or of the foreclosure, enforcement or exercise of any Encumbrance, or any promise to perform any of the aforementioned acts. Terms derived from Transfer, such as “Transferring” and “Transferred” shall have a meaning corollary to that of Transfer.

“Taxes” means any and all taxes of any kind whatsoever, including taxes, fees, social contributions, contributions for intervention in the economic domain, contributions of improvement, contributions of interest of professional or economic categories and compulsory loans, required or imposed by Applicable Law. All references made to Taxes include all contributions to the social security or retirement payments.

“Escrow Amount Deposited in the Escrow Account of Seller Guaranteed by Escrow Account” has the meaning set forth in Section 4.1.1.

“Estimated Amount of Existing Lawsuits” has the meaning set forth in Section 12.2.9.

“Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation” means Ivan.

“Seller Guaranteed by Escrow Account” means the GSMP.

“Seller Guaranteed by Bank Guarantee” means any Seller which may grant guarantee to Buyer by means of a Bank Guarantee, as provided for in Sections 5.5, 12.5 and 12.6.

“Sellers” means the Sellers, as defined in the preamble of this Agreement. The term “Seller”, when not qualified as Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, means any Seller, including such Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

“Sellers Guaranteed by Collateral” means Ivan and FIP Venice.

“Sellers Guaranteed by Affiliated Company” means CCR, Raízen and CAP I and CAP II.

1.2. Interpretation. This Agreement shall be governed by and construed in accordance with the following principles:

(i)	the headings and titles of this Agreement are solely intended for convenience of reference and shall not restrict or affect the meaning of the sections or items to which they apply;

(ii)	the terms “inclusive”, “including”, “included” and other similar terms shall be construed as if they were followed by the sentence “by way of example”, “without limitation” and “but not limited to”;

(iii)	whenever required by the context, the definitions set forth in this Agreement shall be applied both to singular and plural forms, and the female form shall include the male form and vice-versa, without any change of meaning;

(iv)	unless otherwise expressly provided for in this Agreement, references to any document or other instrument shall include all of its alterations, substitutions, consolidations and respective complements;

(v)	a reference to any Person include such Person and all of their respective heirs, permitted assignees and other successors for any purpose.

(vi)	unless otherwise expressly provided for in this Agreement, references to sections, items, schedules or exhibits shall apply to sections and items of and schedules or exhibits to this Agreement.

1.3. Terms. All terms established in or arising out of this Agreement shall be calculated as provided for by Article 132 of the Civil Code, i.e., excluding the initial date and including the due date. Any term expiring on a day that is not a Business Day shall be automatically extended until the next immediately subsequent Business Day.

2. PURCHASE AND SALE

2.1. Purchase and Sale. Subject to the terms, conditions and provisions of this Agreement, including compliance or resignation of Suspensive Conditions, as provided for in Section 5, Sellers agree to sell and transfer the Shares to the Buyer, and the Buyer agrees to purchase and acquire the Shares with everything they represent, free and clear of any Burden, including the STP Shareholders’ Agreement, which will be terminated on the Closing Date.

2.2. Transfer of Shares. The Parties agree that, to the extent the Suspensive Conditions have been fulfilled or waived, as provided for in Section 5, the Shares, with everything they represent, completely free and clear of any and all Encumbrances, shall be transferred to Buyer on the Closing Date, by means of the execution of the respective share transfer book of STP and the subsequent record of Buyers’ ownership over the Shares, in the book of registered shares of STP, in consideration for the payment of the Purchase Price, pursuant to Section 3.

3. PURCHASE PRICE

3.1. Purchase Price. In consideration for the purchase of all of the Shares, Buyer shall pay to Sellers the Purchase Price, which shall be determined in accordance with this Section 3.

3.2. Review of the Financial Statements dated 11/30/2015; Base Purchase Price Confirmation Documents. For purposes of determining the Purchase Price, the Parties shall initially confirm the Base Purchase Price. For such purpose, Sellers, acting together, shall cause STP and to prepare and deliver to Buyer, within a period of twenty (20) days counted as from the date of execution of this Agreement, a certification based on the Financial Statements dated 11/30/2015 (i) of the Actual Debt and (ii) the Actual Working Capital, in accordance with the provisions of this Agreement (such certification, together with the Financial Statements dated 11/30/2015, the “Base Purchase Price Confirmation Documents”). For avoidance of doubts, the Parties agree that the Financial Statements dated 11/30/2015 and such certification shall not reflect any effect (taxes or other) of the Write-off. The Audit Company’s fees arising from the audit and reviewing of Financial Statements dated 11/30/2015 shall be borne by Sellers, in the proportion of their respective Participation Percentages and shall not be allocated in the STP and Subsidiaries. The Parties acknowledge, for purposes of calculation of the Base Purchase Price, Base Debt and Base Working Capital, that the Buyer had access and considered the Base Balance Sheet dated 11/30/2015, and not the Financial Statements dated 11/30/2015.

3.3. Review of the Base Purchase Price Confirmation Documents. Buyer shall have up to thirty (30) days counted as from the receipt of the Base Purchase Price Confirmation Documents to review the Base Purchase Price Confirmation Documents. If Buyer agrees with the Base Purchase Price Confirmation Documents, the Base Purchase Price Confirmation Documents shall be considered final and binding on the Parties and shall be used to determine the Purchase Price as set forth in Section 3.6. If Buyer disagrees with the Base Purchase Price Confirmation Documents, Buyer shall notify Sellers, with copy to STP, of its disagreement within such period of thirty (30) days, specifying the items in disagreement (“Disputed Items”) and its reasons for disagreement (“Disagreement Notice”).

3.4. Dispute Resolution on the Base Purchase Price Confirmation Documents. If a Disagreement Notification is sent, the Parties (Buyer, on one side, and Sellers, acting together, on the other side) shall observe the following:

(i)	Buyer and Sellers shall negotiate in good faith the solution of the Disputed Items. Any agreement between Buyer and Sellers in relation to any of the Disputed Items shall be formalized in writing and shall become final and binding on the Parties. In the event Buyer and Sellers agree with all Disputed Items and based on the agreement among the Parties, STP shall prepare and delivery to the Parties the Reviewed Financial Statements and the final calculation of the Actual Debt and the Working Capital, which the Parties shall use to determine the Purchase Price pursuant to Section 3.6.

(ii)	If the Parties fail to reach an agreement on all Disputed Items within twenty (20) days counted as from the receipt, by Sellers, of the Disagreement Notice, the Parties shall submit the Disputed Items pending of agreement for review and final determination by the Reviewing Audit Company, which shall, in mutual agreement, be appointed and retained by the Parties within 10 (ten) days counted as from the end of the period of twenty (20) days referred to above. If the Parties fail to reach an agreement on the choice of the Reviewing Audit Company within the ten (10) days period above, the other Reviewing Audit Company shall be chosen by lottery. If, for any reason, the chosen Reviewing Audit Company cannot accept its retention, Sellers and Buyer shall jointly appoint another company Reviewing Audit Company.

(iii)	The Parties shall submit to the Reviewing Audit Company, with copy to the other Party, within ten (10) days counted as from the retention of the Reviewing Audit Company, their positions regarding the Disputed Items pending of agreement, together with the information that the Reviewing Audit Company deem necessary. The Reviewing Audit Company shall restrict its review to the Disputed Items pending of agreement and shall solve them in accordance with the terms of this Agreement. The Reviewing Audit Company shall deliver to Buyer and Sellers, within twenty (20) days counted as from the end of the 10-days term set forth hereinabove, a written report containing its decision regarding each of the Disputed Items pending of agreement (“Report”). The Report shall be final and binding on the Parties. Within five (5) days counted as from the receipt of the Report and based on it, STP shall prepare and deliver to the Parties the Reviewed Financial Statements dated 11/30/2015 and the final calculation of the Actual Debt and the Actual Working Capital, which the Parties shall use for the determination of the Purchase Price pursuant to Section 3.6.

(iv)	The Party (i.e., Buyer, on one side, or Sellers, acting together, on the other side) which obtains the unfavorable result with respect to the Disputed Items shall bear and pay all fees and expenses of the Reviewing Audit Company. For the purpose of determining which Party received a favorable result in the determination of Disputed Items pending of agreement, the prevailing Party shall be the Party which has brought the value closest to the final value informed in the Report of the Reviewing Audit Company. In the event Sellers are incumbent to bear the fees and expended of the Reviewing Audit Company, they shall be bear by Sellers in the proportion of their respective Participations Percentages. Each Party shall bear its own incurred expenses in the resolution process of the Disputed Items, including the fees of its own accountants, lawyers or other representatives that such Party has retained to assist it.

3.5. Procedures. For the purposes of Sections 3.2 to 3.4, the Audit Company, the consultants of the Parties and the Reviewing Audit Company shall have access to STP’s and the Subsidiaries’ officers, as well as to their books and records, financial and accounting, to the extent necessary to drawing up and reviewing the Base Purchase Price Confirmation Documents and, if applicable, the Report and determining of the Actual Debt, the Actual Working Capital and, if applicable, the Reviewed Financial Statements dated 11/30/2015. The Parties may monitor the work of the Audit Company and the Reviewing Audit Company, and in such monitoring they shall observe the provisions of this Section 3.5 and Sections 6.1 and 6.5. Sellers shall cause STP and the Subsidiaries to provide the Audit Company, the consultants of the Parties and the Reviewing Audit Company, all information and documents reasonably requested, to the extent necessary for preparing and reviewing the Base Purchase Price Confirmation Documents and, as applicable, the Report, within five (5) Business Days counted as from the respective request. The Parties shall fulfill and cause to be fulfilled all the possible confidentiality requests from the Audit Company and the Reviewing Audit Company. For the purposes of the review of the Financial Statements dated 11/30/2015 and calculation of the Actual Working Capital and Actual Debt, STP and the Subsidiaries shall not change their accounts plans, nor create any new accounting account or subaccount, nor practice any other act which may improperly influence the calculation of the Actual Working Capital and the Actual Debt or their comparison (line by line) with the Base Working Capital and the Base Debt.

3.6. Determining the Purchase Price. The Purchase Price shall be determined in accordance with the following formula:

PP = [(BPP - DX - COCF ) + (- VDA + VCGA ) - APP] * AI - D

Where:

“PP” means Purchase Price.

“BPP” means the Base Purchase Price.

“DX” means the sum of (i) Dividends Declared and Already Paid, (ii) any Dividends Declared and Unpaid, if paid before the Closing Date, and (iii) any other Dividend besides the Dividends Declared and Unpaid, which may be declared as from the date of_Financial Statements dated 11/30/2015 and paid between the date of Financial Statements dated 11/30/2015 and the preceding day of the Closing Date.

“COCF” means the sum of (i) all Transaction Costs allocated to STP and Subsidiaries or incurred by them which are not paid or reimbursed by Sellers to STP and the Subsidiaries, pursuant to Section 6.6 , (ii) all costs and expenses incurred by STP and the Subsidiaries with any Permitted Debt, pursuant to Section 6.3(xii), (iii) all costs and expenses incurred by Buyer or its Controller with any debt obtained to support the payment of Dividends up to the Closing Date (inclusive) (except that it shall not be considered an expense or cost the disbursement of cash related to the payment of the principal amount of such debt), and (iv) the global added amount of the Executive Bonus (including all costs, expenses, charges and Taxes that STP and Subsidiaries may incur with its payment) that exceeds the amount provided in Schedule 7.4 of this Agreement.

“VDA” means the positive or negative value resulting from subtracting the Actual Debt and Base Debt.

“VCGA” means the positive or negative value resulting from subtracting the Actual Working Capital and the Base Working Capital.

“AI” means the Adjustment Index.

“D” means the sum of (i) Dividends Declared and Unpaid, of paid on the Closing Date, and (ii) any other Dividend besides the Dividends Declared and Unpaid, which may be declared as from the date of Financial Statements dated 11/30/2015 and paid by STP on the Closing Date as per authorized by Buyer pursuant to Section 6.3(vi).

“APP” means the Adjustment of the Purchase Price, which shall be determined in the 6th (sixth) business Day immediately prior to the Closing Date, pursuant to Section 3.7 and Schedule 3.7.

3.7. Application of the Adjustment of the Purchase Price. The Parties hereby acknowledge that CGMP is implementing the Project pursuant to Schedule 3.7 of this Agreement. The Parties agree that the execution of the Project and its total or partial implementation up to the Closing Date shall reflect in the value of CGMP, and, consequently, it shall affect the Purchase Price, reducing it (in case the Project is not fully completed up to the Closing Date) or not (in case of the Project is fully completed up to the Closing Date). The Parties agree that the Purchase Price shall be reduced in an amount equal to the Adjustment of the Purchase Price, depending of the implementation of the Project, pursuant to the provisions of Schedule 3.7 of this Agreement. The verification of the implementation of the Project, for purposes of calculation of the Purchase Price, shall be made in the sixth (6th) Business Day prior to the Closing Date, by means of the analysis, by Buyer, of copy of all Operational Agreements and Termination Instruments executed between CGMP and the Remaining Concessionaires under the Project. Exclusively for purposes of calculation of the Adjustment of the Purchase Price shall be considered fulfilled the criterions provided in items (i) to (iii) of Schedule 3.7, only if the corresponding new Operational Agreements have been executed with the Remaining Concessionaires with the same provisions of the Operational Agreements already executed with the Updated Concessionaires. Sellers shall be entitled to review such instruments and the result of Buyer’s analysis.

3.8. Allocation of the Purchase Price. The Purchase Price shall be due and payable to Sellers in accordance with their respective Participation Percentages, pursuant this Section 3.8:

3.8.1. The spreadsheet below informs the Adjusted Purchase Price’s percentages owed to each Seller:

Seller	Number of Shares of STP	Purchase Price Allocation (R$)
Total	22.297.600	100,000000000000000%

3.8.2. For illustrative purposes only, the spreadsheet below informs the Base Purchase Price’s percentages owed to each Seller (before the determination of the Purchase Price pursuant to this Section 3, in the case of CAP I and CAP II, prior to the application of CAP Discount)

Base Purchase Price Allocation according to the Participation Percentages
Seller	Number of Shares	Percentage of the Purchase Price	Base Purchase Price (R$)
Total	22.297.600	100.000000000000000%	4.086.000.000,00

3.9. CAP Discount. The Parties recognize and agree that CAP I and CAP II grant only the representations and warranties set forth in Section 8.1 and 4.6.2 and assume only the obligations to indemnify set forth in Section 10.3 (including Section 10.3.1), by which they do not grant the representations and warranties set forth in Sections 8.2 and 9 and not undertake any other obligation of indemnification and in consideration, the Parties agree to have their portion of the Purchase Price reduced in an amount equal to the CAP Discount, adjusted by the Adjustment Index. In this sense, the Parties (specially CAP I and CAP II) agree that the amount of CAP Discount, adjusted by the Adjustment Index, shall be discounted from the Purchase Price to be paid by Buyer to CAP I and CAP II pursuant to this Section 3, to the extent such CAP Discount is determined as result of the determination of the Adjustment of the Purchase Price, pursuant to Section 3.7 and Schedule 3.7 of this Agreement.

3.10. Additional Contingent Purchase Price. In addition to the portion of the Purchase Price owed to the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, Buyer shall pay the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, on the Closing Date, the Additional Contingent Purchase Price, as per Section 4.2.

4. PAYMENT OF THE PURCHASE PRICE

4.1. Payment of the Purchase Price. On the Closing Date, Buyer shall pay the Purchase Price to Sellers, pursuant to the allocation percentages set forth in Section 3.8.1 and in the terms of this Section 4, subject to Section 4.1.1.

4.1.1. Deposit of Escrow Funds. The value corresponding to ten percent (10%) of portion of the Purchase Price which may be paid to the Seller Guaranteed by Escrow Account on the Closing Date (“Escrow Amount Deposited in the Escrow Account of Seller Guaranteed by Escrow Account”), shall be deposited in the Escrow Account of Seller Guaranteed by Escrow Account, in which shall be subject to Section 12.2, and shall be considered part of the Purchase Price paid to Seller Guaranteed by Escrow Account, if and to the extent it comes to be released to the Seller Guaranteed by Escrow Account pursuant to the conditions set forth in Section 12.2.

4.2. Payment of the Additional Contingent Purchase Price. On the Closing Date, Buyer shall also pay Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation the Additional Contingent Purchase Price, which Buyer shall deposit in the Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation and shall be subject to Section 12.7.

4.3. Payment to Resident Sellers. Any and all payments due under this Agreement to the Sellers that, on the Closing Date, are resident in Brazil shall be made by means of electronic transfer (TED) of immediately available funds to the respective bank accounts of such Sellers, as set forth in Schedule 4.3 to this Agreement, subject to Section 4.1.1. Upon receipt, by the Seller resident in Brazil to which the payment will be made, such Seller shall grant Buyer a broad, general, unlimited, irrevocable and irreversible release in relation to the payment made, regardless of any other formality. This Section 4.3 does not represent an authorization and should not be interpreted as authorization for any of the Sellers to grant release in relation to the receipt of the Purchase Price on behalf of any other Seller.

4.4. Payment to Non-resident Sellers. Any and all payments due under this Agreement to the Sellers that, on the Closing Date, are not resident in Brazil (which means CAP I and CAP II) shall be made by means of remittance of the payment abroad to the respective bank accounts of such Sellers and in accordance with the wire transfer instructions set forth in Schedule 4.4 attached to this Agreement. The Closing shall be deemed consummated in respect of the CAP I and CAP II at the moment in which the amounts owed to such Sellers are received by the financial institution authorized, chosen by the CAP I and CAP II, for the execution of the respective exchange transaction, and the release of the payment shall only became effective upon receipt of such values in the bank accounts abroad of such Sellers. For purposes of making payments to the CAP I and CAP II, Buyer shall enter into foreign exchange transactions with the financial institution authorized to deal with foreign exchange chosen by the CAP I and CAP II, and informed to Buyer in writing within five (5) Business Days preceding the Closing Date. Upon CAP I and CAP II’s request, the Buyer shall submit to such financial institution the ordinary documents reasonably required by financial institution that may be necessary for purposes of registry (“know our client”), as necessary for the foreign exchange transaction. Each non-resident Seller in Brazil shall be exclusively responsible for negotiating the exchange rate with the financial institution chosen by it.

4.5. Taxes. Each Party shall be responsible for its own Taxes levied on the purchase and sale of the Shares, as imposed by Applicable Law, except pursuant to Section 4.6 and, except as otherwise specifically set forth in this Agreement.

4.6. Withholding Income Tax; IOF on Remittances. In the case of CAP I and CAP II, which are the non-resident in Brazil, the Parties acknowledge that pursuant to the Applicable law, Buyer shall withhold from the portion of the Purchase Price owed to them, the IRRF levied on the amount of the capital gain earned by CAP I and CAP II, if any. Notwithstanding Buyer’s liability of withholding the IRRF, if any, pursuant to the Applicable Law, the CAP I and CAP II shall fully and solely liable before the Buyer for any and all IRRF or other Tax that may be levied in the purchase and sale of the Shares of CAP I and CAP II, including its levy order of IRRF and, as applicable, for the IRRF calculation, subject to the provisions of this Section 4.6.

4.6.1. Tax Return for purposes of the IRRF. For purposes hereof, CAP I and CAP II shall determine if will have capital gain on the sale of their Shares to Buyer pursuant to this Agreement and, if exists any, shall calculate the amount of respective IRRF to be withhold by Buyer, and shall declare to the Buyer, in writing, the amount of IRRF to be withhold by Buyer, if any, by means of the notice pursuant to Schedule 4.6.1. hereof (“Tax Return for purposes of the IRFF”).

4.6.2. Representation and Warranty. CAP I and CAP II hereby represent and warrant that the Tax Return for purposes of the IRRF, including the information concerning if the sale of Shares of CAP I and CAP II results in any capital gain subject to any Tax and, in an affirmative case, the amount of respective Tax shall be truthful, complete, correct and accurate.

4.6.3. Formalities. In case of the CAP I and CAP II inform in the Tax Return for purposes of the IRRF that is owed any Tax, Buyer shall withhold the IRRF from the payments which shall be made to CAP I and CAP II and perform the withholding of respective Tax pursuant to the Applicable Law. Buyer shall deliver to the CAP I and CAP II, on the Closing Date, a copy of the DARF representing the collection made and, up to the second (2nd) Business Day immediately after the Closing Date, a certified copy of such DARF.

4.6.4. Liability for the Determining and Calculate of IRRF. Buyer shall not have any liability for determining the incidence of the IRRF and, as applicable, for the IRRF calculation. CAP I and CAP II expressly acknowledge and agree that Buyer shall act in accordance with Tax Return for purposes of the IRRF. In this sense, CAP I and CAP II acknowledge and agree that any representation that Buyer may grant before any Person (including the financial institution responsible for making the respective exchange transaction, or any Governmental Authority) regarding the incidence or not of the IRRF, shall be solely based on the Tax Return for purposes of the IRRF, and it shall not exempt or affect any of the obligations of CAP I, CAP II, CIPEF VI and CGPE VI arising from this Agreement or in other agreement, including the indemnifying obligations provided in Section 10.3 (including Section 10.3.1). In case of any incorrectness, omission or inaccuracy of the Tax Return for purposes of the IRRF, the CAP I, CAP II, CIPEF VI and CGPE VI shall be required to indemnify the Buyer or any Buyer’s Indemnitee for any and all Losses or Lawsuits incurred or suffered by them pursuant to Section 10.3 (including Section 10.3.1).

4.6.5. IOF on Remittances. In the case of the non-resident Sellers in Brazil, Buyer shall deduct from the amount of the Purchase Price owed to such non-resident Seller in Brazil the amount of the IOF levied on the respective foreign exchange transaction.

4.7. Sale Declaration. In accordance with article 2 of IN DTTA, each Seller resident in Brazil shall, independently and individually, on its own and not jointly, up to the fifteenth (15th) day immediately after the final date of the legal term for payment of the Income Tax on any capital gains arising from the disposal of its Shares pursuant this Agreement, send to Buyer (i) the DARF attesting that the Income Tax on capital gains has been paid, or (ii) a tax clearance statement, duly executed by its legal representative(s) in the terms of the IN DTTA. The provisions set forth in this Section 4.7 shall not apply if Sellers provide Buyer with proof of a court order suspending the payment of such Tax. If one or more Sellers resident in Brazil fails to provide Buyer with any of the documents referred to in letters (i) and (ii) above within the applicable terms, Buyer shall cause STP to submit to the Brazilian Federal Revenue Service the Share Ownership Transfer Statement (Declaração de Transferência de Titularidade de Ação) mentioned in the IN DTTA within the period of time and in the manner set forth in the IN DTTA, exclusively regarding the Seller or Sellers resident in Brazil who fail to submit to Buyer any of the documents referred to in letters (i) and (ii) above within the period of time set forth therein in the IN DTTA.

4.7. Escrow Funds Release. The Escrow Funds and the Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation, or their balance, if any, shall only be released and made available to the Seller Guaranteed by Escrow Account, Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation or Buyer, as applicable, in accordance with the provisions of Section 12 and the respective Escrow Agreement of Seller Guaranteed by Escrow Account or the Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

5. SUSPENSIVE CONDITIONS

5.1. Buyer’s Suspensive Conditions. Buyer’s obligation to carry out the Closing is subject to the fulfillment of the following conditions, unless such conditions (provided that it is legally possible) are expressly waived, in writing, by Buyer (“Buyer’s Suspensive Conditions”):

(i)	CADE shall have approved the Transaction, as set forth in Section 5.3;

(ii)	To the extent that the Transaction must be approved by the Central Bank, the Central Bank shall have approved the Transaction, as set forth in Section 5.4;

(iii)	Each of the Sellers shall have provided Buyer with copy of all of their organizational documents (e.g. identity card, CPF, marriage certificate, corporate resolutions and approvals, powers of attorney with certified signatures (firmas reconhecidas)), as necessary to evidence the capacity and authority of such Seller and, as applicable, of its respective Guarantor, to execute and perform the Transaction Documents to which they are a party and consummate the transactions contemplated therein, including to sell and transfer the Shares to Buyer at Closing;

(iv)	CAP I and CAP II shall have provided to Buyer, legal opinions of first tier law firms in form and substance consistent with the market practice for similar transactions and reasonably acceptable to Buyer, certifying that the representations and warranties of CAP I and CAP II made under Sections 8.1.1 and 8.1.4 , as well as made under item (iii), above, regarding CAP I and CAP II and their respective Affiliated Company’s Guarantor;

(v)	The representations and warranties made by each of the Sellers under Sections 8.1, 8.2 and 9 shall be true, complete, correct and accurate on the Closing Date, inclusive, as provided on the Closing Date (except as otherwise expressly provided in these representations and warranties);

(vi)	Each of the Sellers, the Guarantors (except for Guarantor of Buyer), STP and the Subsidiaries, independently and individually, on their own behalf and without solidarity, shall have fulfilled all their obligations set forth in this Sections 5 and Section 6 and that, in accordance with its terms, should be fulfilled by the Closing Date;

(vii)	All consents or other approvals and communications required for the Closing identified and listed in Schedule 5.1 (vii) shall have been duly obtained by STP and Subsidiaries or by Sellers, as the case may be;

(viii)	Subject to Section 5.5, Buyer, Seller Guaranteed by Escrow Account and the Security Deposit Agent shall have entered into an agreement regulating the opening, maintenance and operation of Escrow Account of Seller Guaranteed by Escrow Account which shall have terms and conditions generally used in this type of agreement and shall observe the provisions of Section 12.2 (“Escrow Agreement of Seller Guaranteed by Escrow Account”), and the Security Deposit Agent shall have opened the Escrow Account of Seller Guaranteed by Escrow Account in accordance with the Escrow Agreement of Seller Guaranteed by Escrow Account to ensure the payment of any Losses in accordance with this Agreement;

(ix)	Buyer Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation and the Security Deposit Agent shall have entered into an agreement regulating the opening, maintenance and operation of the Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation which shall have terms and conditions generally used in this type of agreement and shall observe the provisions of Section 12.7 (“Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation”), and the Security Deposit Agent shall have opened the Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation in accordance with the Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, to ensure the payment of any Losses arising from the Existing Lawsuits Group A and the Ordinary Litigation;

(x)	Ivan and Buyer shall have enter the Pledge Agreement, substantially in form of the draft provided for in Schedule 5.1 (x) to this Agreement, and Ivan shall have provided to Buyer, an consent term and commitment executed by its heirs (a) confirming their knowledge to the terms and conditions of this Agreement, and (b) undertaking to comply with all obligations of Ivan arising from this Agreement, the Pledge Agreement and the Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, in case of Ivan’s death or incapacity;

(xi)	The Sellers shall have provided to Buyer all information informed in Schedule 5.1 (xi) to this Agreement, proving that (a) in the transactions of automatic payment of toll, the failure rate of the New Identification Technology during the Test Period was lower than the percentage provided in Schedule 5.1(xi) to this Agreement; (b) in the transactions of automatic payment of toll for “Sticker/Tag (5,8 GHz)” combination vehicles (customers that have both the New Identification Technology and the Old Identification Technology on the 5.8GHz frequency), the failure rate of those vehicles during the Test Period was lower than the percentage provided in Schedule 5.1(xi) to this Agreement; (c) until the beginning of the Test Period at least five hundred thousand (500,000) of such stickers of New Identification Technology were activated (being understood that at least five hundred thousand (500,000) of New Identification Technology stickers should have been used in, at least, one (1) toll booth; and (d) during the Test Period, at least 90% (ninety percent) of the transactions should have been performed using the frequency of 915MHz (TIV and/or sticker). For purposes of this Agreement, a failure shall include any automatic attempt of sticker of New Identification Technology transaction that results in the vehicle associated to the sticker of New Identification Technology making a manual transaction (being understood for purposes of this item (xi) that a transaction using the technology of 5.8GHz shall also be considered a “manual transaction”);

(xii)	Sellers shall have provided to Buyer certificates, or representations to be issued by ANTT, by ARTESP and by AGEPAR, confirming that CGMP owns, on the date of issuance of such certificates or representations, all permits and licenses required to perform its activities and that such permits and licenses are in full force and effect on that date;

(xiii)	The Actual Debt and Actual Working Capital and, therefore, the Purchase Price shall have been determined in accordance with Section 3;

(xiv)	Sellers shall have (a) informed Buyer of all and amendments in Schedule 9.1.6 (restricted to the listed guarantees in item (iii) thereof), Schedule 9.1.7, Schedule 9.1.9, Schedule 9.1.11(A), Schedule 9.1.11(B), Schedule 9.1.11(C), Schedule 9.1.14(A), Schedule 9.1.16, Schedule 9.1.19(C), Schedule 9.1.21 and Schedule 9.1.30 (to include new instruments), related to the representations and warranties granted by Sellers under Sections 9.1.6, 9.1.7, 9.1.9, 9.1.11, 9.1.14, 9.1.16, 9.1.19, 9.1.21 and 9.1.30 which may have occurred due to the conduct of the Business and activities of STP and the Subsidiaries in the Normal Course of Business as from the date of execution of this Agreement up to the Closing Date, and (b) delivered to Buyer the new schedules of such Schedules, as may be necessary to update such schedules with purposes of reflecting such amendments, provided that (1) Buyer shall have the right to refuse to comply with the conditions provided in this item (xiv) or reject any update in the schedules aforementioned if (aa) the update does not relate to a new Lawsuit of SGMP, new Material Agreement, new Lawsuit of STP or CGMP, new collective labor agreement union agreement, new Insurance Policy, a new opposition to a brand or administrative proceeding for nullity or new inspection or investigation brought by any Governmental Authority that has been suffered, initiated or executed after the date hereof and within of the Normal Course of Business, or (bb) Sellers, STP or its Subsidiaries have failed to met the provisions of Section 6.3 concerning to any matter or subject included in the new schedule, as applicable, or (cc) the update is related to a subject or matter which may imply a Loss to any Buyer’s Indemnitee that is not indemnifiable pursuant to this Agreement, and (2) Sellers shall remain totally responsible for the subject or matter included or excluded in the new schedule, in the terms and conditions of this Agreement;

(xv)	Each one of the Sellers shall have provided the following certificates in relation to themselves, pursuant to Law No. 8,212/1991, valid at Closing Date: (a) Certidão Conjunta Negativa de Débitos relativos a Tributos Federais e à Dívida Ativa da União issued by the Secretariat of the Brazilian Federal Revenue and the General Attorney, jointly, and a positive certificate with effects of negative shall also be accepted; and (b) Certidão de Regularidade com FGTS-CRF, issued by the Brazilian Savings Bank (except concerning to CAP I, CAP II, Ivan and FIP Venice);

(xvi)	No Material Adverse Change shall have occurred; and

(xvii)	No Applicable Law, including court or official decision shall be in place or shall have been issued or rendered preventing the consummation of the Closing or the Transaction.

5.2. Suspensive Conditions of the Sellers The Sellers’ obligation to consummate the Closing is subject to the following conditions, unless waived (provided that it is legally possible) in whole or in part, in writing, by the Sellers (“Suspensive Conditions of the Sellers” and, together with the Suspensive Conditions of the Buyer, the “Suspensive Conditions”):

(i)	CADE shall have approved the Transaction, as set forth in Section 5.3;

(ii)	To the extent that the Transaction must be approved by the Central Bank, the Central Bank shall have approved the Transaction, as set forth in Section 5.4;

(iii)	Buyer shall have submitted to the Sellers a copy of all its organizational documents e.g. identity card, CPF/MF, marriage certificate, corporate resolutions and approvals, powers of attorney with certified signatures (firmas reconhecidas)) as necessary to confirm the capacity and authority of Buyer and the Guarantor of Buyer and their respective signatories, to execute and perform the Transaction Documents which they are parties and consummate the transactions therein, including to acquire the Shares of Sellers at Closing;

(iv)	The representations and warranties provided by Buyer under Section 8.3 shall be true, complete, correct and accurate on on the Closing Date, inclusive, as provided on the Closing Date (except as otherwise expressly provided in these representations and warranties);

(v)	Buyer shall have fulfilled all obligations set forth in Sections 5 and 6 and which, in accordance with its terms, must be met by the Closing Date, inclusive;

(vi)	The Actual Debt and the Actual Working Capital and, therefore, the Adjusted Purchase Price shall have been determined in accordance with Section 3; and

(vii)	No Applicable Law, including court or official decision shall be in place or shall have been issued or rendered preventing the consummation of the Closing and the Transaction provided in this Agreement.

5.3. Compliance with the Suspensive Condition Relating to the Approval of the Transaction by CADE. The Suspensive Condition relating to the approval of the Transaction by CADE shall only be deemed to have been fulfilled after the following events:

(i)	the issuance of specific certificate issued by CADE, stating the expiration of the term of fifteen (15) days following the date on which the date of publication, in the Official Gazette, of the approval of the Transaction by the General Superintendence of CADE, pursuant to the Law No. 12,529 of November 30, 2011, without the occurrence of any request of avocation or presentation of appeal by interested third-parties before the Court, a body of CADE; or

(ii)	the publication of the final decision of the Court of CADE in the Official Gazette, approving the Transaction in the event of presentation of impugnation, avocation or appeal from interested third-parties, subject to the provisions of Section 13.2.

5.4. Compliance with the Suspensive Condition Relating to the Approval of the Transaction by the Central Bank. The Suspensive Condition relating to the approval of the Transaction by the Central Bank will only apply in the event that (i) any of the authorizations requested by CGMP or Buyer to operate as closed payment arrangement institution or payment institution, as set forth by the Law No. 12,865 of October 9, 2013, as amended, is granted by the Central Bank on or before the Closing, and (ii) the authorization granted or the Applicable Law require the Central Bank’s approval. In this case, the Parties shall coordinate their efforts and take the necessary measures to obtain the approval of the Central Bank and enable the satisfaction of the Suspensive Conditions, as soon as possible.

5.5. Fulfillment of the Suspensive Condition Relating to the Execution of the Escrow Agreement. The Parties hereby agree that if the Seller Guaranteed by Escrow Account, Buyer and the Security Deposit Agent, as applicable, do not reach an agreement on the final terms and conditions of the Escrow Agreement of Seller Guaranteed by Escrow Account within five (5) Business Days before the Closing Date, the Seller Guaranteed by Escrow Account shall retain a Bank Guarantee, in accordance with Section 12.5, given that Bank Guarantee may be replaced by Escrow Account of the Seller Guaranteed by Escrow Account when the Seller Guaranteed by Escrow Account, Buyer and the Security Deposit Agent reach an agreement on the final terms and conditions of the Escrow Agreement Seller Guaranteed by Escrow Account.

5.6. Grace Period for Closing in Relation to Arteris. The Parties recognize and agree that Arteris intend to obtain, until the Closing Date, the consent of the debentures subscribers subject to the Private Instrument of Second Deed Issuance of Simple Debentures, Non-Convertible into Shares, in Single Series, of Unsecure Credit with Additional Personal Guarantee, for Public Distribution, with Restrict Efforts of Autopista Fernão Dias S.A., dated as of December 10, 2014 and from the Private Instrument of the Second Deed Issuance of Simple Debentures, Non-Convertible into Shares, in Single Series, with Collateral, of Arteris, dated as of September 16, 2014, for the sale of its Shares pursuant to this Agreement (“Debentures Subscribers’ Consent”) The Parties agree that the Debentures Subscribers’ Consent, or its lack, shall not constitute a Suspensive Condition. However, in case Arteris does not obtain the Debentures Subscribers’ Consent until the Closing Date, the following shall be applicable:

(i) the Closing shall be consummated, on the Closing Date, with respect to all Shares, excluding the Shares owned by Arteris;

(ii) Arteris shall have an additional term of sixty (60) days from the Closing Date (“Grace Period”), or such other term as may be agreed in writing between Buyer and Arteris, in order to Arteris obtain the Debentures Subscribers’ Consent, so that Arteris may sell to Buyer all of its Shares at the same price per share to be paid to the other Sellers on the Closing Date, adjusted only up to the Closing Date, in accordance with all terms and conditions of this Agreement, provided that (a) Arteris shall send to the Buyer written notice informing of the obtaining of the Debentures Subscribers’ Consent within one (1) business day counted from the formalization of the Debentures Subscribers’ Consent; and (ii) Buyer and Arteris shall, within 5 (five) business days from the receipt by Buyer of the notification mentioned in item (a) above, to perform the “Closing” in relation to the Shares of Arteris, consummating the purchase and sale of Shares of Arteris;

(iii) In the event Arteris does not obtain the Debentures Subscribers’ Consent by the end of the Grace Period, Buyer and Arteris shall proceed with the “Closing” in relation to Shares of Arteris, consummating the purchase and sale of the Shares of Arteris, within 5 (five) business days from the end of the Grace Period, under the same price per share to be paid to the other Sellers on the Closing Date, adjusted only up to the Closing Date, in accordance with all terms and conditions of this Agreement; and

(iv) Regardless if Closing occurs without the Shares from Arteris, according to item (i) above, Arteris and Latina shall remain bound to all the terms and conditions of this Agreement, including all obligations to indemnify under this Agreement, as if Closing had also already occurred in relation to the Shares of Arteris. For all purposes herein, including in relation to the counting of the terms regarding indemnification, the “Closing Date” of “Closing” in relation to the Shares of Arteris, as per as items (ii) or (iii) above, as applicable, shall remain as Closing Date (i.e, the Closing of the purchase and sale of the Shares of other than Arteris).

5.7. Fulfillment of Buyer’s Suspensive Conditions. Sellers undertake to take all the measures and to carry out all actions needed for the implementation of the Buyer’s Suspensive Conditions that they are obligated to implement, and shall seek to do so as soon as possible as from the date hereof. Buyer may monitor the measures taken by Sellers with respect to the implementation of the Buyer’s Suspensive Conditions. Sellers undertake to maintain Buyer constantly and fully informed of the fulfillment of the Buyer’s Suspensive Conditions, making available to Buyer, upon reasonable request, copy of the documents needed to evidence the fulfillment of such Buyer’s Suspensive Conditions.

5.8. Fulfillment of Sellers’ Suspensive Conditions. Buyer undertakes to take all the measures and to carry out all actions needed for the implementation of the Sellers’ Suspensive Conditions as soon as possible as from the date hereof. Sellers may monitor the measures taken by Buyer with respect to the implementation of the Sellers’ Suspensive Conditions. Buyer undertakes to maintain Sellers informed of the fulfillment of the Sellers’ Suspensive Conditions, making available to Sellers, upon reasonable request, copy of the documents needed to evidence the fulfillment of such Sellers’ Suspensive Conditions.

6. GENERAL COVENANTS

6.1. Preservation of Structures and Competitive Conditions. Given the necessary previous analysis of the transaction to be carried out by CADE, the Parties, STP and Subsidiaries shall (i) maintain their physical structures and competitive conditions in the relevant markets in which they operate, intact and unchanged, not promoting any transfers of assets and any kind of influence on each other; and (ii) not promote the exchange of any information that is not strictly necessary for the consummation of the Transaction.

6.2. Conduct of the Activities of STP and Subsidiaries up to Closing. As from the date of execution of this Agreement and up to the Closing Date, inclusive, Sellers shall (i) conduct and cause STP and the Subsidiaries to conduct their activities and businesses, in the Normal Course of Business and in accordance with the Applicable Law; and (ii) cause STP and the Subsidiaries to comply with all their obligations and agreements without amending them or terminating them, except as required in the Normal Course of Business.

6.3. Restrictive Acts Relating to the STP and Subsidiaries. Unless otherwise expressly and previously authorized, in writing, by the Buyer, during the period as from the date hereof and the Closing Date, inclusive, Sellers shall refrain from performing or carrying out or allowing the performance of any of the following acts by or in respect to STP and any of the Subsidiaries:

(i)	any transaction or act related to the activities of STP or the Subsidiaries that are out of the Normal Course of Business or that are inconsistent with their prior practices or the terms of this Agreement;

(ii)	Transfer, negotiation or promise to Transfer or negotiate, or creation of any Encumbrance over the Shares, or the shares or quotas of any of the Subsidiaries;

(iii)	amendment to the by-laws, or the articles of association, as applicable, of STP or the Subsidiaries;

(iv)	issuance, purchase, redemption or amortization of any shares, quotas or other securities issued by STP or Subsidiaries, increase, reduction or any change in the corporate capital or in the quantity of shares or quotas of the corporate capital of STP or the Subsidiaries, as applicable;

(v)	execution of any shareholders agreement, partners agreement or any voting agreement, put or call option or any other contract or agreement involving the Shares or the shares or quotas of the Subsidiaries, as applicable;

(vi)	distribution of profits, declaration or payment of any Dividends by STP or the Subsidiaries, or any other distribution to shareholders or partners, except for the payment of Dividends Already Declared and Not Paid on the Closing Date pursuant to Section 6.4;

(vii)	corporate reorganization involving STP or any of the Subsidiaries, whether through merger, merger of share, spin-off, amalgamation, transformation into another corporate form or any other corporate restructuring;

(viii)	acquisition, directly or indirectly, by STP or any of the Subsidiaries, of any stocks or shares or other interests in any company or investment fund, including by the establishment of any company or investment fund, or the participation of STP or Subsidiaries in any association (joint venture) or consortium;

(ix)	Transfer or creation of any Encumbrances over any asset of STP or of the Subsidiaries;

(x)	execution of any contract or any transaction, including any payment or waiver of values or credits, regardless of their nature or value, between STP or any of the Subsidiaries, on one side, and any of the Sellers or any of its Related Parties, on the other side;

(xi)	execution, change or amendment by STP or any of the Subsidiaries, of any agreement (or the undertaking of any obligation (a) outside the Normal Course of Business, (b) with any Related Party, or, even, (c) involving an amount equal to or higher than R$ 500,000.00 (five hundred thousand reais), except for the renewal or extension of any agreements of (i) acquisition of license of use of software; (ii) services of support, consulting, and development of software, (iii) transport and logistics services (iv) telephone services, (v) call center services, (vi) acquisition of tags and / or antennas and (vi) leasing of real estate and/or equipment and vehicles, provided that (1) the agreement is identified in Schedule 9.1.9 of this Agreement; (2) the renewal or extension is entered into with the same party and for a period lower than 12 (twelve) months and (3) the value of the agreement to be renewed or extender (considering its effects of the residual term plus the term of renewal or extension) is not greater than R$ (5,000,000.00 (five million reais), (4) the terms and conditions of the agreement shall not be amended (besides the renewal or extension or the application of any monetary adjustment set forth in the agreement itself, and (5) subject to Section 5.1(xiv);

(xii)	assumption of any debt or financial indebtedness, or concession, or assumption of any loans by STP or any of the Subsidiaries, except for the assumption of financial debts in the aggregate amount (including principal, interest, etc.) up to R$ 15,000,000.00 (fifteen million reais), provided that (a) such financial debts may be paid in advance, without any cost or penalty and discounted maturing interests, and (b) all financial costs and expenses incurred with such financial debts or obtainment or payment (e.g. interests, adjustment, commissions, fees, fines, costs, retention expenses, Taxes), as adjusted by the Adjustment Index from the date in which they were incurred, shall be fully deducted from the Purchase Price (“Permitted Debt”);

(xiii)	execution of investments or capital expenses (capex) involving amounts higher than R$ 15,000,000.00 (fifteen million reais) per quarter calendar, as from the quarter of January/March of 2016.

(xiv)	granting of any collateral or personal guarantee or any endorsement by STP or the Subsidiaries of any obligations of any Person, except for renewal or extension of any of the listed guarantees provided in item (iii) of Schedule 9.1.6 hereof, provided that shall not have any amendment to its sections and conditions (except for its renewal and extension) and subject to the provisions of Section 5.1(xiv);

(xv)	hiring or dismissal without just cause, or amendment to the compensation of any senior employees (managers and above) by STP or any of the Subsidiaries, except for the conclusion of the hiring process of the Risk Management and Compliance Officer in the Normal Course of Business, currently in course;

(xvi)	increase in the number of employees in relation to the limits described in Schedule 6.3(xvi) of this Agreement;

(xvii)	payment of any bonus or bonuses, to managers or employees of STP or the Subsidiaries, except for the profit participation payment (PLR) and bonus related to the fiscal year of 2015, up to the maximum aggregated limit of six million, nine hundred and ninety thousand reais (R$6,990,000.00) and, if Closing is consummated, payment of the Executive Bonus;

(xviii)	(a) execution of any settlement, judicial or extrajudicial, of any dispute, or (b) confession or abandonment of any dispute, in any of the mentioned cases (1) outside the Normal Course of Business, or (2) involving amounts exceeding one hundred thousand reais (R$ 100,000.00);

(xix)	(a) any changes in the methods or accounting practices of STP or any of the Subsidiaries, except as required by Applicable Law, (b) the creation of any reserves, or (c) the consummation of any provisions outside the Normal Course of Business, except as required by Applicable Law;

(xx)	any change in the commercial and financial policies of STP or of the Subsidiaries, including the payment terms, except for the execution of the Operational Agreements with the Remaining Concessionaires in the Normal Course of Business, in the context of the Project;

(xxi)	any change in the standards or policies of Tax policies of STP or of the Subsidiaries;

(xxii)	the creation or development of any new business by STP or the Subsidiaries;

(xxiii)	dissolution or liquidation of STP or the Subsidiaries, or the filing for Bankruptcy by STP or any of the Subsidiaries; or

(xxiv)	payment of any Transaction Costs by STP or by the Subsidiaries.

6.4. Payment of Dividends. Sellers shall cause STP to pay the Dividend Declared and Not Paid on the Closing Date. Pursuant to Section 6.3(vi), the declaration or payment of any other Dividends by STP or Subsidiaries shall be previously authorized, in writing, by Buyer.

6.5. Information. Except as provided in Sections 6.1 to 6.4, from the date of execution of this Agreement and until the Closing Date, Sellers shall cause STP and the Subsidiaries to provide Buyer’s consultants with the necessary information that may be reasonably requested by Buyer with the exclusive purpose of examining the feasibility of the Transaction or monitor and verify the fulfillment of obligations provided in Section 5, the obligations provided in Section 6.3 and Section 6.6 and the representations and warranties provided in Sections 8 e 9. Furthermore, with the same purpose the Sellers shall cause STP and the Subsidiaries to inform Buyer of (i) the occurrence of any Material

Adverse Change, (ii) the occurrence of any other act or fact which is of their knowledge and result in breach of this Agreement, or the violation or breach of any of the representations and warrants set forth in Sections 8 and 9, and (iii) the holding of any general meeting of shareholders or meeting of the STP’s board of directors, or of the Subsidiaries, in accordance with the Law and the bylaws of STP and the Subsidiaries, and making available to Buyer’s consultants, copy of the respective minutes, which shall be submitted for registration before the commercial registry.

6.6. Costs and Expenses; Transaction Costs. All costs and expenses incurred as a result of this Agreement and the consummation of the Closing shall be paid by the Person incurring such costs and expenses, except as established in this Section 6.6, or as diversely, expressly and specifically provided in other provisions of this Agreement. Sellers shall bear and pay all Transaction Costs (except for the remuneration that may be owed to the Financial Advisor by CGMP pursuant to the Financial Advisory Agreement). The Sellers shall not assign or transfer and not allow to be assigned or transferred to STP or the Subsidiaries any Transaction Costs. Without prejudice to Section 6.3(xxiv), to the extent that STP or Subsidiaries incur in any Transactions Costs, such costs shall be borne by the Sellers, by means of the deduction of such costs and expenses from the Purchase Price in accordance with Section 3, or immediately reimbursed by the Sellers to STP and the Subsidiaries, plus any Tax incurred by STP and Subsidiaries with such reimbursement.

6.7. Communication and Notification of the Transaction. Sellers and, after the Closing, the Buyer, shall cause STP and CGMP to adopt the following measures or steps:

(i)	as soon as possible after the execution of this Agreement, schedule and attend meetings, jointly with the representatives of the Parties, with ANTT, ARTESP and AGEPAR, for purposes informing the Transaction;

(ii)	within twenty (20) days after the execution of this Agreement, formally notify ANTT, ARTESP and AGEPAR informing the execution of this Agreement (or ratifying such information, in case the meetings mentioned in item (i) have already been held) to comply with the determination of the respective Government Authority and requesting the issuance, by the aforementioned Government Authorities, of the certificates or representations, referred to in Section 5.1 (xiii);

(iii)	up to 20 (twenty) days from the execution date of this Agreement, CGMP and, as the case may be, Buyer, shall notify the Central Bank stating the execution of this Agreement and the Transaction, for purposes of the applications for authorization requested by CGMP and Buyer to the Central Bank to operate as institution of closed payment arrangement and institution of payment, in accordance with Law No. 12.865, of October 9, 2013, as amended, under the draft contained in Schedule 6.7(i) to this Agreement;

(iv)	within ten (10) days after the Closing, CGMP shall notify ANTT, ARTESP and AGEPAR, informing about the Closing and the consummation of the sale and purchase of the Shares in the form of the draft contained in Schedule 6.7(iv), in this Agreement; and

(v)	as soon as practically possible after the Closing, CGMP shall notify the Concessionaires which are parties of the Concessionaries Agreement according to the draft contained in Schedule 6.7 (v), of this Agreement.

6.8 STP Shareholders’ Agreement. CCR, Ivan, Venice, Raízen, CAP I, CAP II and GSMP hereby expressly acknowledge and represent that the right of first refusal over the acquisition of the Shares pursuant to the STP Shareholders’ Agreement was prejudiced and shall not be applicable by virtue of this Agreement, of which are parties all parties of the STP Shareholders’ Agreement. CCR, Ivan,

Venice, Raízen, CAP I, CAP II and GSMP hereby undertake to terminate (rescindir) the STP Shareholders’ Agreement on the Closing Date, by means of the execution of the termination instrument (distrato) of the STP Shareholders’ Agreement, in the form of the draft contained in Schedule 6.8 of this Agreement.

7. CLOSING

7.1. Closing. Unless otherwise agreed in writing by the Parties, the Closing shall take place at head office of Mundie e Advogados, in the City of São Paulo, State of São Paulo, starting at 10:00 am, on the 5th (fifth) Business Day after the first Business Day of the fulfillment or waiver (provided that it is legally possible) of all Suspensive Conditions (the date on which the Closing occurs, hereinafter “Closing Date”).

7.2. Acts of the Buyer at Closing. On the Closing Date, Buyer (and, as applicable, such other Person as set out below) shall perform or cause the following actions to be performed:

(i)	Buyer shall execute a closing term substantially in the form of Schedule 7.2 (i) of this Agreement certifying that (a) all representations and warranties made by Buyer under Section 8.3 are true, complete, correct and accurate on the Closing Date with the same force and effect as if they had been made on the Closing Date (except as otherwise expressly provided in the respective representations and warranties); and were not breached or violated until the Closing Date; and (b) Buyer Suspensive Conditions have been duly fulfilled or, if applicable, waived by Buyer;

(ii)	Buyer shall execute the terms of transfer of shares related to all of the Shares in STP’s share transfer registry book;

(iii)	Buyer shall pay the Purchase Price and deposit Additional Contingent Purchase Price in the Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, as set out in Sections 3 and 4;

(iv)	Buyer shall execute the amendment to the articles of association of SGMP, substantially in the form of the draft contained in Schedule 7.2(iv), and the terms of transfer of shares in CGMP’s share transfer registry book, so that the quotas and shares held by Ivan in SGMP and CGMP, respectively, are transferred to Buyer, or to whom Buyer may appoint in writing, at no additional cost to the Buyer;

(v)	Buyer, as the sole shareholder and holder of all Shares of STP, shall call for an extraordinary general meeting of STP, whereby Buyer shall deliberate and approve, among other matters of its interest (including any amendment to the by-laws of STP that Buyer wants to execute) (a) the resignation acceptance of the members of STP’s Board of Directors, according to the draft resignation letter contained in Schedule 7.2 (v)(A) to this Agreement, and the granting, by STP, of release to such members of the board of directors, for the acts regularly carried out by them in the exercise of their positions, being expressly excepted (and such exception shall be contemplated in such resolution) that such release shall not affect any of the obligations of Ivan (or any other Person which is a party to this Agreement and which may be a member of the board of directors of STP or the Subsidiaries until the Closing Date), as provided herein (even though in respect to any act carried out by him, in his capacity of member of STP’s board of directors, up to the Closing Date), and (b) the election of new members of the board of directors, all appointed by Buyer, and the minutes of said general meeting, as mentioned in letter (a) above, shall be prepared substantially in form of the draft contained in Schedule 7.2(v)(B) to this Agreement; and

(vi)	Buyer shall cause STP to pay Sellers, in the proportion of their respective Participation Percentages, the balance of any dividends declared, as authorized pursuant to Section 6.4.

7.3. Acts of Sellers at Closing. On the Closing Date, each of the Sellers (and, as applicable, another Person as set out below) shall perform or cause the following actions to be performed:

(i)	Sellers shall execute a closing term substantially in the form of Schedule 7.2(i) certifying that (a) all representations and warranties made by the Sellers under Section 8.1, Section 8.2, and Section 9 are true, complete, correct and accurate on the Closing Date with the same force and effect as if they had been made on the Closing Date (except as otherwise expressly provided in the respective representations and warranties) and were not breached or unfulfilled until the Closing Date; and (b) all Suspensive Conditions of Sellers have been properly fulfilled or, if applicable, waived by the Sellers;

(ii)	CAP I and CAP II shall deliver to Buyer the Tax Return for purposes of the IRRF;

(iii)	Each of the Sellers shall sign the terms of transfer of shares related to their Shares in STP’s share registry book, transferring to Buyer all their Shares;

(iv)	Ivan shall execute along with Buyer the amendment to the articles of association of SGMP, substantially in the form of the draft contained in the Schedule 7.2(iv), and the terms of transfer of shares in CGMP’s share transfer registry book, so that quotas and shares held by Ivan in SGMP and CGMP, respectively, are transferred to Buyer, or to whom Buyer may appoint in writing, at no additional cost to Buyer;

(v)	Each of the Sellers shall deliver to Buyer the resignation letters of the members of STP’s board of directors appointed by it, as per the draft resignation letter contained in Schedule 7.2 (v)(A), so that Buyer can register and file these resignation letters before the competent commercial registry, as well as their publication in the Official Gazette and in a widely circulated newspaper, according to the Corporation Act; and

(vi)	Sellers shall execute and deliver to Buyer copy of the termination of STP Shareholders’ Agreement.

7.4. Payment of Executive Bonuses. The Parties recognize that Sellers intend to cause CGMP to pay the executives listed in Schedule 7.4 (A) of this Agreement (“Executives”) certain extraordinary bonuses, in the total amount set forth in Schedule 7.4, due to the closing of the Transaction (“Bonus of Executives”). Sellers and Buyer shall agree, in written, until the Closing Date, pursuant to the terms and conditions to payment of Bonus of Executives, and hereby agreed that, in case of Closing, the Bonus of Executives shall be paid to the Executives regardless if the Executives remain, resign or otherwise leave, for any reason, by their own decision or not, their positions at STP and Subsidiaries. The Buyer shall cause CGMP, limited to the total amount provided in Schedule 7.4 (A), to pay portion of Bonus of Executives owed on the Closing Date pursuant this Section 7.4.

7.5. Simultaneous Acts. All acts of the Closing described in Sections 7.2 and 7.3 shall be considered for all purposes as having been carried out simultaneously and therefore the absence of any act shall be deemed impediment to the consummation of the Closing.

7.6. Other Measures. The Parties and STP agree to execute all other instruments, take all other measures and perform all other acts that may be necessary to consummate the Closing and to formalize the sale and transfer of the Shares to Buyer.

7.7. Specific Performance of Obligation to Consummate the Closing. Without prejudice of the right of any of the affected Party to require payment of Losses of the defaulting Party, whether the Suspensive Conditions are fulfilled or waived, in case any Party refuses to consummate the Closing, the affected Party/Parties shall have the right to require specific performance of the breached obligation.

8. REPRESENTATIONS AND WARRANTIES OF THE SELLERS, THE BUYER AND THE BUYER GUARANTOR

8.1. Representations and Warranties of CAP I and CAP II. CAP I and CAP II and their respective Guarantors, grant to Buyer the following representations and warranties, which they represent and warrant to be true, correct, complete and accurate as of this date and that will be true, correct, complete and accurate on the Closing Date:

8.1.1.	Existence and Powers. CAP I, CAP II, CIPEF VI and CGPE VI are companies duly organized and validly existing under the Applicable Laws and they are in good standing under the Applicable Laws and, have full capacity to own and dispose of their property and assets, including their Shares and conduct their business as currently conducted.

8.1.2.	Capacity. CAP I, CAP II, CIPEF VI and CGPE VI are solvent and have full capacity, power and authority to enter into the Transaction Documents which they are parties, to fulfill all their obligations assumed by them and to consummate the Transaction. The Transaction Documents which are parties CAP I, CAP II, CIPEF VI and CGPE VI constitute a valid obligation, effective and binding of CAP I, CAP II, CIPEF VI and CGPE VI, enforceable against them in accordance with their terms.

8.1.3.	Approvals and Consents. The execution, delivery and performance of the Transaction Documents by CAP I, CAP II, CIPEF VI and CGPE VI do not require any consent, approval or authorization of any Governmental Authority or any Person that has not yet been obtained, any notice to any Governmental Authority or other Person or registration with any Governmental Authority or other Person, except (i) for the approval of the Transaction by CADE and, if applicable, by the Central Bank, which are Suspensive Conditions for Closing the Transaction, as set forth in Sections 5.3 and 5.4; and (ii) for the obtaining of consents or other approvals identified in Schedule 5.1(vii) of this Agreement, which are the only other consents and third party approvals required for Closing; (iii) for the registration of any corporate document executed at Closing of the Transaction before the competent commercial registry; and (iv) for the registry before the Central Bank of any remittance abroad of the Purchase Price, as well as the transfer of the Shares. The obtaining of consents or other approvals identified in Schedule 5.1(vii) of this Agreement, are not, and do not constitute consents and approvals of third parties that are required to the Buyer or to the Buyer’s Guarantor execute, deliver or comply with this Agreement. The notification of the Closing to the Concessionaires according to the Concessionaires Agreement, pursuant to Section 6.7(v), and the notification of the Closing to ANTT, ARTESP and AGEPAR, as provided in Section 6.7(iv) are not conditions or requirements for the execution, delivery and performance of the Transaction Documents.

8.1.4.

Absence of Violation. The execution, delivery and performance of the respective Transaction Documents by CAP I, CAP II, CIPEF VI and CGPE VI, as well as the consummation of the Transaction (i) do not violate or conflict with the articles of incorporation, by-laws, corporate resolutions, regulations or equivalent documents of CAP I, CAP II, CIPEF VI and CGPE VI, or STP or the Subsidiaries; (ii) do not violate or conflict with any Applicable Laws or orders issued by any Governmental Authority, enforceable against CAP I, CAP II, CIPEF VI and CGPE VI, or their respective assets, goods or rights (including any authorization or license issued by any Governmental Authority); and (iii) do not violate, conflict or result in any violation, or constitute (with or without notice or end of term, or both) in breach, or give rise to a right of termination, cancellation or acceleration of any obligation or Loss of any benefit, do not require payment of fine or result in the imposition of any Encumbrance over or regarding any of CAP I, CAP II, CIPEF VI and CGPE VI, in the terms of any contract, commitment, obligation, understanding, agreement, restriction, judicial decision or arbitral award in which such Persons are parties or to which such Persons are subject to or by which their respective assets, properties or rights are bound.

8.1.5.	Existence and Powers of STP and Subsidiaries. STP and Subsidiaries (i) were duly incorporated and are validly existing under the laws of the Federative Republic of Brazil, and (ii) have all capacity, power and authority to hold their respective assets and goods and to conduct their respective activities as they are currently conducted.

8.1.6.	Capitalization of STP; Property; Encumbrances. Schedule 8.1.6 of this Agreement contains the information about the number of shares issued by STP and their ownership. The share capital of STP is R$ 100,050,000.00 (one hundred million, fifty thousand reais), divided into 22,297,600 (twenty-two million, two hundred ninety-seven thousand, six hundred) common shares without nominal value, fully subscribed and paid in. The Shares represent 100% (one hundred per cent) of the total and voting corporate capital of STP. The Shares owned by CAP I and CAP II are free and clear of any and all Encumbrances, except the STP Shareholders’ Agreement, which, on the Closing Date, shall be terminated. CAP I and CAP II are the sole and rightful owners of their respective Shares, as their respective Percentages of Participation, with everything they represent, including rights to profits, dividends, interest on equity, bonuses and any other rights conferred to them. CAP I and CAP II have the full right to sell and transfer to the Buyer all of their Shares, subject to approval from Government Authorities, as indicated in Section 5 of this Agreement. Occurring Closing on the Closing Date, CAP I and CAP II will have sold and transferred to the Buyer full ownership, legitimate and exclusive of all their respective Shares, free and clear of any and all Encumbrances, including the STP Shareholder’s Agreement. STP has never issued any warrants, debentures or other securities other than the Shares and, except for the Shares, there are no other securities issued by STP. None of the Shares has been issued contrary, and except as provided in the STP Shareholder’s Agreement they are not subject to any preemptive rights, direct or indirect (except for the preemptive right to subscribe new shares determined in the Applicable Law). No commitment has been entered so as to constitute any Encumbrances on the Shares owned by CAP I and CAP II, except for Encumbrances arising from the validity of the STP Shareholder’s Agreement, which shall be terminated on the Closing Date. Except for the Shareholders ‘Agreement of STP, which shall be terminated on the Closing Date, neither CAP I and CAP II, nor STP, are part of any shareholders’ agreement or voting agreement with respect to the Shares or to the quotas and shares of the Subsidiaries. There are no warrants, options, rights, agreements, convertible or exchangeable securities or other commitments (i) according to which any Person has or may have the right or be required to issue, sell, buy, return or redeem any of the respective Shares owned by CAP I or CAP II, or (ii) that grant the right to any Person to receive any benefits or rights similar to any rights enjoyed or credited to the holders of Shares owned by CAP I or CAP II. There is no pretension, claim, dispute or Lawsuit involving CAP I or CAP II with respect to the Shares or related to any breach in relation to the STP Shareholders’ Agreement. There are no contractual obligations opened for the repurchase, redemption or another form of purchasing of any Shares owned by CAP I or CAP II. On the signing date of this Agreement, there are still declared dividends pending of payment in favor of the Sellers for the amount of R$ 200,170,368.65 (two hundred million, one hundred and seventy thousand, three hundred and sixty eight reais and sixty-five cents) and, except for those dividends, there are no dividends, interest on capital, return of capital or other distribution to any shareholder or quotaholder, or former shareholder of STP declared in the period preceding the date of signature of this Agreement and that has not been fully paid. From the Closing Date, there will be no profit, dividends, interest on capital or other distributions declared and unpaid.

8.1.7.	Capitalization of Subsidiaries; Property; Encumbrances. Schedule 8.1.7 of this Agreement contains the information about the number of shares and quotas, as appropriate, of the Subsidiaries. The share capital of CGMP is R$ 99,689,214.29 (ninety-nine million, six hundred eighty nine thousand, two hundred and fourteen reais and twenty-nine cents), divided into 3,435,232 (three million, four hundred thirty and five thousand, two hundred and thirty-two) common shares without nominal value, fully subscribed and paid, free and clear of any and all Encumbrances (except for the STP Shareholder’s Agreement, which, on the Closing Date shall be terminated), of which (i) 3,435,231 (three million, four hundred thirty-five thousand, two hundred thirty-one) shares are held by STP, representing, approximately, 99.99% (ninety-nine point ninety-nine percent) of the total and voting capital of CGMP ; and (ii) 1 (one) share is held by Ivan, representing, approximately, 0.01% (zero point zero one percent) of the total and voting capital of CGMP. The share capital of SGMP is R$ 121,000.00 (one hundred and twenty one thousand reais) divided into 121,000 (one hundred and twenty one thousand) quotas, with nominal value of R$ 1.00 (one real) each, fully subscribed and paid, free and clear of any and all Encumbrances (except for the STP Shareholder’s Agreement, which, on the Closing Date, shall be terminated), of which (i) 120,879 (one hundred and twenty thousand, eight hundred and seventy nine) quotas are held by STP, representing approximately 99.90% (ninety-nine point ninety percent) of the total and voting capital of SGMP, and (ii) 121 (one hundred and twenty one) shares are held by Ivan, representing approximately 0.1% (zero point one percent) of the total and voting capital of SGMP. The Subsidiaries never issued any warrants, debentures or other securities other than shares or quotas mentioned above and, except for such shares and quota, there are no other securities issued by the Subsidiaries. None of the quotas and shares in the capital of the Subsidiaries was issued in violation, and such shares and quotas are not subject to, any preemptive rights, direct or indirect. No commitment has been entered into so as to constitute any Encumbrances on shares and quotas of the Subsidiaries. Except for the Shareholders ‘Agreement of STP (which, on the Closing date, shall be terminated) and by this Agreement, STP, Ivan, and the Subsidiaries are not part of any shareholders’ agreement or voting agreement with respect to the shares and quotas of the Subsidiaries, respectively. There are no warrants, options, rights, agreements, convertible or exchangeable securities or other commitments (i) according to which any Person has or may have the right or be required to issue, sell, buy, return or redeem any of the equity interests held at the Subsidiaries, or (ii) that grant the right to any Person to receive any benefit or rights similar to any rights enjoyed or credited to the holders of any equity interest in the Subsidiaries. There is no dispute or Lawsuit with respect to shares and quotas issued by Subsidiaries. There are no contractual obligations outstanding of any Subsidiaries to repurchase, redemption or other acquisition form of any shares or other equity interests of the Subsidiaries. On the signing date of this Agreement, there are still declared dividends pending of payment by CGMP in the total amount of R$ $ 200,170,368.65 (two hundred million, one hundred and seventy thousand, three hundred and sixty-eight reais and sixty-five cents) and, except for those dividends, there are no dividends, interest on capital, return of capital or other distribution to any shareholder or quotaholder or former shareholder or former quotaholder of Subsidiaries declared in the period preceding the date of execution of this Agreement and that were not totally paid.

8.1.8.	Previous Commitments. CAP I and CAP II have not entered into any contract or agreement (other than this Agreement), nor committed to any Person, to dispose of their respective Shares or shares or quotas issued by the Subsidiaries.

8.1.9.

Irregular Payments. CAP I and CAP II never made on behalf of STP or the Subsidiaries, and have not instructed STP or the Subsidiaries, or the Representatives or Related Parties of STP or of the Subsidiaries to make any offer, payment, or promise of payment, or authorize the payment of any amount in money or other item of value (including any payment, gift, travel expenses, contribution, loan, entertainment or illegal payment) (i) to any Person who is an officer, director, employee, official or representative of any Governmental Authority; (ii) to any political party or its members, or its official candidates; (iii) to any other Person, either as an advance or reimbursement if they know that any part of such payment, loan or gift was or will be used illegally by this or another Person to advance, make or refund payments, gifts or loans previously made by such Person to any officer of Governmental Authority or political party or its official candidates; or (iv) any other Person while having knowledge or reason to believe that all or any part of that amount in cash or thing of value will be offered, given, or promised, directly or indirectly, to any employee of Governmental Authority or political party or its official candidate for (a) obtaining preferential treatment in business guarantee, (b) pay for preferential treatment in guaranteed business, (c) obtain special concessions for STP and Subsidiaries, or (d) breach any applicable law.

8.1.10.	Contracts with Related Parties. STP and the Subsidiaries are not part of any contract, agreement, transaction or operation, oral or written, with CAP I, CAP II or any of their Related Parties, neither there is a Related Party Transaction between STP and the Subsidiaries and CAP I, CAP II or any of their Related Parties. On the Closing Date, except for the payment of Dividends Declared and Unpaid, (i) CAP I and CAP II will not have any credits or Lawsuits against STP or the Subsidiaries and (ii) there will be no debt held by CAP I, CAP II or any of their Related Parties, towards STP or the Subsidiaries.

8.1.11.	Absence of Other Representations and Warranties. Except for the representations and warranties given in this Section 8.1 and Section 4.6.2, CAP I, CAP II, CIPEF VI and CGPE II do not provide any further representations and warranties, express or implied.

8.2. Representations and Fundamental Warranties of CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris. CCR, Ivan, FIP, Venice, Raízen, GSMP and Arteris, independently, individually, on their own behalf, without solidarity among them (except as expressly provided in Section 12.1), provide to the Buyer the following representations and warranties, which they represent and warrant to be true, correct, complete and accurate as of this date and that will be true, correct, complete and accurate on the Closing Date:

8.2.1. Existence and Powers of Sellers and their Related Parties. (i) Such Seller (if a legal entity) and, in case of Sellers Guaranteed by Affiliated Company, such Seller and its respective Affiliated Company’s Guarantor, and, in GSMP’s case, GSMP and each one of its respective GSMP Shareholders which are legal entities, is a duly incorporated company and validly existing under the Applicable Laws and is in good standing under Applicable Laws and has full capacity to own and dispose of its property and assets, including its Shares, and to conduct its activities as currently conducted, (ii) Such Seller (if an individual), and in GSMP’s case, and each one of its respective GSMP Shareholders, who are individuals, is a natural person in full possession of their civil rights and has full capacity to own and dispose of their property and assets, including their Shares. (iii) Roberta, Luís, José and Ricardo are married under regime of separation of property. (iv) Such Seller (if Private Equity Investment Funds), is a private equity investment fund duly organized and validly existing under the Brazilian Applicable Laws, is in good standing under such Applicable Laws and has full capacity to own and dispose of its property and assets, including the Shares, and to conduct its business as currently conducted.

8.2.2. Capacity. Such Seller and, in the case of Sellers Guaranteed by Affiliated Company, such Seller and its respective Affiliated Company’s Guarantor, and, in GSMP’s case, each one of the GSMP Shareholders, is solvent and has full capacity, power and authority to enter into the Transaction Documents of which he is party, to fulfill all their obligations assumed and to consummate the Transaction. The Transaction Documents, of which such Person is party, constitute valid obligations, effective and binding to such Person, enforceable in accordance with its terms.

8.2.3. Approvals and Consents. The execution, delivery and performance of the respective Transaction Documents by such Seller and, in case of Sellers Guaranteed by Affiliated Company, by such Seller and by its respective Affiliated Company’s Guarantor and, in case of GSMP, by GSMP and by each one of GSMP Shareholders, do not require any consent, approval or authorization of any Governmental Authority or any other Person that has not yet been obtained, any notice to any Governmental Authority or other Person or registration with any Governmental Authority or other Person, except (i) for the approval of the Transaction by the CADE and, if applicable, by the Central Bank, which are Suspensive Conditions for Closing the Transaction pursuant to Sections 5.3 and 5.4; (ii) for obtaining consents or other approvals identified in Schedule 5.1 (vii) of this Agreement, which are the only other consents and third party approvals required for Closing; (iii) for the registration of any corporate document executed at Closing of the Transaction before the competent commercial registry; and (iv) for the registration of the Pledge Agreement before the competent notary registry office and by the legalization (reconhecimento de firma) of the power of attorney to be granted under the terms of the Pledge Agreement. The obtaining of the consents or other approvals identified in Schedule 5.1(vii) of this Agreement are not, and do not constitute consents and approvals of third parties that are required for Buyer or for Guarantor of Buyer to execute, deliver or comply with this Agreement. The notification of the Closing to the Concessionaires pursuant to Section 6.7(v), and the notification of the Closing to ANTT, ARTESP and AGEPAR, as provided in Section 6.7(iv) are not conditions or requirements for the execution, delivery and performance of the Transaction Documents.

8.2.4. Absence of Violation. The execution, delivery and performance of the respective Transaction Documents by such Seller and, in case of Sellers Guaranteed by Affiliated Company, by such Seller and its respective Affiliated Company’s Guarantor, and, in GSMP’s case, by GSMP and by each one of the GSMP Shareholders or STP or of the Subsidiaries; (i) do not violate or conflict with the articles of incorporation, by-laws, corporate resolutions, regulations or equivalent of such Person; (ii) do not violate or conflict with any Applicable Laws or orders issued by any Governmental Authority, enforceable against such Person or STP or to the Subsidiaries or their respective assets, goods or rights (including any authorization or license issued by any Governmental Authority); and (iii) do not violate, conflict or result in any violation, or constitute (with or without notice or end of term, or both) in breach, or give rise to a right of termination, cancellation or acceleration of any obligation or Loss of any benefit, do not require payment of fine or result in the imposition of any Encumbrance over or regarding to such Person or STP and Subsidiaries, in the terms of any contract, commitment, obligation, understanding, agreement, restriction, judicial decision or award in which such Person are part or to which such Person is subject to or by which their respective assets, properties or rights are bound, including the Concessionaires Agreement.

8.2.5. Existence and Powers of STP and Subsidiaries. STP and Subsidiaries (i) have been duly constituted and validly exist under the laws of the Federative Republic of Brazil, and (ii) have full capacity, power and authority and hold all Governmental Authorizations necessary to detain their assets and goods and to conduct their activities as currently conducted.

8.2.6. Capitalization of STP; Property; Encumbrances. Schedule 8.1.6 of this Agreement contains the information about the number of shares issued by STP and their ownership. The share capital of STP is R$ 100,050,000.00 (one hundred million, fifty thousand reais), divided into 22,297,600 (twenty-two million, two hundred ninety-seven thousand, six hundred) common shares without nominal value, fully subscribed and paid in. The Shares represent 100% (one hundred per cent) of the total and voting corporate capital of STP. The Shares of such Seller are free and clear of any and all Encumbrances, except the STP Shareholders’ Agreement, which, on the Closing Date, shall be terminated. Such Seller is the sole and lawful owner of its respective Shares, with everything they represent, including rights to profits, dividends, interest on equity, bonuses and any other rights conferred to them. Such Seller have the full right to sell and transfer to the Buyer all of their Shares, subject to approval from Government Authorities, as indicated in Section 5 of this Agreement. Occurring Closing, on the Closing Date such Seller shall have sold and transferred to the Buyer full ownership, legitimate and exclusive of all of its Shares, free and clear of any and all Encumbrances, including the STP Shareholder’s Agreement, which shall be terminated. STP has never issued any warrants, debentures or other securities other than the Shares and, except for the Shares, there are no other securities issued by STP. None of the Shares has been issued contrary, and except as provided in the STP Shareholder’s Agreement they are not subject to any preemptive rights, direct or indirect. No commitment has been entered into so as to constitute any Encumbrances on Shares, except for Encumbrances arising from the validity of the STP Shareholder’s Agreement, which shall be terminated on the Closing Date. Except for the Shareholders’ Agreement of STP, which shall be terminated on the Closing Date, such Seller is not nor STP is part of any shareholders’ agreement or voting agreement with respect to the Shares or to the quotas and shares of the Subsidiaries. There are no warrants, options, rights, agreements, convertible or exchangeable securities or other commitments (i) according to which any person has or may have the right or be required to issue, sell, buy, return or redeem any of the shares issued by STP or (ii) that grant the right to any Person to receive any benefits or rights similar to any rights enjoyed or credited to the holders of any Shares. There is no intention, claim, or dispute or Lawsuit among the Sellers with respect to the Shares or related to any breach in relation to the STP Shareholder’s Agreement. There are no contractual obligations opened for the repurchase, redemption or another form of purchasing any Shares. On the signing date of this Agreement, there are still declared dividends pending payment in favor of the Sellers for the amount of R$ 200,138,041.75 (two hundred million, one hundred and thirty-eight thousand and forty-one reais and seventy-five cents) and, except for those dividends, there are no dividends, interest on capital, return of capital or other distribution to any shareholder or shareholder or former shareholder of STP declared in the period preceding the date of signature of this Agreement and that has not been fully paid. From the Closing Date, there will be no profit, dividends, interest on equity or other distributions declared and unpaid.

8.2.7. Capitalization of Subsidiaries; Property; Encumbrances. Schedule 8.1.7 of this Agreement contains the information about the number of shares and quotas, as appropriate, of the Subsidiaries. The share capital of CGMP is R$ 99,689,214.29 (ninety-nine million, six hundred eighty nine thousand, two hundred and fourteen reais and twenty-nine cents), divided into 3,435,232 (three million, four hundred thirty and five thousand, two hundred and thirty-two) common shares without nominal value, fully subscribed and paid, free and clear of any and all Encumbrances (except for the STP Shareholder’s Agreement, which, on the Closing Date shall be terminated), of which (i) 3,435,231 (three million, four hundred thirty-five thousand, two hundred thirty-one) shares are held by STP, representing, approximately, 99.99% (ninety-nine point ninety-nine percent) of the total and voting capital of CGMP ; and (ii) 1 (one) share is held by Ivan, representing, approximately, 0.01% (zero point zero one percent) of the total and voting capital of CGMP. The share capital of SGMP is R$ 121,000.00 (one hundred and twenty one thousand reais) divided into 121,000 (one hundred and twenty one thousand) quotas, with nominal value of R$ 1.00 (one real) each, fully subscribed and paid, free and clear of any and all Encumbrances (except for the STP Shareholder’s Agreement, which, on the Closing Date, shall be terminated), of which (i) 120,879 (one hundred and twenty thousand, eight hundred and seventy nine) quotas are held by STP, representing approximately 99.90% (ninety-nine point ninety percent) of the total and voting capital of SGMP, and (ii) 121 (one hundred and twenty one) shares are held by Ivan, representing approximately 0.1% (zero point one percent) of the total and voting capital of SGMP. Occurring the Closing, on the Closing Date, Ivan shall have sold and transferred to Buyer the full, legitimate, and exclusive property of his single owned share in CGMP’s corporate capital, free and clear of any and all Encumbrances. The Subsidiaries never issued any warrants, debentures or other securities other than shares or quotas mentioned above and, except for such shares and quota, there are no other securities issued by the Subsidiaries. None of the quotas and shares in the capital of the Subsidiaries was issued in violation, and such shares and quotas are not subject to, any preemptive rights, direct or indirect. No commitment has been entered into so as to constitute any Encumbrances on shares and quotas of the Subsidiaries. Except for the Shareholders’ Agreement of STP (which, on the Closing date, shall be terminated) and by this Agreement, STP, Ivan, and the Subsidiaries are not part of any shareholders’ agreement or voting agreement with respect to the shares and quotas of the Subsidiaries, respectively. There are no warrants, options, rights, agreements, convertible or exchangeable securities or other commitments (i) according to which any Person has or may have the right or be required to issue, sell, buy, return or redeem any of the equity interests held at the Subsidiaries, or (ii) that grant the right to any Person to receive any benefit or rights similar to any rights enjoyed or credited to the holders of any equity interest in the Subsidiaries. There is no dispute or Lawsuit with respect to shares and quotas issued by Subsidiaries. There are no contractual obligations outstanding of any Subsidiaries to repurchase, redemption or other acquisition form of any shares or other equity interests of the Subsidiaries. On the signing date of this Agreement, there are still declared dividends pending of payment by CGMP in the amount of R$ 200,170,368.65 (two hundred million, one hundred and seventy thousand, three hundred and sixty-eight reais and sixty-five cents) and, except for those dividends, there are no dividends, interest on capital, return of capital or other distribution to any shareholder or quotaholder or former shareholder or former quotaholder of Subsidiaries declared in the period preceding the date of execution of this Agreement and that were not totally paid.

8.2.8. Previous Commitments. Such Seller has not entered into any contract or agreement (other than this Agreement), nor committed to any Person to dispose of the Shares or shares or stocks issued by the Subsidiaries.

8.2.9. Irregular Payments. Such Seller did not make on behalf of STP or the Subsidiaries, and has not instructed STP or the Subsidiaries, or the Representatives or Related Parties of STP or of the Subsidiaries to make any offer, payment, or promise of payment, or authorize the payment of any amount in money or other item of value (including any payment, gift, travel expenses, contribution, loan, entertainment or illegal payment) (i) to any person who is an officer, director, employee, official or representative of any Governmental Authority; (ii) to any political party or its members, or its official candidates; (iii) to any other Person, either as an advance or reimbursement if you know that any part of such payment, loan or gift was or will be used illegally by this or another Person to advance, make or refund payments, gifts or loans previously made by such person to any officer of Governmental Authority or political party or its official candidates; or (iv) any other Person while having knowledge or reason to believe that all or any part of that amount of money or thing of value will be offered, given, or promised, directly or indirectly, to any employee of Governmental Authority or political party or its official candidate for (a) obtaining preferential treatment in business guarantee, (b) pay for preferential treatment in guaranteed business, (c) obtain special concessions for STP and Subsidiaries, or (d) violate any applicable law.

8.2.10. Contracts with Related Parties. STP and the Subsidiaries are not part of any contract, agreement, transaction or operation, oral or written, with such Seller or any Related Party of such Seller, neither is there a Related Party Transaction between STP and the Subsidiaries and such Seller or any Related Party of such Seller, except as provided in Schedule 8.2.10. On the Closing Date, except for the payment of Dividends Declared and Unpaid, if they have not been paid before, in the terms of this Agreement, (i) such Seller and its Related Parties will not have any claims or demands against STP or the Subsidiaries, except for possible amounts concerning to toll payment transactions in the toll plaza of a highway concessionaire which is Related Party of such Seller which was not yet transferred to it by CGMP and (ii) there will be no debt held by such Seller or by any Related Parties of such Seller, towards STP or the Subsidiaries.

8.3. Representations and Warranties of the Buyer. Buyer provides the following representations and warranties to the Sellers, which represent and warrant to be true, correct, complete and accurate on the Closing Date:

8.3.1. Existence and Powers. The Buyer and the Buyer’s Guarantor are companies duly organized and validly existing under the Applicable Laws of the jurisdiction where they are incorporated. The Buyer and the Buyer’s Guarantor have full capacity to own and dispose of their property and assets, purchase the Shares and conduct its business as currently conducted.

8.3.2. Capacity. The Buyer and the Buyer’s Guarantor are solvent and have full capacity to enter into this Agreement, to fulfill all its obligations assumed by them in this Agreement and, in the case of the Buyer, consummate the Transaction, as applicable. This Agreement constitutes a valid obligation, effective and binding upon the Buyer and the Buyer’s Guarantor, enforceable against them in accordance with its terms.

8.3.3. Financial Capacity. The Buyer and the Buyer’s Guarantor have the financial capacity to enable Buyer to fulfill all of its obligations of a financial nature under this Agreement.

8.3.4. Approvals and Consents. The execution, delivery and performance of this Agreement by the Buyer or by the Guarantor of Buyer do not require any consent, approval or authorization of any Governmental Authority or any administration body of Buyer or the Guarantor of Buyer that has not yet been obtained, any notice to any Governmental Authority or other Person or registration with any Governmental Authority or person, except (i) for the approval of the Transaction by CADE and, if applicable, by the Central Bank, which are Suspensive Conditions for Closing the Transaction; and (ii) for the registration of any corporate document executed at Closing of the Transaction before the competent commercial registry.

8.3.5. Absence of Violation. The signing, delivery and performance of this Agreement by the Buyer and the Buyer’s Guarantor and the consummation, by the Buyer, of the Transaction (i) do not violate or conflict with the acts of incorporation of the Buyer or the Buyer’s Guarantor, as applicable; (ii) do not violate or conflict with any Laws Applicable to the Buyer and the Buyer’s Guarantor or orders issued by any Governmental Authority enforceable against the Buyer or the Buyer’s Guarantor or their respective assets, property or rights; and (iii) do not infringe, conflict or result in any violation or constitute (with or without notice or the lapse of time or both) one default, or give rise to a right of termination, cancellation or acceleration of any obligation or Loss of any benefit, do not require the payment of a fine or result in the imposition of any Encumbrance on the Buyer or Buyer’s Guarantor, under any contract, commitment, obligation, understanding, agreement, restrictions, court order or arbitration award of which the Buyer or Buyer’s Guarantor is a part or to which they are subject or by which their assets, property or rights are linked.

8.4. Absence of Other Representations and Warranties. Except for the representations and warranties given in Section 8.2, the Buyer does not provide any further representations and warranties, express or implied.

9. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF CCR, IVAN, FIP VENICE, RAÍZEN, ARTERIS AND GSMP REGARDING STP AND THE SUBSIDIARIES

9.1. Additional Representations and Warranties of CCR, Ivan, FIP Venice, Raízen, Arteris and GSMP Regarding STP and the Subsidiaries. In addition to the representations and warranties provided by CCR, Ivan, FIP Venice, Raízen Arteris and GSMP under Section 8.2, of CCR, Ivan, FIP Venice, Raízen Arteris and GSMP , independently, individually, and in its own name and without joint liability among themselves (except as expressly provided otherwise under Section 12.1), provides the following representations and warranties in relation to STP and the Subsidiaries, which it hereby represents and warrants are true, correct, complete and accurate on the date hereof and shall be true, correct, complete and accurate on the Closing Date:

9.1.1. Corporate Documents. Schedule 9.1.1 attached hereto contains true, complete correct and updated copies of the bylaws or articles of association of the STP and Subsidiaries, as appropriate and of the share registry books of STP and CGMP.

9.1.2. Corporate Reorganizations. STP and the Subsidiaries have not suffered or carried out any merger (incorporação), spin-off (cisão), merge of shares (incorporação de ações), or amalgamation (fusão) during the last ten (10) years.

9.1.3. Corporate Formalities. STP and the Subsidiaries have complied, in all material respects, with all applicable corporate requirements and formalities in connection with (i) the calling and holding of meetings of shareholders or partners, as applicable, and the management (administração) of STP and the Subsidiaries, and (ii) the resolutions, deliberations, minutes and approvals required of such bodies including any publications and registrations in connection therewith. STP and the Subsidiaries have and maintain all corporate books and records that they are required to maintain pursuant to the Applicable Law and all such books and records are complete, correct and properly updated and all entries, records and registries made therein are correct.

9.1.4. Interests, Investments and Partnerships. Except for the equity interest held by STP in the Subsidiaries, STP and the Subsidiaries do not own or hold any share, quota, investment or other interest in any other company or other Person (except for the financial investments identified in the Financial Statements), and are under no obligation to purchase, directly or indirectly, any equity interest in any company or other Person. The STP and the Subsidiaries are not a party to any joint venture, consortium, partnership or similar agreement.

9.1.5. Financial Statements, Books and Records. Schedule 9.1.5 contains true, complete and correct copies of the Financial Statements. The Financial Statements (i) have been prepared according to the Brazilian GAAP applied consistently with past practices; (ii) reflect the assets, liabilities, revenues and expenses of both STP and of the Subsidiaries; (iii) correctly present, in all significant aspects, the consolidated financial position of both STP and the Subsidiaries, the operating income, the changes in financial position of both STP and the Subsidiaries on their respective dates; and (iv) are conforming with the accounting and books and records of STP and of the Subsidiaries and may be legally conciliated with the financial statements and the financial records and the accounting methods applied by STP and the Subsidiaries. The specific values stated as “assets” in the Financial Statements are recoverable by STP and the Subsidiaries for values not lower than those stated in the Financial Statements. Furthermore, the current liability of STP and of the Subsidiaries do not exceed the specific values stated as “current liability” in the Financial Statements and STP and the Subsidiaries have no obligation higher than the value stated therein. To The accounts received from STP and the Subsidiaries reflected in the Financial Statements result from transactions carried out in good faith during the Regular Course of the Business.

9.1.6. No Undisclosed Liability. Except for (i) the liabilities identified in the Financial Statements dated 11/30/2015, (ii) the accounts payable incurred during the Regular Course of the Business since the date of the Financial Statements of 11/30/2015, (iii) any Permitted Debt incurred as from the present date, and (iv) the guarantees identified in Schedule 9.1.6, STP and the Subsidiaries have no (a) debt, obligation, liability or contingency, whether accrued, absolute, contingent, settled or otherwise, already due or about to be due, or (b) any obligation not reflected in the Financial Statements of 11/30/2015, including any guarantees, whether collateral or personal security, or endorsement, provided, awarded or granted in obligations of any Person whatsoever.

9.1.7. SGMP’s Operations and Lawsuits. SGMP has reduced its activities and operations as from the fiscal year of 2013 and since then it has not engaged in any other activity or transaction. Up to 2013, SGMP has conducted its activities and business during the Normal Course of the Business. SGMP had all necessary Governmental Authorizations to hold its respective assets and goods and to conduct its respective activities as conducted. Except for provision set forth in Schedule 9.1.7, SGMP is not a party, neither is involved, in any Lawsuit. The Lawsuits against SGMP identified in Schedule 9.1.7 are also listed in Schedule 9.1.11(A) (relating to Existing Lawsuits Group A) and Schedule 9.1.11(C) (relating to Existing Lawsuits Group C).

9.1.8. Normal Course of Business; Alterations. Since the date of the Financial Statements dated 11/30/2015, except (a) the Write-off, and (b) the capital increase of SGMP to R$ 121,000.00 (one hundred and twenty one thousand reais), divided in 121,000 (one hundred and twenty one thousand) quotas, fully subscribed and paid in, carried out in December 29, 2015, as per the 8th amendment to the articles of association of SGMP, which was duly executed and registered by the competent commercial registry, with strict observance to all requirements and applicable formalities, except for the pursuant in Section 5.1(xiv), STP and the Subsidiaries carried out their activities and conducted their business in the Normal Course of Business and there was no (i) any act, fact, circumstance, or event that would result in a Material Adverse Change; (ii) any representation, distribution or payment of any dividends, interest on capital, return of capital or other distributions with respect to STP or the Subsidiaries, except as permitted according to Sections 6.3(vi) and 6.4; (iii) the performance or execution or termination of any Material Agreement; (iv) the retention of any Transaction with any Related Party or any other transaction or agreement with any Related Party, except for the execution Operational Agreements and Termination Instruments with CCR Concessionaires and the Arteris Concessionaires concerning to the Project as per listed in Schedule 9.1.30 hereof; (v) the assumption of any financial indebtedness, making or retention of any loan or advance or the execution of any financing agreement, except for any Permitted Debt; (vi) the assumption of any other obligation, debt or liability outside the Normal Course of Business; (vii) the creation of any Encumbrances on any shares or securities issued by STP or the Subsidiaries or any assets; or (viii) the practice of any other act that resulted in the breach or default of any of the representations and warrants provided under this Section 9. Since the date of the Financial Statements dated 11/30/2015, STP and the Subsidiaries did not incur into any debt or liabilities other than debts and accounts payable incurred in the Normal Course of Business.

9.1.9. Material Agreements. (i) Schedule 9.1.9 hereto lists all Material Agreements entered into by STP and by the Subsidiaries; (ii) all Material Agreements have been duly executed and formalized, in the Normal Course of Business, and are valid, effective and enforceable according to all of their terms, except for the Material Agreement with Empresa Gaúcha de Rodovias S.A., which is pending formalization (iii), STP and the Subsidiaries and the respective counterparts of the Material Agreements are in compliance with the obligations undertaken by them under the Material Agreements and have not received any written notice regarding the termination, acceleration or default of any obligation provided in the Material Agreements, except for the Material Agreement with Empresa Gaúcha de Rodovias S.A. (iv), no Material Agreement (a) restricts (nor should restrict after Closing) the conduction of any business or any other activity of STP or the Subsidiaries and neither (b) shall jeopardize the capacity of STP and the Subsidiaries to freely compete in any markets or with regard to any business or activity; (v) there is no cross-default whatsoever of agreements with third parties which could affect or put STP or the Subsidiaries in a situation of default;(vi) except for those identified in Schedule 5.1(vii), no third party’s consent shall be required to avoid termination, change, acceleration or any other prejudicial effect to STP or the Subsidiaries, according to the terms of the Material Agreements, as a result of the Transaction , and all Material Agreements shall remain unchanged, valid and enforceable upon consummation of the Transaction.

9.1.10. Financial Agreements. (i) Schedule 9.1.10 lists all loan agreements, financing agreements, lines of credit, leasing or other types of financial agreements executed by STP and the Subsidiaries, whether as debtor, creditor, third-party, or guarantor (“Financial Agreements”); (ii) all Financial Agreements were duly executed and formalized in the Normal Course of Business, and are valid, effective and enforceable in accordance will all of their terms; (iii) STP and the Subsidiaries and the respective counterparties of the Financial Agreements are in compliance with the obligations assumed by them under the Financial Agreements and they did not receive any notice in writing regarding the termination, acceleration or default of any obligation set forth in the Financial Agreements; and (iv) except as informed in Schedule 5.1(vii), no third party consent is necessary to avoid termination, amendment, acceleration or any other adverse effect or more costly to STP or the Subsidiaries pursuant to the Financial Agreements as a result of the Transaction, and all Financial Agreements shall remain unchanged, valid and enforceable with the consummation of the Transaction.

9.1.11. Litigation. There is no Lawsuit involving STP and the Subsidiaries on the date hereof which has not been disclosed by Sellers to Buyer in this Agreement, and (i) Schedule 9.1.11 (A) lists the Existing Lawsuits Group A; (ii) Schedule 9.1.11 (B) lists the Non Existing Lawsuits Group B; and (iii) Schedule 9.1.11(C) lists the Existing Lawsuits Group C other than those informed in Schedule 9.1.11(A) involving STP and the Subsidiaries which are pending on the date hereof. Except as set forth in Schedule 9.1.11(A), Schedule 9.1.11(B) and in Schedule 9.1.11(C), (a) there is no Lawsuit involving STP and the Subsidiaries in respect of such Seller, STP or the Subsidiaries have been summoned, notified or in any other form communicated; (b) there is no judgment, order, arbitration decision or award rendered against them on which STP or the Subsidiaries have been summoned, notified or in any other form legally valid, communicated or notified about up to the date hereof, and that has not been fully met or remains open; (c) there is no Lawsuit or ruling or judicial, administrative or arbitral order issued against STP or the Subsidiaries which is pending execution, including regarding possible restrictions, prohibitions or delays in the consummation of the Transaction, or which demands the payment of indemnification; and (iv) STP and the Subsidiaries are not bound by any agreement or instrument through which they are required to pay any prevailing party success fees (bonus) to lawyers or to any other consultants or experts, inclusive, with regard to any Lawsuit, except for the prevailing fees retained and due by STP and the Subsidiaries for the defense and representation of their rights and interests, including of fiscal and social security nature, as specified in Schedule 9.1.11(D). Except for the Representation no. 037.837/2011, filed by the Federal Prosecutor Office, in course before the Federal Court of Auditors, to which neither STP or the Subsidiaries are parties, there is no Lawsuit whatsoever involving STP or the Subsidiaries or any of the Sellers or their Affiliates which relate to the exploitation of electronic toll fee collection at federal or state highways, and whose outcome could negatively affect the activities, operations or business of STP and the Subsidiaries or require that any Seller or its Affiliates act in the same activities developed by STP and the Subsidiaries.

9.1.12. Conduct Adjustment Agreements. Schedule 9.1.12 lists all conduct adjustment agreements (TACs) entered into by STP and by the Subsidiaries or which their activities, operations and business are subject to. All the TACs listed in Schedule 9.1.12 were or are being duly fulfilled and there are no any inquires by the respective Governmental Authorities or other Person regarding the compliance of such TACs which has been notified to STP or the Subsidiaries.

9.1.13. Taxes. (i) STP and the Subsidiaries (a) have paid or created adequate provisions for the payment of all Taxes, whether federal, state or local, applicable to their activities; (b) have complied with all main fiscal obligations and all major aspects of all accessory obligations provided in the Applicable Law; (c) have presented, timely, all Tax Returns pursuant to the Applicable Law; (d) have duly met all fiscal programs they participate or have participated in the past; (e) have settled and extinguished all of their obligations regarding any fiscal recovery programs, fiscal amnesty or similar program or installment payment programs, and there is no remaining debt, obligation or liability relating to any fiscal recovery program, fiscal amnesty or similar program or installment payment programs; (ii) the fiscal and social security Lawsuits involving STP or the Subsidiaries are listed in Schedule 9.1.11(C), as the case may be; (iii) except for and as discussed in any such Lawsuits, (a) no fine or penalty imposed by a competent Governmental Authority by reason of failure to pay or late payment of any Tax is due by STP or the Subsidiaries, or resulting from the non-compliance by them of accessory fiscal obligations or from their late payment or even resulting from any inspection conducted by the Governmental Authorities, that has not been paid or timely disputed judicially or administratively; and (b) STP or the Subsidiaries have not been informed of any inspection or investigation for determination, analysis or collection of Taxes or social contributions which are currently in progress or pending, and there is no ongoing inspection or investigation by the Governmental Authorities regarding a Tax Return or the payment of any Tax or social contribution of STP or the Subsidiaries; and (iv) except as set forth in Schedule 9.1.13, STP and the Subsidiaries do not participate in any special regime, fiscal installment payment program, fiscal amnesty or similar program, including any program for installment payment of Taxes, including “Refis” (fiscal refinancing program) or similar programs.

9.1.14. Labor Aspects. (i) STP and the Subsidiaries are in compliance with all labor laws, labor agreements, collective bargaining agreements and any other labor nature agreements or instruments (except for any immaterial breach and which may not result into any Loss for any Buyer’s Indemnitee); (ii) SGMP does not have any employees; (iii) STP and the Subsidiaries made all payment to which they are required to make to employees; (iv) STP and the Subsidiaries did not breach their obligations of labor nature, including those regarding hygiene and labor security; (iv) Schedule 9.1.14 (A) contains a list of all collective bargaining agreements, collective labor claims, union contracts or agreements or collective contracts or agreements in force on the date of this Agreement applicable to STP and the Subsidiaries; (v) STP and the Subsidiaries are not currently involved in negotiations with trade unions regarding their employees; (vi) except for the provisions of Schedule 9.1.14(B), there is no benefit plan offered by STP or the Subsidiaries to their employees (including retention plans, retirement plan, health plan, life insurance, bonus (except for the Executive Bonus), remuneration, incentives or other indirect benefit plans, whether formal or informal; (vii) there is no agreement on the payment of benefits in the event of dismissal of employees, including direct and indirect, and plans or agreements for distribution of profits executed with trade unions, except for those provided in the Applicable Law, and there is no obligation with employee pension funds; (viii) except for employees with stability as provided in the Applicable Law, the relationship between employer-employee of any Person with STP and the Subsidiaries may be terminated without cause due to any of the causes provided in the Applicable Law, without any type of fine or obligation, except for the payment of dismissal fees set forth in the Applicable Law and for the payment of the Executive Bonus; and (ix) STP and the Subsidiaries have not granted nor have they committed themselves to grant any general or specific salary raise nor any type of raise in the compensation to be paid to officers or employees.

9.1.15. Tax and Labor Obligations of Sellers. STP and the Subsidiaries have no obligation or responsibility whatsoever for any Tax or any other obligations, whether fiscal, labor, social security or otherwise, due by such Seller or any of its respective Related Parties (other than STP itself and the Subsidiaries), except when they are required to make any retention as provided by the Applicable Law.

9.1.16. Insurance. To the Knowledge of Sellers, (i) Schedule 9.1.16 contains a list of all insurance policies in force on this date relating to the operations, the real estates and the assets (“Insurance Policies”) of STP and the Subsidiaries, in force on the date hereof, and: (ii) (a) the Insurance Policies are valid, are in full force and effect and their respective premiums have been duly and timely paid; (b) all requirements of the Material Agreements relating to of the retention of insurance are being met in all material aspects; (c) STP and the Subsidiaries meet regularly all material conditions of the Insurance Policies; (d) STP and the Subsidiaries keep all of their main assets and goods duly insured, with insurance coverage at adequate, sufficient levels to provide protection against the risks they relate to; and (e) STP and the Subsidiaries have not failed to deliver any timely notice or to present any claim under an Insurance Policy which could now prevent it from performing any such delivery or presentation. No Insurance Policy shall be canceled or suspended by reason of consummation of the Transaction.

9.1.17. Governmental Authorizations and Licenses. (i) STP and the Subsidiaries have, and are in full force and effect, all licenses, registrations, enrollments, permits and other relevant Governmental Authorizations required to operate and conduct their business (including all Governmental Authorizations necessary incumbent to ANTT, ARTESP and AGEPAR), except for the authorization to CGMP act as a closed payment institution and arrangement of payment institution, to which was duly and timely requested to the Central Bank in the terms of Law No. 12,865 of October 9, 2013, as amended; and (ii) STP and the Subsidiaries did not breach any of their licenses, enrollments, permits or other Governmental Authorizations (except for any breach that has not yet been solved or finally resolved through conduct adjustment agreement). Except as described in Schedule 9.1.17, STP and the Subsidiaries are not involved in any administrative or other Lawsuit that may revoke or otherwise affect such licenses, registrations, enrollments, permits or other Governmental Authorizations. Regarding the authorization to CGMP act as a closed payment institution and arrangement of payment institution, CGMP fulfilled, properly and timely, the requirements of Law No. 12.865, of October 9, 2013, as amended, and additional requests from the Central Bank. None of the licenses, registrations, enrollments, requests, permits and Governmental Authorizations of STP or the Subsidiaries was or shall be affected by execution or performance of the Purchase and Sale Documents or the consummation of the Transaction.

9.1.18. Assets, Real Estates, Goods and Rights. (i) Except for the 5.8 GHz frequency antennas and tags which have been written-off due to obsolesce, with Write-off, the goods, assets and rights (both tangible and intangible) belonging to STP and the Subsidiaries, or belonging to third parties and used by STP and the Subsidiaries, are in adequate operating and maintenance conditions in the Normal Course of Business and in accordance with the past practices of STP and the Subsidiaries, subject to the ordinary wear and tear; (ii) such assets, jointly with the Intellectual Property, consist of all assets required for STP and the Subsidiaries to conduct their activities and operate the Business as these activities are currently being conducted; and (iii) STP and the Subsidiaries are the lawful owners or have valid, legal and adequate titles to all assets used by them to conduct the Business; And (iv) STP and the Subsidiaries have no real estate. As for the assets, real estates, goods and rights leased from third-parties, (a) the lease agreements were duly executed and formalized in the Normal Course of Business, and are valid, effective and enforceable in accordance will all of their terms; (b) STP and the Subsidiaries and the respective counterparties of such lease agreements are in compliance with the obligations assumed by them under the respective lease agreements and they did not receive any notice in writing regarding the termination, acceleration or default of any obligation set forth in such agreements; and (c) except as informed in Schedule 5.1(vii), no third party consent is necessary to avoid termination, amendment, acceleration or any other adverse effect or more costly to STP or the Subsidiaries pursuant to such lease agreements as a result of the Transaction, and all such lease agreements shall remain unchanged, valid and enforceable with the consummation of the Transaction.

9.1.19. Intellectual Property Rights. (i) Schedule 9.1.19(A) contains the list of all Intellectual Property rights of STP or the Subsidiaries (including the Material Software and the New Identification Technology) and, whenever applicable, lists all license agreements or assignment agreements, or purchase orders of the Intellectual Property rights (including the Material Software and the New Identification Technology), used in any way by STP and the Subsidiaries and that are relevant to their operations, which (a) (1) are held by STP and the Subsidiaries or are used by them with the consent of the holder through an express license to use, under valid, effective and enforceable pursuant to all of their terms, as listed in Schedule 9.1.19(B), (2) the obligations set forth in such agreements are being complied with in accordance with their respective terms and STP and the Subsidiaries did not receive any notice in writing regarding the termination, acceleration or default of any obligation set forth in such agreements; and (3) except as informed in Schedule 5.1(vii), no third party consent is necessary to avoid termination, amendment, acceleration or any other adverse effect or more costly to STP or the Subsidiaries pursuant to such agreements as a result of the Transaction, and all such agreements shall remain unchanged, valid and enforceable with the consummation of the Transaction; (b) are valid and enforceable, pursuant to the Applicable Law; (c) were not violated, attacked or contested by any Person, including by any Lawsuit that have been summoned, notified or otherwise communicated to the Sellers or to STP or Subsidiaries, without any right of third parties over them; (d) are not subject to any Lawsuit which has been summoned, notified or otherwise communicated to Sellers or STP or the Subsidiaries; except as provided in Schedule 9.1.19(C); and (d) are not subject to any Encumbrance; (ii) the ownership of the Intellectual Property of the Material Software and the New Identification Technology, and the ownership of the rights of use or license of the Material Software and New Identification Technology as held by or licensed to STP and the Subsidiaries until the Closing, shall not be affected by the consummation of the Transaction and, immediately after Closing, the Intellectual Property and the ownership of the rights of use or licenses of the Material Software, and the New Identification Technology shall be sufficient for the conduct of the Business of STP and the Subsidiaries, as conducted until the Closing Date; (iii) except as set forth in Schedule 9.1.19(C), no Intellectual Property (including the Material Software and the New Identification Technology) is subject to any order, instruction, decree, judgment or pending determination to which STP or the Subsidiaries are parties or which such Seller or STP or the Subsidiaries have been summoned, notified or otherwise communicated; (iv) except as set forth in Schedule 9.1.19(C), neither (a) STP and the Subsidiaries (which were not summoned, notified or otherwise communicated of such issue) nor (b) the use of their services when used by customers as intended by STP and the Subsidiaries, breach the Intellectual Property rights of any other Person; (v)except as set forth in Schedule 9.1.19(C), there is no Lawsuit with respect to the ownership or the use of Intellectual Property rights (including the Material Software and the New Identification Technology) used, in any way, by STP and the Subsidiaries, and that is relevant for their operations, which has been notified; (vi) except as provided in Schedule 9.1.19(C), no other Person is infringing, appropriating improperly or otherwise violating any Intellectual Property or Material Relevant Software owned or licensed to STP and the Subsidiaries or the rights of STP and the Subsidiaries on any Intellectual Property (including the Material Software and the New Identification Technology); (vii) no Person has valid equitable defense to exercise against STP or the Subsidiaries regarding any rights relating to the Intellectual Property (including the Material Software and the New Identification Technology) based on an act or omission of STP or the Subsidiaries; (viii) STP and the Subsidiaries have made reasonable efforts for the circumstances in order to prevent unauthorized disclosure to other Persons of parts of the Intellectual Property (including the Material Software, the Old Identification Technology, the TIVs and the New Identification Technology) consisting of trade secrets; (ix) STP and Subsidiaries fulfill, in all relevant aspects, the Applicable Law with respect to any intellectual property and do not breach any intellectual property of third parties; (x) except as regards ongoing maintenance or license fee payments, not yet due on this date, STP and the Subsidiaries have no obligation to make payments through royalties, fees, liquidations, indemnifications, or in any other form to any Person with respect to their use, sale, distribution or maintenance of the Material Software or the New Identification Technology; (xi) during the twelve (12) months prior to the date hereof, no Material Software, Old Identification Technology, TIV or New Identification Technology, presented substantial operational failure that: (aa) could have caused STP or its Subsidiaries to breach any Material Agreement, or (bb) could have substantially and adversely affected the use of such Material Software, Old Identification Technology, TIV or New Identification Technology, or the business operations of STP or its Subsidiaries, or (cc) could have resulted into the customer-oriented system shutdown, adversely impacting its capacity of doing business with its customers for a significant period of time; (xii) there are no agreements or undertakings upon which any Intellectual Property (including Material Software and New Identification Technology) owned by STP or its Subsidiaries would have been assigned, licensed or sublicensed by STP or its Subsidiaries to any Person, or that allow the use (either by similar agreement or arrangement or otherwise) by any Person; (xiii) no Person is infringing, unduly appropriating or otherwise violating any of the electronic systems and software of STP and the Subsidiaries (including the Material Software) and no information of confidential nature of STP and the Subsidiaries which is stored in such electronic systems and software was under any way accessed, disclosed or obtained by any Person that has not been duly authorized. STP and the Subsidiaries make use of the best practices of security of information, in order to avoid any unauthorized use, disclosure or unduly access to any confidential information that is stored in their electronic systems and software (including the Material Software).

9.1.20. Right of Use and Manufacturing of New Identification Technology; Costs; Tests. (i) CGMP holds all rights, approvals and authorizations necessary to use the New Identification Technology and to manufacture, sell, lease, rent or transfer any sticker using the New Identification Technology (ii) CGMP is under replacement procedures from the Old Identification Technology to the New Identification Technology; (iii) CGMP is under transition to using the New Identification Technology with primary technology of identification, for new customers and for the replacement of malfunctioning TIVs. (iv) The sticker of New Identification Technology has consistent functionality and reliability with the TIVs and the best industry standards and fulfill all the requirements of Applicable Law. (v) Until the Closing Date the cost of the sticker is provided in invoices and other documents submitted by Sellers to the Buyer by means of mailing dated on the execution date of this Agreement. (vi) The sticker of the New Identification Technology has the functioning and reliability consistent with the Old Identification Technology pursuant to the applicable regulations. (vii) The replacement and transition aforementionedare being deployed in the Normal Course of Business and the replacement of the 5.8 GHz tag to TIV and the sticker of New Identification Technology it is being implemented in the Normal Course of Business substantially concluded. (viii) There is no problem concerning to the use and manufacturing of New Identification Technology (including any Lawsuit which was summoned, notified or otherwise communicated to the Sellers or STP or the Subsidiaries), which result may the Business of STP and its Subsidiaries. (ix) The CGMP is certificated as a “Manufacturer of Equipment” before the ARTESP, however there is nothing (Applicable Law or agreement) that enforce STP and Subsidiaries to provide mandatorily the New Identification Technology to third parties. (x) All the information provided to the Buyer, pursuant to Section 5.1(xi) is true, complete, correct and accurate.

9.1.21. Consumer Protection. Except as provided in Schedule 1.9.21, (i) STP and the Subsidiaries comply and have always complied with the Applicable Law on consumer protection, including the provisions of Law No. 8.078, of September 11, 1990, as amended (except for any immaterial breach and which may not result into any Loss for any Buyer’s Indemnitee); and (ii) as there is no inspection or investigation in progress by any Governmental Authority relating to a breach, by STP or its Subsidiaries, of any Applicable Law relating to consumer protection.

9.1.22. Environmental Issues. (i) STP and its Subsidiaries do not need any environmental license, approval, permit and authorization by any Governmental Authoritiy to perform their activities, as they are currently performed. STP and the Subsidiaries comply and have always complied with the Applicable Laws relating to environment protection and Government Authorities, as applicable, including in carrying on their business and performing their activities and operations, and (iii) there is no Lawsuit pending against STP or its Subsidiaries by or before any Governmental Authority, having as its object any alleged breach of the Applicable environment Laws by any thereof.

9.1.23. Law Compliance. STP and its Subsidiaries complied with and comply with Applicable Laws and did not breach or are not breaching any of the Applicable Law to which they are subject, except for any immaterial breach that may not result in any Losses to any Buyer Indmenitee.

9.1.24. Bank Accounts. Schedule 9.1.24 contains a true, correct and complete list of all bank and investment accounts held by STP and its Subsidiaries.

9.1.25. Powers of Attorney. Schedule 9.1.25 contains a true, correct and complete list of all powers of attorney ad negotia and/or for bank account transactions in effect granted by STP and its Subsidiaries.

9.1.26. Recovering of Amounts regarding Former Transactions. The posterior charging by CGMP, of the customers or users that use the electronic toll collection system, of any amount that has not been charged of such customers or users in the period set forth in the operational agreements (or services agreement) between CGMP and Concessionaires, due to the unpunctuality of the Concessionaires in the remittance of necessary information for the financial liquidation by CGMP of the corresponding transactions, the risks in delay and unpunctuality and, therefore, of the subsequent charging of the customers or users, as well as the Losses arising from it, shall be exclusively borne by Concessionaires, and CGMP shall not suffer any Loss in case of such charges.

9.1.27. Fixed Assets, Capital Expenditure and Depreciation. Schedule 9.1.27 contains the latest information on the balance of PP&E, capital expenditures (capex), and depreciation for the 2015 fiscal year, divided into the following categories: (I) tags (tags vs. TIVs vs. renewed tag vs. renewed TIVs), (ii) hardware; (iii) antennas (frequency 5.8 GHz vs. frequency 915MHz), and (iv) intangible, all of which are true, correct, complete and accurate.

9.1.28. Absence of Violation. The execution, delivery, and compliance with the respective Transaction Documents do not violate, conflict or result in any violation, or constitute (with or without notification or term course, or both) in a breach, or give right to terminate, or accelerate any obligation or loss of any benefit, do not require a fine payment or result in the imposing of any Encumbrance over or in relation to STP or the Subsidiaries, pursuant to any contract, compromise, obligation, understanding, agreement, restriction, legal decision or award of which they are part or are subject to or by which their respective assets, goods or rights are binding), except for consents or other approval provided in Schedule 5.1(vii) herein, which shall be obtained by Sellers or, as applicable, by the STP and Subsidiaries, up to the Closing.

9.1.29. Transaction Costs; Intermediation. No Person shall have the right to receive or charge Buyer, STP or the Subsidiaries any Transaction Costs (including any compensation, fee, commission, or other payment regarding this Agreement or the consummation of the Transaction). All the Transaction Costs incurred by GSMP up to the Financial Statements dated 11/30/2015, which had their effects fully reflected in the Financial Statements dated 11/30/2015 (disbursement of cash or payments made or accounts payable registered until November 30, 2015) did not exceed R$ 150,000.00 (one hundred and fifty thousand reais).

9.1.30. Project of Updating of Operational Agreements. Schedule 9.1.30 hereof contain list truthful, correct and complete of all Operational Agreements and Termination Instruments executed with the Updated Concessionaires under the Project, including the CCR’s Concessionaires and Arteris’ Concessionaires, and existing on the execution date of this Agreement. A truthful and complete copy of all the Operational Agreements and Termination Instruments were delivered to the Buyer, and such documents were not amended or changed. All the Operational Agreements and Termination Instruments shall be effective on the Closing Date, subject to the respective provisions provided thereof. On the Closing Date, the Schedule 9.1.30 shall be updated to add list truthful, correct and complete of all new Operational Agreements and Termination Instruments that the CGMP may entered into with Remaining Concessionaires concerning to the Project in the Normal Course of Business, between the execution date of this Agreement and the Closing Date, whose copies truthful and complete shall be delivered to the Buyer. All the Operational Agreements and Termination Instruments entered into by CGMP and each one of the Concessionaires also shall be effective on the Closing Date, subject to the respective provisions provided thereof. All the Operational Agreements entered into by CGMP and each one of the Concessionaires and Remaining Concessionaires, as well as the respectively prior Termination Instruments under the Project, constitute valid, effective and binding obligations of its respective parties, enforceable pursuant to each Operational Agreement and each Termination Instrument subject to the provisions provide thereof. The execution, formalization and fulfillment of all Operational Agreements together with the respective Termination Instruments under the Project by its respective parties do not require any consent, approval or authorization of any Governmental Authority or any other Person, any notice to any Governmental Authority or other Person or any registry before any Governmental Authority or other Person. The execution, formalization and fulfillment of Operational Agreement and Termination Instrument by CGMP (i) shall not violate or conflict with the articles of incorporation, by-laws, corporate resolutions, regulations or equivalent documents of such CGMP; and (ii) shall not violate or conflict with any Applicable Laws or orders issued by any Governmental Authority, enforceable against CGMP or their respective assets, goods or rights, or any authorization or license issued by any Governmental Authority. Subject to the respectively provisions provided therof, all Operational Agreements and Termination Instruments entered into by CGMP with the Updated Concessionaires and Remaining Concessionaires, shall not violate, conflict or result in any violation, or constitute (with or without notice or end of term, or both) in breach, or shall give rise to a right of termination, cancellation or acceleration of any obligation or Loss of any benefit, shall not require payment of fine or result in the imposition of any Encumbrance on or CGMP in the conditions of any contract, commitment, obligation, understanding, agreement, restriction, judicial decision or award in which CGMP is part or which is subject to or by which its respective assets, properties or rights are bound, notable the Concessionaires Agreement. None of license, registry, enrollment, requirement, permission and Governmental Authorizations of CGMP shall be affected by the execution and compliance of such Operational Agreements and Termination Instruments. CGMP fulfilled with all Operational Agreements and Termination Instruments entered into with Updated Concessionaires and Remaining Concessionaires.

9.1.31. Correction, Completeness and Accuracy of Information, Representations and Warranties. All representations and warranties provided by Sellers in the Transaction Documents are correct, complete and accurate, and do not omit or fail to reveal any act or fact which make such representations, warranties and information incorrect, inaccurate, incomplete or misleading in any material respect and no material information was intentionally omitted by the Sellers, STP or the Subsidiaries on the Due Diligence. Sellers do not have knowledge of any act, fact, action or omission, or information, including any Lawsuit (including among those identified in this Agreement), that may affect significantly and negatively the Business of STP and of the Subsidiaries.

9.2. Non-existence of Further Sellers’ Representations and Warranties. With regard to the representations and warranties provided under Section 8.2 and this Section 9, CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris do not provide any other representations and warranties, either explicit or implied.

10. INDEMNIFICATION

10.1. Indemnification Obligation of CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris. Subject to the limitations and other provisions set forth in this Section 10, CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris, in an independent, individual and without joint liability manner among themselves (except as expressly provided for in Section 12.1), obliges to defend the Buyer’s Indemnitess from and against any and all Lawsuits, as well as hold Buyer’s Indemnitees harmless and indemnify from and against any and all Losses suffered or incurred by virtue or as a result of:

(i)	any incorrectness, omission, inaccuracy, violation or breach of any of the representations and warranties provided by CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris pursuant to Section 8.2; or

(ii)	any incorrectness, omission, inaccuracy, violation or breach of any of the representations and warranties made by CCR, Ivan, FIP Venice, Raízen and Arteris pursuant to Section 9; or

(iii)	any default by CCR, Ivan, FIP Venice, Raízen, GSMP or Arteris of any of their respective obligations assumed in the Transaction Documents of which they are party; or

(iv)	any act, fact, event, action or omission that is related to or affects STP or the Subsidiaries occurred or practiced at any time until the Closing Date, inclusive (including any default by STP or the Subsidiaries of any Applicable Law or of any contract or agreement which they have been or are parties of, or for any illegal act occurred or practiced at any time until the Closing Date), except for (a) the Existing Lawsuits Group A listed in Schedule 9.1.11(A) (which shall be subject to indemnification by the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, in the terms of Section 10.2), (b) the liabilities accounted and reflected in the financial statements (disrregarding any other financial statements, any notes or opinions issued by audit companies) of the Financial Statements dated 11/30/2015, and (c) the accounting liability arising from the Write-off; or

(v)	any Existing Lawsuits Group B, any Existing Lawsuits Group C (except for any Lawsuit informed in Schedule 9.1.11(C)that represent an Ordinary Litigation, which shall be subjected to indemnification by the Seller Responsible by Existing Lawsuits Group A and Ordinary Litigation, pursuant to Section 10.2) any Existing Lawsuits Group B or any Non-Disclosed or Future Lawsuit (except any Non-Disclosed or Future Lawsuit which represents an Ordinary Litigation, which shall be subject to indemnification by the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, under Section 10.2); or

(vi)	any of the current or former directors, officers, employee, worker, agent or attorney-in-fact of STP and the Subsidiaries that may have, until the Closing Date (a) used any amounts of STP and Subsidiaries for any unlawful contribution, gift, entertainment or payment of illegal expenses related to political activities; (b) used any amounts of STP and Subsidiaries for any unlawful, direct or indirect, payment to any public server or employee of Governmental Authority, foreign or domestic; (c) established or maintained, illegally or not accounted, any values or other assets of STP and the Subsidiaries; (d) made any false or fictitious note entry in the corporate books and records of STP and the Subsidiaries; (e) held any bribe, discount, payment, payment for influence, bribery or any other illegal payment of any kind, or (f) done any favor or given any present that is not permitted by Applicable Law.

10.1.1 Special Indemnity of CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris. Subject to Sections 10.1.2 to 10.1.5, in case of the Operational Agreements and/or Termination Instruments listed in Schedule 9.1.30 on the Closing Date (i) do not exist or fail to reflect the provisions of the Operational Agreements and Termination Instruments which copies have been delivered to the Buyer by the Sellers, (ii) do not be or cease to be valid, effective and binding obligations of their respective parties, enforceable in accordance with their terms, (iii) are canceled, invalidated or declared null and void due to defects already existing of the Closing Date or (iv) have otherwise their effects canceled or invalidated, in whole or in part, for any reason arising from a act, fact, action or omission occurred until the Closing Date, and the cases provided in items (i) to (iv) above shall only be considered as recognized, declared or defined, permanently, by final judgment, arbitration award, settlement or transaction in connection with any Lawsuit, CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris shall pay to Buyer, by notice or notification of the Buyer, a compensatory fine of 15% (fifteen percent) of the Purchase Price effectively received, individually, by CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris, adjusted by the IGP-M as from the Closing Date.

10.1.2 Possible Proportionality of Compensatory Fine. If occurs any of the hypothesis provided for in items (i) to (iv) of Section 10.1.1 and such event relates to Operational Agreement(s) and/or specific Termination Instruments among the Operational Agreements and Termination Instruments listed in Schedule 9.1.30 on the Closing Date and that does not affect the Operational Agreements or the Termination Instruments listed in Schedule 9.1.30 on the Closing Date, or the right of CGMP to execute Termination Instruments or Operational Agreements with Concessionaires and to partially terminate the Concessionaires Agreement by means of the execution of a Termination Instrument, the amount of the compensatory fine provided for in Section 10.1.1 shall be proportional, in a manner that the amount of the compensatory fine shall be then equal to the amount provided for in Section 10.1.1 multiplied by the percentage that the volume of the annual transfer from CGMP to the Concessionaire which is a party to the Operational Agreement(s) affected by any of the hypothesis provided for in Section 10.1.1 represents in relation to the total volume of annual transfer from CGMP to the Concessionaires which are parties of all Operational Agreements listed in Schedule 9.1.30 on the Closing Date and, for purposes of such calculation, it shall be considered the volume of transfer of all Operational Agreements listed in Schedule 9.1.30 on the Closing Date (or their possible extensions or renewals or other Operational Agreements that may replace them) from the previous fiscal year to the fiscal year in which any of the cases provided in Section 10.1.1 is verified.

10.1.3. Determination of Partial Effect. In case of the occurrence of any of the hypothesis provided for in items (i) to (iv) of Section 10.1.1 or 10.1.2 and such event jeopardizes specific provisions of the Operational Agreement(s), affecting them partially, Buyer shall analyze in good faith the final decision, arbitral award or agreement or settlement mentioned in Section 10.1.1 in order to verify if any Loss or any other damage to CGMP arise therefrom and, if Buyer, at its sole discretion, considers that way, it may request the payment of the compensatory fine provided for in Sections 10.1.1 or 10.1.2, and present to Sellers the result of its analysis in a justifiable manner.

10.1.4 Compensatory Fine Limit. If the compensatory fine provided for in Section 10.1.1 come to be applied more than once, the total amount paid individually by CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris to Buyer as compensatory fine shall not exceed the limit of 15% (fifteen percent) of the Purchase Price effectively received by such Party, adjusted by IGP-M as from the Closing Date.

10.1.5 Lawsuits Defense Related to Operational Agreements. Without prejudice of their obligation pursuant to Sections 10.1.1 to 10.1.4, CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris shall defend, at their costs and expenses, and shall keep Buyer’s Indemnitees harmless from and against any and all Third Party Lawsuits related to the matters set forth in Section 10.1.1, in accordance with Section 10.8, and any Losses incurred or suffered with the defense of such Lawsuits, including the payment of any conviction, pursuant to Section 10.1. Pursuant to Section 10.8 (ii), if CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris do not take the control of the defense of the respective Lawsuit, the Buyer Indemnified Party shall have the right (but not the obligation), at CCR’s, Ivan’s, FIP Venice’s, Raízen’s, GSMP’s and Arteris’s costs and expenses, take the control of defense or, at the discretion of the Buyer Indemnified Party, resolve the matter or make it resolved as the Buyer Indemnified Party deems appropriate, applying, as the case may be, the provisions of Sections 10.1.1 to 10.1.4.

10.2. Indemnification Obligation of the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation. Besides the provision of Section 10.1, Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall be responsible and obliges to defend the Buyer’s Indemnitee from and against any and all Lawsuits, as well as hold harmless the Buyer’s Indemnitee from and against all and any Losses suffered or incurred due to or arising from any Existing Lawsuits Group A or any Ordinary Litigation (including if provided in Schedule 9.1.11(C) or constituting any Non-Disclosed or Future Lawsuit, which constitutes an Ordinary Litigation).

10.3. Indemnification Obligation of CAP I and CAP II. Subject to the limitations and other provisions set forth in this Section 10, CAP I and CAP II, in a joint and several liability manner between themselves (but without joint and several liability with the other Sellers), oblige to defend the Buyer’s Indemnitee from and against any and all Lawsuits, as well as hold Buyer’s Indemnitee harmless from and against any and all Losses suffered or incurred by virtue or as a result of:

(i)	any incorrectness, omission, inaccuracy, violation or breach of the representation and warranty pursuant to Section 4.6.2;

(ii)	any incorrectness, omission, inaccuracy, violation or breach of any of the representation and warranties made by CAP I and CAP II pursuant to Section 8.1; or

(iii)	any default by CAP or CAP II, of any of their respective obligations assumed in the Transaction Documents of which it is party.

10.3.1 Special Indemnity of CAP I and CAP II. In addition to the provisions of Section 10.3(i), CAP I, CAP II, CIPEF VI and CGPE VI undertake to promptly indemnify, defend and hold harmless Buyer or any Buyers’ Indemnitee, from and against any and all Losses or Lawsuits incurred or suffered by Buyer or any Buyers’ Indemnitee, at any time, as result of or arising from any Tax that may be owed by Buyer or required of it regarding the sale of Shares of CAP I and CAP II, including by any action, omission, failure, incorrectness or breach, of or any representation, determination, calculation, withholding or payment of IRRF. The indemnification provided in Section 10.3(i) and in this Section 10.3.1 shall not be subjected to the restrictions provided in Section 10.5.

10.4. Buyer’s Obligation of Indemnification. Subject to the limitations and other provisions set forth in this Section 10, Buyer obliges to defend the Seller’s Indemnitee from and against any and all Lawsuits, as well as hold the Seller’s Indemnitee harmless from and against any and all Losses suffered or incurred due to or as a result of:

(i)	any incorrectness, omission, inaccuracy, violation or breach of any of the representations and warranties given by Buyer pursuant to Section 8.3; or

(ii)	any breach of Buyer to any of its respective obligations by it assumed in the Transaction Documents of which it is party; or

(iii)	any Lawsuit initiated after the Closing Date in respect to an act, fact, event, action or omission related to Buyer, STP or the Subsidiaries and occurred or practiced after the Closing Date, of which any Sellers’ Indemnitee becomes involved as defendant or co-defendant.

10.5. Limitations on Obligation to Indemnify. Subject to and except as set forth in Section 10.6, the indemnification obligations set forth in Sections 10.1, 10.2, 10.3, and 10.4 shall be subject to the following limitations, as applicable:

(i)	Indemnification Obligation of CAP I and CAP II. CAP I and CIPEF VI among themselves, as well as CAP II and CGPE VI among themselves, shall be jointly and severally liable pursuant to Section 12(iv) and (v), and shall indemnify, defend and hold harmless all and any of Buyer’s Indemnitee, from and against any and all Losses or Lawsuits suffered or incurred by any Buyer’s Indemnitee, due to or arising from only Section 10.3 (including Section 10.3.1). CAP I, CAP II, CIPEF VI and CGPE VI shall not be required to indemnify Buyer’s Indemnitees due to or arising from any other Loss suffered by them, especially in relation to the Losses under the responsibility of the remaining Sellers, except for CAP I and CAP II, in the terms of Sections 10.1 and 10.2.

(ii)	Inexistence of Joint and Several Liability among All Sellers. Except if expressly provided in this Agreement, Sellers’ obligation to indemnify set forth in this Agreement, are assumed by each of the Sellers individually, on its own name, without any joint and several liability among themselves.

(iii)	Liability Percentages. Without prejudice to the provisions of item (ii) above, and except for the provisions of item (v)(d) below, each Seller shall be liable, pursuant to their respective Participation Percentage, individually, on its own name, except when the Loss relates to (a) (1) incorrectness, omission, inaccuracy, violation or breach of the representations and warranties given under Sections 8.1 and 8.2, or (2) the non-compliance with an obligation assumed in the Transactions Documents of which such Seller is party, cases in which such Seller that caused the Loss (together with his joint and severally liable Sellers, if any) shall indemnify, defend and hold harmless the Buyer’s Indemnitees for all of the mentioned Loss, subject to the provisions of this Agreement, notably the other limitations and exclusions of limitations provided in this Section 10, or (b) Existing Lawsuits Group A and Ordinary Litigation, which shall be totally and exclusively indemnified by the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, pursuant to this Agreement.

(iv)	Minimum Value of Indemnified Loss per Non-Disclosed or Future Lawsuit. Except for (i) the responsibility of CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris for any Losses suffered or incurred by any Buyer’s Indemnitee due to or arising from any Existing Lawsuits Group B and any Existing Lawsuit Group C (other than an Ordinary Litigation, which shall be of the exclusive responsibility of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation) (ii) the responsibility of the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation for any Losses suffered or incurred by any Buyer’s Indemnitee arising from any Existing Lawsuits Group A and any Non-Disclosed or Future Lawsuit which is an Ordinary Litigation, CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris shall only be obliged to indemnify for any Losses suffered or incurred by any Buyer’s Indemnitee due to any Non-Disclosed or Future Lawsuit which does not comprise an Ordinary Litigation (which shall be of exclusive responsibility of the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation), if (a) the Non-Disclosed or Future Lawsuit, is of civil or labor nature, if the financial Loss amount involved is greater than R$50,000.00 (fifty thousand reais) adjusted by the positive variation of IGP-M, as from the date of execution of this Agreement up to the incurred or suffered Loss and (b) the Non-Disclosed or Future Lawsuit is not of civil or labor nature, if the amount of the Loss, considering the potential of financial Loss,) is equal or greater than R$100,000.00 (one hundred thousand reais) adjusted by the positive variation IGP-M, as from the date of execution of this Agreement up to the date of the respective determination; provided that, in both items (a) and (b) above, in case of multiple Losses resulting from Non-Disclosed or Future Lawsuit not comprised in Ordinary Litigation and that originate from the same act, fact, action or omission, the Losses shall be considered a single Loss and the value of any of the Losses lower than the amount of R$50,000.00 (fifty thousand reais) and R$100,000.00 (one hundred thousand reais) mentioned above, shall be added and indemnified by the respective Indemnifying Parties in case the sum of Losses exceeds such amounts of R$ 50,000.00 (fifty thousand reais) and R$ 100,000.00 (one hundred thousand reais).

(v)	Limits of Sellers’ Indemnification: The obligations to indemnify of the Parties shall be subject to the following limits and to the limits in Section 10.6:

(a) the total amount of Losses effectively indemnified pursuant to Section 10.1(vi),

as per adjusted by IGP-M as from the date of indemnification on the Loss shall be limited to 15% (fifteen percent) of the Purchase Price that each one of CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris receive, individually, adjusted by the positive variation of IGP-M as from the Closing Date.

(b) The total amount of Losses effectively indemnified pursuant to (1) Section 10.1(ii), regarding the violation or breach of the additional representations and warranties made by CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris pursuant to Sections 9.1.9 (regarding agreements related to information of technology (IT) or Intellectual Property), 9.1.19 and 9.1.20 and (2) 10.1(iv) (when the subject is related to information of technology (IT) or Intellectual Property, including the Material Software and the New Identification Technology), shall be subjected to the limit of 15% (fifteen percent) of the Purchase Price which each one of CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris receive, individually, adjusted by the positive IGP-M variation as from the Closing Date, provided in sub item (a) above, provided that in case, if the aforementioned limit is exceeded and does not yet exceeds the limit of 12% (twelve percent) of the Purchase Price which each one of CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris receive, individually, adjusted by the SELIC variation as from the Closing Date, as mentioned in letter (c) below, the limit of 15% (fifteen percent) mentioned above shall be increased by the amount of the unused balance of the such limit of 12% (twelve percent) of the Purchase Price that each one of CCR, van, FIP Venice, Raizen, GSMP and Arteris receive, individually, adjusted by the variation of SELIC as from the Closing Date (except for the reimbursement of any losses of profits pursuant to item (vii) below of this Section 10.5, which reimbursement shall remain limited to the limit of 15% (fifteen percent) mentioned above and shall not be increased by the amount of the unused balance of the limit of 12% (twelve percent) ser forth in letter (c) below);

(c) The total amount of Losses effectively indemnified as set forth in (1) Section 10.1(ii), regarding to violation or breach of the additional representations and warranties made by CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris pursuant to Section 9 (other than the items or matters covered by letters (a) and (b) above and without prejudice to the special indemnification set forth in Section 10.1.1 and the following clauses, when applicable), (2) Section 10.1(iv), when the subject is not related to information of technology (IT) or Intellectual Property and (3) Section 10.1(v) shall be limited to 12% (twelve percent) of the Purchase Price which each one of CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris receive, individually, adjusted by the SELIC variation as from the Closing Date, subject to the provisions of item (vii) below of this Section 10.5, provided that shall be discounted from the limit of 12% (twelve per cent) set forth in this letter (c) any amounts which may be used from such limit in order to increase the limit of 15% (fifteen percent) set forth in letter (b) above; and

(d) The limits mentioned in letters (a) to (C) above shall be observed individually by CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris and, as applicable, as per their respective Participation Percentages, provided that the Participation Percentages of the Sellers that are jointly and severally liable among themselves pursuant to this Agreement (and, therefore, the limits mentioned in letters (a) to (c) above) shall be added and jointly considered.

(vi)

Term: The obligations to indemnify of the Parties provided for in Section 10.1, Section 10.2, Section 10.3 and Section 10.4, shall remain in full force and effect for: (a) six (6) years counted from the Closing Date, with respect to any Losses or Lawsuits indemnifiable pursuant to the provisions of Section 10.1 (including Sections 10.1.1 to 10.1.5);

(b) 6 (six) years counted from Closing Date, in relation to (1) Taxes or (2) environment; (c) five (5) years counted from the Closing Date, with respect to any Losses or Lawsuits arising from any issue of (1) labor or (2) civil nature; and (d) two (2) years counted from the Closing Date, with respect to any other Losses or Lawsuits; provided that, (A) in case of all Existing Lawsuits Group A, all Existing Lawsuits Group B and all Existing Lawsuits Group C, and (B) in case of any communication or notice of any Loss or Lawsuit (including any Non-Disclosed or Future Lawsuit or Third Party Lawsuit and, also, in the case of the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, any Ordinary Litigation, is given before the expiration of the aforementioned terms (as provided for in items (a), to (d) above of this item (vi)), the obligation to indemnify, regarding such Loss or Lawsuit, shall remain in full force and effect until such Loss or Lawsuit is resolved or settled in a definite manner and the eventual resulting Loss (even if occurred after expiring the aforementioned indemnification terms) be fully indemnified pursuant to the terms of this Agreement.

(vii)	Exclusion of Moral Damages and Losses of Profits. None of the Parties shall be liable before the other Party due to moral damages or losses of profits, except any losses of profits incurred by STP or the Subsidiaries due to any incorrectness, omission, inaccuracy, violation or default of the additional representation and warrants made by CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris under Sections 9.1.19 (regarding agreements related to the New Identification Technology, including license or right of use of New Identification Technology, and manufacturing, purchase, sale, rent, leasing or transfer of the tags of New Identification Technology) and 9.1.20, which shall be indemnified in the terms and subject to the limits set forth in this Section 10. For the avoidance of doubts, the Parties expressly recognize that the exclusion of moral damages and losses of profits provided above does not apply to any moral damages or losses of profits that a Buyer’s Indemnitee may have to pay to any Person as a result of a Lawsuit, which shall be indemnified by the Sellers to the respective Buyer’s Indemnitee, pursuant to the terms and subject to the limits set forth in this Section 10.

(viii)	Liability for Indemnification for Existing Lawsuits Group A and Ordinary Litigation. The Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall be exclusively liable for all Losses arising from or related to the Existing Lawsuits Group A and Ordinary Litigation and no other Seller shall be liable for indemnifying a Buyer’s Indemnitee for any Losses arising from or related to any Existing Lawsuits Group A and Ordinary Litigation. The Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall bear all Losses arising from or related to any Existing Lawsuits Group A and Ordinary Litigation, without prejudice to its liability limit set forth in letters (a) to (c) of item (v) above, except if the sum of all effectively indemnified Losses arising from or related to the Existing Lawsuits Group A and Ordinary Litigation exceeds the amount of R$75,000,000.00 (seventy five million reais), as such amount is adjusted by the Adjustment Index until the Closing Date and, as from the Closing Date, by SELIC, in which case the effectively indemnified Losses arising from or related to the Existing Lawsuits Group A and Ordinary Litigation that exceed such limit shall be counted for the liability limit of the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, provided in letter (b) of item (v) above.

10.6. Exclusion of Limitation. The limitations set forth in Section 10.5, items (iv) and (v) shall not apply to: fraud and willful misconduct, (ii) the obligations to indemnify provided in Sections 10.1(i) and 10.3(iii) as well (that is, Losses arising from incorrectness, omission, inaccuracy, violation or breach of any representations and warranties made under Sections 8.1 and 8.2), and (iii) to the obligations to indemnify provided for in Sections 10.1 (i) and 10.3 (iii) (that is, Losses arising from default of any obligation assumed under this Agreement. except any violation of the obligations of non-compete provided in Sections 14.1) which (items (i) to (iii) above) shall be limited to the Purchase Price which each Seller receives, as per adjusted by the Adjustment Index up to the Closing Date and, as from the Closing Date, adjusted by IGP-M. The obligations to indemnify set forth in Sections 10.1(iii) and 10.3(ii) in respect of the obligations of non-compete set forth in Section 14.1 shall not be subjected to the limitations provided for in Section 10.5, items (iv) and (v), and shall be subject to the compensatory fine provided for in Section 14.1.2 and the responsibility of the Party or its Related Party which violates any of such obligations shall be limited to the total Purchase Price, that is, the Purchase Price received by all Sellers as per adjusted by Adjustment Index up to the Closing Date and, as from the Closing Date, adjusted by IGP-M. The special obligation to indemnify provided in Sections 10.1.1 to 10.1.5 shall not be subjected to the limitation provided for in Section 10.5, items (iv) and (v), but shall be limited exclusively to the compensatory fine provided in Section 10.1.1 (and the liability of CCR, Ivan, FIP Venice, Raízen, GSMP and Arterisfor the payment of such compensatory fine shall be limited to fifteen percent (15%) of Purchase Price effectively received by each one of them, namely CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris, adjusted by IGP-M as from the Closing Date), plus any Losses suffered or incurred with any Third Party Lawsuits, pursuant to Section 10.1.5. The limitations provided for in Section 10.5 shall not apply to the indemnification obligations of CAP I, CAP II, CIPEF VI and CGPE VI arising from Section 10.3(i) and Section 10.3.1.

10.7. Lack of Limitation to the Indemnity Right Due to Due Diligence; Disregard of Material Qualification or Criteria. The Parties and the Guarantors agree that Sellers’ obligation to indemnify and Buyer’s right to be indemnified under this Section 10 shall not be limited or prejudiced, under any circumstances, by any of the following situations or facts:

(i)	by the use of any relevant criteria or materiality (such as “relevant aspects”, “immateriality”) in the representations and warranties of Sellers, being the value of any Loss determined regardless of the aforementioned criteria;

(ii)	by the knowledge of Sellers or Guarantors relating to the occurrence of existence of any act, fact, action or omission that may give rise to any Loss or generate any indemnification pursuant this Section 10;

(iii)	by Buyer’s Knowledge of the occurrence or existence of any act, fact, action or omission that may five rise to any Loss or generate any indemnification pursuant to this Section 10;

(iv)	by the fact that the Buyer carried out the Due Diligence, being expressly agreed that the fact that the Buyer has carried out the Due Diligence shall not affect any of the representations and warranties granted by Sellers or the obligation of indemnification assumed by them under this Agreement;

(v)	by Sellers’ disclosure (including in the schedules of this Agreement), of any act, fact, action or omission;

(vi)	by the waiver to any of the Suspensive Conditions, provided that legally possible (which waiver shall be interpreted as having only been given to make the Closing possible); or

(vii)	by Closing.

10.8. Third Party Lawsuits. In the event that any Indemnitee is served, notified, charged, prosecuted, summoned, or otherwise notified, in or out of courts, in respect of any Lawsuit that shall not be a Existing Lawsuits Group A, a Existing Litigation Group C which is an Ordinary Litigation or a

Ordinary Litigation (which shall be subject to the provisions in Section 10.9) (“Third Party Lawsuit”), the Parties shall adopt the following proceedings:

(i)	The Indemnitee shall promptly give the Indemnifying Party written notice of the Third Party Lawsuit prior to the expiration of one third (1/3) of the statutory term available for the submission of a defense or legal answer to the Third Party Lawsuit. The failure by the Indemnitee to notify the Indemnifying Party of the Third Party Lawsuit within the period set forth in this item (i) shall not be affect Indemnifying Party’s obligation to indemnify under this Section 10, except if and to the extent in which the event that such absence of notice results in a material damage to the defense or preclusion of a right in connection with the Third Party Lawsuit.

(ii)	Subject to item (v) below, the Indemnifying Party shall be entitled to, by means of a notice in writing to the Indemnitee prior to the expiration of the second one third (1/3) of the statutory term available for the submission of a defense, undertake the defense of the Third Party Lawsuit, at its exclusive costs and expenses. In the event that the Indemnifying Party fails to notify the Indemnitee within the above term, or if giving notice it subsequently fails to undertake the heading of defense, the Indemnitee shall have the right (but not the obligation) at the expense of the Indemnifying Party, it assumes the defense, or at Indemnitee criteria, solve or cause to be solved the matter pursuant to Indemnitee deemed appropriated, inclusive by means of payment, installment, settlement, agreement or other means of resolution of Third Party Lawsuit.

(iii)	In the event that the Indemnifying Party undertakes the heading of defense of the Third Party Lawsuit, such defense shall be conducted on behalf of and for the benefit of the Indemnitee. The Indemnifying Party shall conduct the defense diligently, with attorneys of its choice. Indemnifying Party shall keep the Indemnitee fully informed about the progress of the defense, by means of periodic reports and copies of the relevant petitions, decisions and documents, as reasonably requested. The Indemnitee shall cooperate with the Indemnifying Party with the defense, and undertakes to grant a power of attorney to the attorney of the Indemnifying Party and, when necessary, appoint agent, nominate witnesses and give the Indemnifying Party access to the documents held by the Indemnitee which are necessary for conducting the defense. In conducting the defense, in the name of the Indemnitee, the Indemnifying Party shall not settle, make an agreement or compromise the Third Party Lawsuit, confess, waive rights or otherwise undertake any obligation in the name of the Indemnitee without such Indemnitee’s prior written authorization, which shall not be unreasonably withheld, pursuant to item (iv) below.

(iv)

For purposes of obtaining the previous authorization of the Indemnitee, according to item (iii) above, the Indemnifying Party shall send to the Indemnitee a previous notice regarding the settlement, agreement, confession or waiver of right, and the Indemnitee shall answer, in writing, regarding the content of the notice in a reasonable term, as it is requested in such notice, being that the absence of an answer shall be considered a tacit approval of the Indemnitee for the settlement, agreement, confession or waiver of right proposed. For purposes of item (iii) above and of this item (iv), the Parties acknowledge that a decision of the Indemnitee in denying authorization to the Indemnifying Party to settle, enter into an agreement, confession, or waive a right, shall be considered justified if the settlement, agreement, confession or waiver of right (1) does not include or imply in, full and unconditional release of the Indemnitee of any and all responsibility arising from the Third Party Lawsuit, (2) contains any acknowledgment or representation which suggests any infringement or responsibility of any Indemnitee, or (3) involves any order, sentence or other consequence that (a)

puts at risk the reputation or causes damages to the image of the Indemnitee, (b) affects the activities, businesses, or transactions of the Indemnitee, notably its standards, positioning or proceedings concerning to the matter subject of the Lawsuit, or (c) cause a relevant adverse precedent.

(v)	The Indemnitee shall be entitled (but not obliged) to not transfer the defense of the Third Party Lawsuit to the Indemnifying Party or otherwise assume the defense of any Third Party Lawsuit, as long as subject to the provisions provided in this item (v), in following situations: (a) in case the Third Party Lawsuit (1) is a public-interest civil action or class action, (2) may result into risk to the reputation of or image damages to the Indemnitee, (3) could affect the activities, businesses or operations of the Indemnitee, notably its standards, positioning or proceedings concerning to the matter subject of the Lawsuit, or (3) cause a relevant adverse precedent, (4) create adverse precedent, or (5) could result in criminal liability; or (b) if the Indemnitee has evidences that the interests of the Indemnifying Party and of the Indemnitee with respect to the such Lawsuit are in conflict with one another, and as a result, the Indemnifying Party could not adequately represent the interests of the Indemnitee in such Lawsuit of the Third Party. In this case, the Indemnitee shall conduct the defense in a bona fide manner and shall keep the Indemnifying Party informed about the progress of the defense, and shall obey in relation to any transaction, agreement, confession or waiver of rights the same procedure established in item (iv) above, subject to the fact that the Indemnifying Party shall, then, have the right to keep up with the defense of the Third Party Lawsuit conducted by the Indemnitee, as well as to request the Indemnitee, and as well as request the Indemnitee to keep it updated regarding the progress of the Lawsuit, providing it with periodical reports regarding the lawsuit monthly progress and copies of such petitions, decisions and relevant documents as reasonably requested.

(vi)	For avoidance of any doubts, the Parties acknowledge that, regardless of any other provision hereof and which is the Party conducting the defense of any Third Party Lawsuit, in the event any Indemnitee shall be required to make any judicial deposits (depósitos judiciais), place any guarantee or bond (fiança ou caução) in connection with the defense, pay or incur into any Loss with any online seizure (penhora online) or arrest, seizure or blockage of assets (arresto, penhora ou bloqueio de bens), or if any amounts are determined to be due pursuant to any administrative, judicial or arbitral order or decision , including injunction and preliminary injunction, appeal, or provisional execution of all judicial deposits, guarantees, bonds, blocked assets and payment orders shall be offered and/or borne by the Indemnifying Party, except as provided in items (vii) and (viii) below.

(vii)	Exceptionally in cases of judicial deposits or granting of personal guarantee (fiança ou caução) that should be paid or granted to allow the defense of Third Party Lawsuits in relation to which CAP I and CAP II are not obligated to indemnify pursuant to Section 10.3, Buyer, after the other Sellers have paid the judicial deposit or granted personal guarantee (or pay the costs of the bank or insurance company security, if applicable) in the total amount equal to the judicial deposit or personal guarantee multiplied by the sum of the Participation Percentages of all Sellers, when not CAP I and CAP II, shall make or grant, or cause to be made the judicial deposit or granted the personal guarantee (or pay the costs of the bank or insurance company security, if applicable) in the total amount equal to the judicial deposit or personal guarantee multiplied by the sum of the Participation Percentages of CAP I and CAP II. For the avoidance of doubt, the Parties expressly acknowledge that Buyer will not be obligated to make the judicial deposit or grant personal guarantee of the portion regarding CAP I and CAP II, if the Sellers, when not CAP I and CAP II, do not make the judicial deposit or grant personal guarantee that was assigned to them.

(viii)	Exceptionally in case of judicial deposits or granting of personal guarantee that shall be made or granted by GSMP, pursuant to this Section 10.8, if GSMP fails to make the judicial deposit or grant personal guarantee that is demanded to it, Buyer undertakes to request the release of the amounts of the Escrow Account of the Seller Guaranteed by Escrow Account for purposes of making the judicial deposit or granting personal guarantee in GSMP’s name, if (a) there are amounts in the Escrow Account of the Seller Guaranteed by Escrow Account sufficient to make the judicial deposit or grant the personal guarantee attributable to GSMP and (b) Buyer has the right to request such release of the amounts pursuant to Section 12.2. To the extent the other Sellers, for purposes of ensuring the conducting of the defense of the Third Party Lawsuit, have already made the judicial deposit or granted personal guarantee which was attributable to GSMP, the amount that may be released from the Escrow Account of the Seller Guaranteed by Escrow Account shall be used by it to reimburse Sellers that made the judicial deposit or granted personal guarantee of the portion attributable to GSMP. For the avoidance of doubt, the Parties expressly acknowledge that the lack of amounts in the Escrow Account of the Seller Guaranteed by Escrow Account, due to any reason, shall not have any effect over the obligation of Sellers of making the judicial deposit or granting personal guarantee for the defense, according to item (vii) above.

(ix)	Sellers shall agree upon and coordinate between themselves all procedures they wish to take for purposes of assuming and conducting the defense of any Third Party Lawsuit. Such procedures are not object of this Agreement and shall be treated between Sellers separately and in no such way shall they affect the provisions in this Agreement, notably the responsibility of Sellers for Third Party Lawsuits, pursuant to this Agreement. The lack of agreement or coordination between Sellers regarding any aspect of any Third Party Lawsuit or its defense, including the procedures they take or not take, as well as any non-made judicial deposit or non-granted personal guarantee by Sellers with the responsibility to indemnify for the Third Party Lawsuit, shall be equivalent to the decision of the Sellers in not assuming (or, as the case may be, in not conducting) the defense of a Third Party Lawsuit.

(x)	In case of withdraw, release or reversion of any judicial deposit which was made to allow the conducting of the defense of a Third Party Lawsuit or other paid amount anticipated to meet any decision or order of a Governmental Authority, including any injunction, anticipated injunction or provisional execution, such amount, as soon as withdrawn, released or reversed, shall be transferred to the Party that made it, deducting any incurred Losses, including with the conducting of the defense of the Third Party Lawsuit, or with the withdrawn, release or reversion of the judicial deposit or other amount. For the avoidance of doubt, the Parties expressly acknowledge that the provisions in this item (x) do not apply to judicial deposits and other amounts paid or anticipated by STP or by the Subsidiaries, all of which shall be owned exclusively by STP and the Subsidiaries.

(xi)	For avoidance of doubt, the Parties acknowledge that the provisions of this Section 10.9 shall not be applicable to Existing Lawsuits Group A and Lawsuits comprised in Ordinary Litigation, which shall be applicable the provision of Section 10.9.

10.9. Existing Lawsuits Group A and Ordinary Litigation. The Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall be responsible for and shall assume the defense of all Existing Lawsuits Group A and all Ordinary Litigation at its own cost and expenses, pursuant to the provisions herein. The Parties shall adopt the following procedures in respect to the Existing Lawsuits Group A and Ordinary Litigation:

(i)	In case of STP, its Subsidiaries or any other Buyer’s Indemnitee are cited, notified, accused, sued or subpoenaed in or out court, in relation to any Existing Lawsuits Group A or any Ordinary Litigation, the respective Buyer’s Indemnitee shall promptly notify the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, in written, regarding such Existing Lawsuits Group A or Ordinary Litigation, before the end of one third (1/3) of the legal term available for the defense or contest presentation to the Third Party Lawsuit. The absence of notification from Buyer’s Indemnitee to the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation regarding the Existing Lawsuits Group A or Ordinary Litigation, within the term established herein (i) shall not affect the indemnify obligation of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, as set forth in this Section 10, except if and to the extent lack of notification results in a relevant loss to the defense or status of limitation of a right concerning to Existing Lawsuits Group A or Ordinary Litigation.

(ii)	The Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall have to take the heading of defense of Existing Lawsuits Group A or Ordinary Litigation at your its own cost and expenses. Without adverse effects to any other right or available measure to Buyer, if, however, the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation fails to take the defense or abandons the defense of any Existing Lawsuits Group A or any Ordinary Litigation, the Buyer’s Indemnitee shall have the right (but not the obligation) of, at Seller’s Responsible for Existing Lawsuits Group A and Ordinary Litigation own cost and expenses, defend, or at its sole criteria, solve or cause to be solved the matter as per its deemed appropriate, including by means of payment, settlement or other resolution means.

(iii)	The Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall take the defense of Existing Lawsuits Group A and Ordinary Litigation on behalf of Buyer’s Indemnitee. The Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall take the defense in a diligent manner, by means of attorneys at its own choice. The Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall keep the Buyer’s Indemnitee fully informed on the progress of defense, by means of periodic reports, copy of petitions, decisions and relevant documents, as reasonably requested. The Buyer’s Indemnitee shall cooperate with the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation in defense, undertaking to grant powers of attorney when necessary, appoint agent, nominate witnesses and provide the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation access to the documents owned by it which are necessary for conducting the defense. In conducting the defense, the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation may make settlement and agreement provided that upon previous authorization in writing of Buyer’s Indemnitee, which shall not be denied unjustifiably, pursuant to item (iv) below.

(iv)

For purposes of obtaining the previous authorization of the Buyer’s Indemnitee, according to item (iii) above, the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall send to Buyer’s Indemnitee a previous notice regarding the settlement, agreement, confession or waiver of right proposed, having the Buyer’s Indemnitee to answer, in writing, regarding the content of the notice in a reasonable term, as it is requested in such notice, being that the absence of an answer shall be considered a tacit approval of Buyer’s Indemnitee for the settlement, agreement, confession or waiver of right proposed. For purposes of item (iii) above and of this item (iv), the Parties acknowledge that a decision of the Buyer’s Indemnitee in denying authorization to the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation to settle, enter into an agreement, confess, or waive a right, shall be considered justified if (a) the settlement, agreement, confession or waiver of right (i) does not include or imply in, full and unconditional release of the Indemnitee of any and all responsibility arising from the Third Party Lawsuit, (ii) contains any acknowledgment or representation which suggests any infringement or responsibility of any Indemnitee, or (iii) involves any order, sentence or other consequence that (a) puts at risk the reputation or causes damages to the image of the Indemnitee, (b) affects the activities, businesses, or transactions of the Indemnitee, notably its standards, positioning or proceedings concerning to the matter subject of the Lawsuit, or (c) cause a relevant adverse precedent.

(v)	The Buyer’s Indemnitee shall have the right to assume the defense of the Existing Lawsuits Group A and Ordinary Litigation, as long as subject to the provisions provided in this item (v) strategy in the following situations: (a) in case the Lawsuit (1) be a public or class action (2) could result in reputational risk or image damages to the Buyer’s Indemnitee, (3) could affect the activities, businesses or operations of the Buyer’s Indemnitee, notably its standards, positioning or proceedings concerning to the matter subject of the Lawsuit, or (4) cause a relevant adverse precedent or (5) could result in criminal liability; or (b) if the Buyer’s Indemnitee has evidences that the interests of the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation and of the Indemnitee with respect to such Third Party Lawsuit are in conflict with one another, and as a result, the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation could not adequately represent the interests of the Buyer’s Indemnitee in such Lawsuit. In this case,(A) Buyer’s Indemnitee shall conduct the defense in a bona fide manner and (B) Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall have the right to (aa) keep up with the defense of the Lawsuit conducted by Buyer’s Indemnitee, and (B) request the Indemnitee to keep it updated regarding the progress of the Lawsuit, providing it with periodical reports regarding the lawsuit monthly progress and copies of such petitions, decisions and relevant documents as reasonably requested.

(vi)	Independently of which Party is conducting the defense of the Existing Lawsuits Group A or of Ordinary Litigation, if any Buyer’s Indemnitee is obliged to make any judicial deposit, provide any guarantee or bond for defense, pay or incur in any Loss with any online pledge or seizure, pledge or blocking assets, or if any amounts are declared owed upon an administrative, judicial or arbitral order before a final and unappealable court decision or a arbitral award, such judicial deposits, guarantees, bonds, blocking assets and payment orders shall be offered and/or borne by the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation,.

(vii)	In case there is withdrawn, release or reversion of any judicial deposit made by Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation made to allow the conduction of the defense of Existing Lawsuits Group A and Ordinary Litigation or other amount paid or advanced to meet any decision, including any injunction, custody anticipation or provisory execution, such amount, as soon as withdrawn, released or reversed shall be deposited in the Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

10.10. Identification of Non-Disclosed or Future Lawsuit and Ordinary Litigation. Unless otherwise agreed between the Parties (excluding CAP I and CAP II, for purposes of this Section 10.10)and subject to the provisions of Sections 10.10.1 and 10.10.2 the determination whether a Non-Disclosed or Future Lawsuit characterizes or not an Ordinary Litigation and, therefore, if it shall be subject to the

Sellers’ right of defense, as in Third Party Lawsuits, pursuant to Section 10.8, or of the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, pursuant to Section 10.9, it shall be, initially, STP’s and/or the Subsidiaries’ internal lawyer (or, in case of absence of an internal lawyer, or by Buyer’s criteria, a lawyer appointed by Buyer, or STP or by the Subsidiaries), which shall determine in good faith, based on its best of knowledge (s.m.j.), taking into consideration the history of lawsuits of STP or the Subsidiaries, as from the preliminary review of the Third Party Lawsuit, without any further analysis, investigation or consulting of third party, and considering the potential financial Loss involved.

10.10.1.	Under no circumstance shall the Buyer’s Indemnitees (including their attorneys that conduct the identifications provided in this Section be held liable for the conducted identification pursuant to the caput of this Section 10.10), or any mistake in it, not being the Sellers exempted from any liability due to the identification made, including if the Lawsuit was unduly submitted to the Sellers or Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

10.10.2.	Without prejudice of the provisions of Section 10.10.1, Sellers among themselves that in the event of error in the identification or in case the identification made is later proved as incorrect, including concerning to the identification of Lawsuits and its classification in Schedule 9.1.11(A), Schedule 9.1.11(B) and Schedule 9.1.11(C), Sellers or the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, properly notify each other with a copy to STP and the Subsidiaries. Once determined among the Sellers who shall be responsible for the Lawsuit, the responsible Seller shall have the obligation to conduct the defense and indemnify all the Losses that may come to be incurred, except that, as long as persists any controversy among Sellers concerning the determination of the responsibility for the Lawsuit, Sellers shall be initially responsible for the conduction of defense. Any controversy among the Sellers shall not jeopardize the right of Buyer to be indemnified pursuant to this Agreement, and as long as remain any controversy regarding the responsibility of a Lawsuit among Sellers, Sellers shall be initially responsible for indemnifying the respective Buyer’s Indemnitee, and Sellers shall, among themselves, carry out the necessary adjustments, once determined the responsibility for Lawsuit.

10.11 Third Party Lawsuits Covering Period Before and After Closing. In the event of a Third Party Lawsuit that involves acts, facts or omissions relating to a period beginning before the Closing Date and which are terminated after the Closing Date, the Party (this way understood as being the Sellers or the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, or Buyer’s Indemnitee, as the case may be) whose responsibility under that Third Party Lawsuit is predominant shall have the right of defense of the Third Party Lawsuit, under this Agreement, having to take the necessary measures, and as the case may be, conduct the defense to defend the interests of all the Parties with liability regarding the Third Party Lawsuit, being all Losses paid proportionally to their respective responsibilities, under this Agreement. For purposes of this Section 10.11, it shall be considered predominant the responsibility of the Party related to the largest portion of the amount involved in the Third Party Lawsuit and, if the value is not determinable, it shall be considered predominant the responsibility of the Party regarding the longer period of exposure. The Party that assumes the defense shall conduct it in a diligent manner, by the attorneys they choose, keeping the other Party(ies) fully informed about the conduction of the defense, by sending periodical reports and copies of the petitions, decisions and relevant documents, as reasonably requested. The Party responsible for the conduction of a Third Party Lawsuit shall not compromise, agree to confess, waive rights or otherwise assume any obligation without the prior written permission of the other Party(ies) by notice in writing to the other Party(ies), neither the other Party(ies) shall deny such authorization without justification. In case of notification of the responsible Party for the conduction of the defense of the mentioned Third Party Lawsuit about settlement, agreement, confession or waiver of rights, the other Party(ies) shall manifest themselves in the stipulated term in such notification, being the silence interpreted as tacit consent of the other Party(ies). For proper clarity, the responsibility for the payment of Losses arising from Third Party Lawsuits covering the period before and after Closing, shall be subject to the rules established in this Agreement, regardless of who conducted the defense.

10.12. Existing Lawsuits Group B and Existing Lawsuits Group C. Sellers CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris shall be exclusively responsible for any and all Losses arising from the Existing Lawsuits Group B and the Existing Lawsuits Group C, pursuant to their respective Participation Percentages (except for the portion which would be incumbent to CAP I and CAP II, which shall be assumed by Buyer), which defense shall remain being conducted by STP and the Subsidiaries, at the costs and expenses of CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris (except for the portion which would be incumbent to CAP I and CAP II, which shall be assumed by Buyer). CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris shall have the right to assume, at any time after Closing, by means of service of written notice to STP and the Subsidiaries, with copy to Buyer, the conduction of the defense of any Existing Lawsuits Group B and of the Existing Lawsuits Group C, subject to the provisions of Section 10.8, when applicable. In this case, Buyer, STP, and the Subsidiaries shall have the right to keep up with, at their own expenses, the defense of the Existing Lawsuits Group B and the Existing Lawsuits Group C that come to be assumed by CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris. In the event that the conduction of the defense of the Existing Lawsuits Group B and the Existing Lawsuits Group C remain of STP’s and the Subsidiaries responsibility, CCR, Ivan, FIP Venice, Raízen, GSMP and Arteris s are, from this date, authorized to keep up with such defense, including by means of hiring lawyers, at its expenses. The Party that is not conducting the defense shall have the right to request to the other Party to keep it informed about the progress of the Existing Lawsuits Group B and the Existing Lawsuits Group C, providing it with periodical reports regarding the lawsuit monthly progress and copies of such petitions, decisions and material documents as reasonably requested. Section 10.8 shall apply mutatis mutandis to the Existing Lawsuits Group B and the Existing Lawsuits Group C.

10.13. Payment of Indemnification. Subject to the provisions of this Section 10, and in the absence of any other term set forth in this Agreement, the Indemnifying Party shall pay any indemnification owed to an Indemnitee within 15 (fifteen) days counted as from the receipt by the Indemnifying Party of written notice from the Indemnitee identifying the Loss, describing and evidencing the indemnification owed, the basis thereof and its amount, and demanding the indemnification. The payment of Indemnification shall also observe the provisions of the following items, when applicable to the situation in question:

(i)	in the event of Sellers Guaranteed by Escrow Account, payment shall be carried out, firstly, with capital deposited into Escrow Account in relation to the Seller Guaranteed by Escrow Account, up to the total balance of Escrow Funds, unless in case the Escrow Funds are not sufficient to indemnify the Buyer’s Indemnitee, the Sellers Guaranteed by Escrow Account shall remain fully liable for the due and unpaid indemnification and shall pay immediately in funds promptly available, subject to the provisions of Section 12.1;

(ii)	in case the Sellers Guaranteed by Bank Guarantee, payment shall be carried out with their own capital, unless the Seller Guaranteed by Bank Guarantee ceases to indemnify any Buyer’s Indemnitee within the applicable term, the Buyer shall be entitled to require, from the Bank, the immediate payment of due amount, under the respective Bank Guarantee issued by the Guarantor Bank, the immediate payment of the due amount, under the respective Bank Guarantee issued by the Guarantor Bank, and the Sellers Guaranteed by Bank Guarantee shall be obliged to the payment of any due and unpaid deficiency, if any;

(iii)	in the event of Sellers Guaranteed by the Affiliated Company, payment shall be carried out with their own capital, either from Sellers Guaranteed by the Affiliated Company or Guarantors of Affiliated Companies, under the respective terms of the Affiliated Company’s Security;

(iv)	in case of Ivan and FIP Venice, when concerning Losses that are not related to Existing Lawsuits Group A or Ordinary Litigation, payment shall be carried out with their own funds, unless in case Ivan or FIP Venice fails to indemnify a Buyer’s Indemnitee within the applicable term, Buyer shall have the right to enforce the fiduciary assignment on fund quotas pursuant to the Pledge of Quotas Agreement; and

(v)	in case the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, concerning Losses related to Existing Lawsuits Group A or Ordinary Litigation, with the amounts deposited in Escrow Account of Additional Price, until the total balance of Guarantee Funds of Additional Price, unless, if the Guarantee Funds of Additional Price are not sufficient to indemnify the Buyer’s Indemnitee, the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall be kept fully responsible for indemnification in the due and unpaid amount and shall pay within five (5) Business Days of the date on which the Loss become due.

10.14. Reduction of Indemnification Amount. The amount of any indemnification shall be deducted from (i) any insurance indemnities actually paid to the Indemnitee regarding the respective Loss (less the amount of any discounts or other Losses that the Indemnitee loses with the use of the respective insurance policy); (ii) any indemnification, contribution or other payment effectively made to the Indemnitee by any third party owing indemnification for the respective Loss (provided that the obligation to indemnify shall not be conditioned upon the aforementioned indemnification, contribution or other payment being made, and provided further that if Buyer Indemnitee subsequently recovers from the third party any portion of the Loss, such Buyer’s Indemnitee shall reimburse the amount recovered less any costs, expenses, Taxes or other Loss evidently incurred with this reorganization); and (iii) the net effect of any Tax deduction effectively used by the Indemnitee as a result of the Loss indemnified to it (provided that the Indemnitee is entitled to and effectively use such deduction within the same Tax determination period as that of the payment of the Loss).

10.15. Taxes. Subject to the provisions of this Section 10.14(iii), the payment of any indemnification shall be increased by the amount corresponding to any Taxes over such indemnification or over the Indemnitee’s receiving of it, in such a way that the Indemnitee receives the amount of the indemnification free from any Taxes.

10.16. Arrears Charges. If any Party delays any of the payments due to another Party, under this Agreement, the Party in default shall be obliged to pay the due amount adjusted by IGP-M variation between the date on which the value became due and the date of its effective payment, added with late payment interests at one percent (1%) per month and a late payment penalty at two percent (2%) on the due and unpaid amount.

10.17. Third Party Beneficiaries. The Parties agree that the obligations, under this Section 10, are assumed in favor of the Indemnitee and that any Indemnitee is a third party beneficiary of the said obligations. Any Indemnitee shall be entitled to, at any time, exercise, comply with or perform its rights before the Indemnifying Party, on its behalf or on behalf of other Indemnitees.

11. TERMINATION OF THE AGREEMENT

11.1. Events of Termination. This Agreement may only be terminated until the Closing Date, upon occurrence of the following events:

(i)	mutual agreement in writing among the Parties;

(ii)	by the Buyer in the event of breach by any Seller of any obligation hereunder, provided that (a) such breach is not remedied within thirty (30) days as from receipt, by the respective Seller, of a notice to that effect sent by the Buyer, and (b) the Buyer is in compliance with its obligations under this Agreement;

(iii)	by any of the Sellers in case of breach by the Buyer of any obligation hereunder, provided that (a) such breach is not remedied within thirty (30) days from the receipt by the Buyer of a notice to that effect sent by any of the respective Sellers, and (b) the respective Seller is in compliance with their obligations under this Agreement;

(iv)	by any of the Parties upon giving written notice thereof to the other Parties, if the approval of CADE is not obtained pursuant to Sections 5.1(ii), 5.2(ii) and 5.4 within three hundred and sixty (360) days as from the date hereof;

(v)	by any Party upon giving written notice thereof to the other Parties, if the approval of the Central Bank becomes required and is not obtained pursuant to Sections 5.1(iii), 5.2(iii) and 5.5 within three hundred and sixty (360) days as from the date hereof;

(vi)	by any of the Parties upon giving written notice thereof to the other Parties, if any Governmental Authority enacts an Applicable Law demonstrably preventing or otherwise prohibiting the Transaction;

(vii)	by Buyer, upon giving written notice thereof to the other Parties, in case of filing for Bankruptcy or dissolution of any of the Sellers; or

(viii)	by any Seller, upon giving written notice thereof to the other Parties, in case of filing for Bankruptcy or dissolution of Buyer.

11.2. Consequences of Termination. In the event that this Agreement is terminated pursuant to Section 11.1, all the obligations of the Parties shall be considered terminated, without any liability or penalty by any Party to the any of the other Parties, except Losses, except for the events provided for in Section 11.1 (ii), (iii), (iv) and (v) and, if there is a fault of one of the Parties, to Section 11.1(iv) and (v), events of which the innocent Party(ies) shall be entitled to charge from the breaching Party all the Losses that the innocent Party(ies) incur(s) as a result of the respective breach.

11.3. Termination Effects. In any termination event of this Agreement, as per this Section 11, all terms and conditions herein which, by its nature or express provision, must remain in force, shall remain valid and enforceable even after the termination of this Agreement, including with respect to Sections 6.6, 12.1, 14.3, 14.4, 14.5, 14.6, 15.6, 15.8, 15.11 and 15.12.

12. GUARANTEES

12.1. Joint and Several Liability. Sellers, the Guarantors and the GSMP Shareholders shall not be severally and jointly liable, except and subjected to as follows:

(i)	Dalila, Andréia, Luís, Ricardo, Sérgio, José and Mariana shall be jointly and severally liable between themselves for all obligations which their GSMP Shareholders’ Group (i.e., the GSMP Individuals’ Shareholders’ Group) is responsible, as per the following item (ii);

(ii)	Each GSPM Shareholders’ Group shall be a guarantor and the principal payer of GSMP , in the proportion of participation of such GSPM Shareholders’ Group in the corporate capital of GSMP as of the date hereof, as provided for in Schedule 12.1(ii) of this Agreement, for all obligations undertaken by GSMP under this Agreement;

(iii)	Ivan and his wife shall be jointly and severally liable between themselves and with FIP Venice, and it with them, for all obligations assumed by Ivan and FIP Venice under this Agreement;

(iv)	CAP I and CIPEF VI shall be jointly and severally liable between themselves for all obligations assumed by them in the terms of this Agreement;

(v)	CAP II and CGPE VI shall be jointly and severally liable between themselves for all obligations assumed by them in the terms of this Agreement; and

(vi)	All Persons mentioned in items (i) to (v) above hereby expressly waive their respective rights provided for in Articles 365, 366, 827, 834, 835, 837, 838, 839 and 844, paragraph 1 and paragraph 3 of the Civil Code and article 595 of the current Civil Procedure Code.

12.1.1 Liability of the GSMP Shareholders. For purposes of Section 10.13(i) and Section 12.1(ii), the Parties acknowledge that in the event of the insufficiency of Escrow Funds to proceed with the payment owed by GSMP pursuant to this Agreement, each GSMP’s Shareholders Group shall be a guarantor and the principal payer of GSMP for the respective exceeded amount, exclusively in the proportion of their respective participations in the corporate capital of GSMP on the date hereof. It is hereby clarified that without prejudice of CGMP liability as a principal debtor, none GSMP’s Shareholders Group may be charged for total amount of GSMP debt pursuant to the provisions hereof, it is shall be only liable in the proportion of its respective participation on the corporate capital of CGMP on the date hereof, subject to the rule mentioned in Section 10.13(i).

12.2. Escrow Account; Escrow Funds. On the Closing Date, in accordance with the provisions of Section 4.11.1, part of the Purchase Price owed to the Seller Guaranteed by Escrow Account, equal to the Escrow Amount Deposited in the Escrow Account of Seller Guaranteed by Escrow Account, shall be retained and deposited in the Escrow Account of Seller Guaranteed by Escrow Account. The Escrow Funds deposited in the Escrow Account of Sellers Guaranteed by Escrow Account shall secure the obligations of the Seller Guaranteed by Escrow Account to indemnify the Buyer’s Indemnitees, subject to this Section 12.2.

12.2.1.	The Escrow Funds deposited in the Escrow Account of Seller Guaranteed by Escrow Account shall be maintained in the Escrow Account pursuant to Section 12.2.9, and shall be invested and released in accordance with the provisions of this Agreement and the Escrow Agreement. Sellers Guaranteed by Escrow Agreement of Seller Guaranteed by Escrow Account.

12.2.2.	The Security Deposit Agent shall maintain and administer the Escrow Account pursuant to this Agreement and the Escrow Agreement of Sellers Guaranteed by Escrow Account.

12.2.3.	In the event of any inconsistency between this Agreement and the Escrow Agreement of Sellers Guaranteed by Escrow Account, this Agreement shall prevail between the respective Parties and the respective Parties shall take any and all such actions as necessary to correct the inconsistency identified in the Escrow Agreement of Seller Guaranteed by Escrow Account.

12.2.4.	The remuneration or fees of the Security Deposit Agent shall be deducted from the Escrow Funds. The replacement of the Security Deposit Agent may be requested by Seller Guaranteed by Escrow or by Buyer, provided that by a first tier institution. The replacement shall require the approval of the Seller Guaranteed by Escrow Account and Buyer, which shall not be unjustifiably denied.

12.2.5.	The Escrow Funds shall be invested, at Seller Guaranteed by Escrow’s discretion, in any of the following investments: (i) bonds issued by the Brazilian treasury, (ii) certificates of bank deposits (CDBs), (iii) fixed income or DI investment funds, as set forth in the Escrow Agreement of Seller Guaranteed by Escrow Account, (iv) other investments previously agreed with the Buyer. Any and all proceeds resulting from any investments of the Escrow Funds shall become part of the Escrow Amount Deposited in the Escrow Account of Seller Guaranteed by Escrow Account for all purposes of this Agreement. The Seller Guaranteed by Escrow Account shall be exclusively responsible for any Losses resulting from any investments of the Escrow Funds.

12.2.6.	The Seller Guaranteed by Escrow Account shall be liable and pay for any and all Taxes that may be charged on the Escrow Accruals. Any Taxes that the Security Deposit Agent is obliged to deduct and withhold on account the Escrow Accruals shall be deducted from the Escrow Funds.

12.2.7.	For purposes of allowing the parties of the Escrow Agreement of Seller Guaranteed by Escrow Account to keep track of the amount of the Escrow Funds, Buyer and Seller Guaranteed by Escrow Account, together with the Security Deposit Agent, may maintain and from time to time validate a tracking account (conta gráfica) reflecting the deductions, releases and balance of the Escrow Account, as well as the Escrow Accruals.

12.2.8.	The Escrow Funds shall be released by the Security Deposit Agent to Buyer following any indemnification payment becoming owed to any Buyer’s Imdemnitee or such other situation authorizing release of Escrow Funds to Buyer, as provided for in this Agreement or in the Escrow Agreement of Seller Guaranteed by Escrow Account.

12.2.9.

The Escrow Funds shall be released by the Security Deposit Agent to the Seller Guaranteed by Escrow Account pursuant to following schedule, as applicable: (i) at the first anniversary of Closing Date shall be released an amount corresponding to (i.a) twenty per cent (20%) of the amount originally deposited in the Escrow Account of Seller Guaranteed by Escrow Account (increased by applicable interests and incomes, minus costs and Taxes), (i.b) deducted from all amounts withdrawn from the Escrow Account pursuant to Sections 12.2.8 until the respective release from all estimated amount of existing Lawsuits and in respect of which the Sellers Guaranteed by Escrow Account liability may have any responsibility pursuant to Section 12.2.10 (“Estimated Amount of Existing Lawsuits”); (ii) at the second anniversary of Closing Date shall be released an amount corresponding to (ii.a) forty per cent (40%) of the amount originally deposited in the Escrow Account of Seller Guaranteed by Escrow Account (increased by applicable interests and incomes, minus costs and Taxes), (ii.b) deducted from all amounts withdrawn from the Escrow Account pursuant to Sections 12.2.8 until the respective release (including previous period) and of any release occurred in the previous anniversary pursuant to this Section 12.2.9 (if any) (ii.c) deducted from the Estimated Amount of Existing Lawsuits until the respective release; (iii) at the third anniversary of Closing Date shall be released an amount corresponding to (iii.a) sixty per cent (60%) of the amount originally deposited in the Escrow Account of Seller Guaranteed by Escrow Account (increased by applicable interests and incomes, minus costs and Taxes), (iii.b) deducted from the amounts withdrawn from the Escrow Account pursuant to Sections 12.2.8 until the respective release (including previous period) and of any release occurred in the previous anniversary pursuant to this Section 12.2.9 (if any) (iii.c) deducted from the Estimated Amount of Existing Lawsuits until the respective release; (iv) at the fourth anniversary of Closing Date shall be released an amount corresponding to (iv.a) eighty per cent (80%) of the amount originally deposited in the Escrow Account of Seller Guaranteed by Escrow Account (increased by applicable interests and incomes, minus costs and Taxes) (iv.b) deducted from all amounts withdrawn from the Escrow Account pursuant to Sections 12.2.8 until the respective release (including previous period) and of any release occurred in the previous anniversary pursuant to this Section 12.2.9 (if any) (iv.c) deducted from the Estimated Amount of Existing Lawsuits until the respective release; (v) at the fifth anniversary of Closing Date shall be released the amount deposited in the Escrow Account of Seller Guaranteed by Escrow Account, minus the Estimated Amount of Existing Lawsuits until the respective release, which shall be retained in the Escrow Account of Seller Guaranteed by Escrow Account, and shall be used for the payment of owed indemnifications to the Buyer’s Indemnitee pursuant to Section 12.2.8, and it shall be released to the Seller Guaranteed by Escrow Account to the extent that the Lawsuits which have been justified its retention, shall be favorably solved or indemnified to Buyer’s Indemnitee until the full use of all Escrow Funds.

12.2.10	The Estimated Amount of Existing Lawsuits to be counted pursuant to Section 12.2.9, shall be proportional to the Participation Percentage held by Seller Guaranteed by Escrow Account. For purposes of determination of the Estimated Amount of Existing Lawsuits pursuant to Section 12.2.9, Buyer, or STP or any of Subsidiaries shall provide to the Seller Guaranteed by Escrow Account, with, at least, thirty (30) days in advance of the date of respective release, report estimating the Estimated Amount of Existing Lawsuits until the respective release (if any). The Estimated Amount of Existing Lawsuits shall be estimated, in bona fide, taking into consideration the potentiality of financial Loss in existing Lawsuits, provided that, in the case of repetitive Lawsuits, whenever possible, the history of condemnations of STP and Subsidiaries. For avoidance of doubt, the Parties acknowledge that the financial amount of Loss of any Lawsuit includes, besides any condemnation, all Losses related to the to the Lawsuit or arising from it. In case the Seller Guaranteed by Escrow Account disagrees of the presented amount, Seller Guaranteed by Escrow Account and Buyer shall reach an agreement regarding the amount to be retained in Escrow Account. In case they not reach an agreement, the Seller Guaranteed by Escrow Account and Buyer shall hire the Audit Company and one of the Reviewing Audit Company, or a first tier corporate law firm to provide its opinion concerning to the controversial items. No disputed amount shall be released to the Seller Guaranteed by Escrow Account until the issuance of such opinion. The cost of related to the retaining of third party shall be, initially, paid by Seller Guaranteed by Escrow Account and Buyer in the proportion of 50/50 and, once the final opinion of such third party is provided, the final costs shall be fully borne by the Party, whose estimation on the amount to be maintained in the Escrow Account is demonstrated most discrepant in relation to the opinion of the third party that was retained, which shall reimburse the other Party in half of the amount of the advanced costs. If such Parties do not reach an agreement within five (5) Business Days concerning the third party to be retained to provide the opinion regarding the aforementioned matter, the Parties shall notify the chairman of Center of Arbitration and request the appointment of a mediator to mediate the draft of an audit company and/or law firm to be retained. The mediator’s fees shall be equally borne by Parties. The opinion of retained audit company or law firm shall be final and binding to the Buyer and the Seller Guaranteed by Escrow Account, and shall be considered, for all legal purposes, as a final decision and, therefore, it is not subjected to revision or proceedings of any dispute.

12.2.11. The Escrow Funds shall be released only upon (i) joint authorization from Buyer and Seller Guaranteed by Escrow Account (which authorization Buyer and Seller Guaranteed by Escrow Account hereby agree to issue in accordance with the provisions of this Agreement and as provided for in the Escrow Agreement of Seller Guaranteed by Escrow Account) or (ii) judicial order or arbitration award. Upon the request of Buyer or Seller Guaranteed by Escrow Account in any situation which authorizes the release of any Escrow Funds in accordance with the provisions of this Agreement, Seller Guaranteed by Escrow Account and Buyer shall give, and hereby undertake to give, the Security Deposit Agent, a joint notice authorizing the release of the Escrow Funds owed to the respective Party to which the payment shall be made. For purposes of any notices, authorizations and instructions to the Security Deposit Agent, the Seller Guaranteed by Escrow Account shall be represented pursuant to Section 15.6 In case any of the respective Parties fail to sign or deliver any notice or authorization for the release of any Escrow Funds which such Party is required to sign or deliver in accordance with the provisions of this Agreement (and, in case such Party disputes the release to be made, in case such Party is ultimately found to have acted in bad faith or unduly withheld its signature or authorization to such release), such Party shall be subject to the payment of fine in the amount of point one per cent (0.1%) of the amount that was supposed to be released, as adjusted and increased by the charges set forth in Section 10.16, per Business Day of delay, without prejudice to any other right or remedy available to the aggrieved Party.

12.2.12. Seller Guaranteed by Escrow Account agrees not to create or allow the creation of any Encumbrance over the Escrow Funds or the Escrow Account of Seller Guaranteed by Escrow Account. In the event any Encumbrance is created or established over the Escrow Funds or the Escrow Account of Seller Guaranteed by Escrow Account, within ten (10) Business Days counted as from the acknowledge of such Encumbrance, it shall deposit new funds in the same amount of the Escrow Funds in a new Escrow Account to be opened and maintained in benefit of Buyer before the Security Deposit Agent, in the terms of this Agreement and of a new Escrow Agreement of Seller Guaranteed by Escrow Account, substantially in the same form of the Escrow Agreement of Seller Guaranteed by Escrow Account.

12.3. Affiliated Company Guarantee. In order to ensure the compliance of all of the obligations of Sellers Guaranteed by Affiliated Companies, including the obligations to indemnify Buyer’s Indemnitee, each Affiliated Company’s Guarantor hereby grants a guarantee on behalf of its respective Seller Guaranteed by Affiliated Company, in the following terms and conditions (the “Affiliated Company’s Guarantee”).

12.3.1 Each Affiliated Company’s Guarantor hereby irrevocably and irreversibly represents and undertakes, as guarantor and severally liable with its respective Seller Guaranteed by Affiliated Company, as guarantor and principal responsible of all obligations of the Sellers Guaranteed by Affiliated Companies arising out of this Agreement, in accordance with articles 275 and following and articles 818 and following of the Civil Code.

12.3.2 The Affiliated Company’s Guarantors, pursuant to Article 828, I and II of the Civil Code, hereby waive the order’s benefits, rights and rights of relief provided for in Articles 281, 365, 366, 821, 827, 827, sole paragraph, 829, 830, 834, 835, 837, 838, 839 and 844, paragraphs 1 and 3 of the Civil Code and 77 and 595 of the current Civil Procedure Code.

12.3.3 The Affiliated Company’s Guarantee shall secure all obligations of Sellers Guaranteed by Affiliated Company under this Agreement.

12.3.4 The amount of the Affiliated Company’s Guarantee shall be paid by the applicable Affiliated Company’s Guarantor in the terms of Sections 10.13 to 10.16 and this Section 12.

12.3.5 The Affiliated Company’s Guarantors shall subrogate in the rights of Buyer’s Indmenitee against their respective Sellers should they comply with, in total or in part, the guarantee provided for in this Section, up to the amount of debt effectively complied with.

12.3.6 The Affiliated Company’s Guarantee shall remain valid for a minimum term of five (5) years counted as from the Closing Date or within thirty (30) Business Days after the final resolution of any Lawsuit and compensation of any Losses that shall be compensated in accordance with this Agreement, whichever occurs last.

12.4. Guarantee of Sellers Guaranteed by Collateral. In order to secure all obligations of Sellers Guaranteed by Collateral under this Agreement, Ivan hereby undertakes to pledge in favor of Buyer up to the Closing Date, 19,010 (nineteen thousand and ten) quotas issued by Raiz Fundo de Investimento Multimercado Crédito Privado, an investment fund of multimarket (FIM), enrolled with the CNPJ/MF under No. 15,106,614/0001-20 corresponding to, at least, at any time, 33.33% (thirty three point thirty three percent) of all issued quotas of such investment fund and, representing, on the Closing Date, at least, a net equity greater or equal than 21% (twenty one percent) of the sum of Purchase Price owed by Buyer to each Seller Guaranteed by Collateral. Sellers Guaranteed by Collateral shall execute with the Buyer the Pledge Agreement, in the terms of the draft contained in Schedule 5.1(x) (“Pledge Agreement”). The Pledge Agreement shall guarantee all obligations of the Sellers Guaranteed by Collateral in this Agreement, as well as the obligations to indemnify of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation pursuant to Section 10.2. The Pledge Agreement shall be valid for a term of, at least, five (5) years as from the Closing Date, provided that in case of any Lawsuit, which is indemnifiable pursuant to this Agreement, on the fifth (5th) anniversary of the Closing Date, the guarantee shall be, automatically, extended for more thirty (30) Business Days after a final resolution of Lawsuit and compensation of any Losses that shall be indemnified pursuant to this Agreement.

12.5. Bank Guarantee. Any Seller may become a Seller Guaranteed by Bank Guarantee, in the terms of this Section 12.5. Any Seller Guaranteed by Bank Guarantee shall obtain a bank guarantee securing all obligations of Sellers Guaranteed by Bank Guarantee under this Agreement, including the obligation to indemnify Buyer’s Indemnitee, in the total amount of 10% (ten percent) of the Purchase Price owed by the Buyer to each Seller Guaranteed by Bank, adjusted by SELIC as from the date of execution of this Agreement) (“Bank Guarantee”). Each Bank Guarantee shall be issued by a first tier bank acceptable by Buyer (which, except if otherwise agreed between the Seller Guaranteed by Bank Guarantee and Buyer, shall be among the ten (10) biggest Brazilian banks by net worth in the previous fiscal year), and shall provide the immediate and unconditional payment of any amount requested by Buyer, in writing, and the waiver, by the bank, of all rights set forth in Section 12.3.2.

12.5.1. The Sellers Guaranteed by Bank Guarantee shall maintain their Bank Guarantees for a minimum term of 5 (five) years counted as from the Closing Date, subject to Section 12.5.2. In the event the Bank Guarantee is issued for a shorter term, such term shall be equal to, at least, 1 (one) year and the relevant Seller Guaranteed by Bank Guarantee shall, within thirty (30) days prior to expiration of the Bank Guarantee, (i) extend the term of the Bank Guarantee for an additional term of, at least, one (1) year or (ii) replace such Bank Guarantee by a new Bank Guarantee valid for at least one (1) year, upon the return of the Bank Guarantee in possession of Buyer. The default of the obligation by the Seller Guaranteed by Bank Guarantee to extend or replace the Bank Guarantee within such 30-day term shall authorize Buyer to demand to the Security Bank the prompt payment of the full amount of the Bank Guarantee, which funds Buyer shall keep in deposit (or use to pay Losses that may become owed by the Seller Guaranteed by Bank Guarantee) until the a new Bank Guarantee is issued and delivered to Buyer in accordance with the provisions of this Section 12.5.

12.5.2. The amount of the Bank Guarantee shall decrease according to the following schedule: (i) eight percent (8%) of the Purchase Price owed by Buyer to each Seller Guaranteed by Bank Guarantee (as adjusted for the IGP-M as from the Closing Date and until the date of the respective addition) as from the second (2nd) anniversary of the Closing Date; (ii) six percent (6%) of the Purchase Price owed by Buyer to each Seller Guaranteed by Bank Guarantee (as adjusted for the IGP-M as from the Closing Date and until the date of the of the respective addition) as from the third (3rd) anniversary of the Closing Date; (iii) four percent (4%) of the Purchase Price owed by Buyer to each Seller Guaranteed by Bank Guarantee (as adjusted for the IGP-M as from the Closing Date and until the date of the respective addition) as from the fourth (4th) anniversary of the Closing Date; and (iv) two percent (2%) of the Purchase Price owed by Buyer to each Seller Guaranteed by Bank Guarantee (as adjusted for the IGP-M as from the Closing Date and up to the date of the respective decrease) on the fifth (5th) anniversary of the Closing Date, securing that, from the Bank Guarantee decrease amount, an amount equal to the total value of any and all potential Losses referring to any pending Lawsuit on the fifteenth (15th) Business Day prior to the date of any deduction, as informed by STP or its Subsidiaries up to the fifth (5th) Business Day prior to the estimated date of decrease in the Bank Guarantee.

12.5.3. Buyer undertakes to return to each of the Sellers Guaranteed by Bank Guarantee the original copy of the respective Bank Guarantee (i) to be replaced within five (5) Business Days of the delivery of the new Bank Guarantee; (ii) within five (5) Business Days after the fifth (5th) anniversary of the Closing Date, in the absence of any Lawsuit; or (iii) in the event of any Lawsuit on the fifth (5th) anniversary of the Closing Date, within five (5) Business Days of the definite resolution of the Lawsuit and reimbursement of any Losses that shall be indemnified pursuant to this Agreement.

12.6. Change in the Modality of Guarantee; Individual Relationship. Each one of Sellers and Buyer may agree to change the guaranteed offered by respective Seller under this Agreement, subject to the conditions set forth herein for each type of guarantee. Such change of guarantee shall be subject to a separate agreement to be entered into between the respective Sellers and Buyer, regardless of the agreement of the other Sellers, and shall be executed between Buyer and such Seller (dismissing the signatures of other Sellers), of which one copy shall be delivered to all Parties within ten (10) Business Days as from its execution. The relationship between tBuyer and each Seller and its respective Guarantor concerning to the payment of any indemnification owed pursuant to this Agreement is independent of any transaction, agreement, resignation regarding to any payment that is executed between Buyer and a Seller and its respective Guarantor, and shall not depend of other Sellers and shall be restricted to Buyer and such Seller and its respective Guarantor, and shall not benefit the other Sellers or their Guarantors or affect their obligations.

12.7. Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation; Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation. On the Closing Date, the Additional Contingent Purchase Price owed to Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall be deposited in the Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation. The Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation shall secure the obligations of the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation to indemnify the Buyer’s Indemnitees pursuant to Section 10.2. The Escrow Funds deposited in the Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall be maintained deposited in the Escrow Account of Seller Responsible for Existing Lawsuits Group

A and Ordinary Litigation for a term of, at least, 5 (five) years as of the Closing Date, subject to Section 12.7.8, and shall be invested and released in accordance with the provisions of this Agreement and the Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

12.7.1. The Security Deposit Agent shall maintain and administer the Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation pursuant to this Agreement and the Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

12.7.2. In the event of any inconsistency between this Agreement and the Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, this Agreement shall prevail between the respective Parties and the respective Parties shall take any and all such actions as necessary to correct the inconsistency identified in the Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

12.7.3. The remuneration or fees of the Security Deposit Agent shall be deducted from the Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation. The replacement of the Security Deposit Agent shall require the approval of the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation and Buyer.

12.7.4. The Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation shall be invested in (i) bonds issued by the Brazilian treasury, (ii) certificates of bank deposits (CDBs) or (iii) fixed income or DI investment funds, as set forth in the Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, or (iv) any other investment chosen and mutually agreed upon by the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation and Buyer. Any and all proceeds resulting from any investments of the Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation shall become part of Additional Contingent Purchase Price for all purposes of this Agreement. The Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall be exclusively responsible for any Losses resulting from any investments of the Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation.

12.7.5. The Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall be liable and pay for any and all Taxes that may be charged on the Escrow Accruals of the Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation. Any Taxes that the Security Deposit Agent is obliged to deduct and withhold on account the Escrow Accruals of the Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation shall be deducted from the Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation.

12.7.6. For purposes of allowing the parties of the Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation to keep track of the amount of the Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation, Buyer and Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, together with the Security Deposit Agent, shall maintain and from time to time validate a tracking account (conta gráfica) reflecting the deductions, releases and balance of the Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, as well as the Escrow Accruals of the Escrow Funds of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

12.7.7. The Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation shall be used exclusively for: (a) the payment of Losses regarding Existing Lawsuits Group A and Ordinary Litigation, (b) for the reimbursement to Buyer (or Buyer Indemnified Parties) in case any Loss related to any Existing Lawsuits Group A or any Ordinary Litigation is suffered; and, at the end of such periods, as the case may be, (c) for the release to the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, as per Section 12.7.8.

12.7.8. Annually, as from the 2nd (second) anniversary of the Closing Date, at the 20th (twentieth) Business Day counted as from the respective date of anniversary of the Closing Date, one fifth (1/5) of the balance of the Escrow Account of the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation existing on the date of the respective anniversary of the Closing Date, less the total amount of any and all potential Losses referring to any and all Existing Lawsuits Group A and Ordinary Litigation against any Buyer’s Indmenitee, pending on the respective anniversary of the Closing Date, pursuant to the report prepared by the attorney responsible for the conduction of the defense of such lawsuits and delivered to Buyer, STP and the Subsidiaries within 5 (five) Business Days counted from the respective anniversary of the Closing Date and validated by STP and the Subsidiaries within 5 (five) Business Days counted as from its receipt (“Available Balance in Escrow Account”) shall be released to the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation. The Available Balance in Escrow Account shall be released to the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation within twenty (20) Business Days as from the fifth (5th) anniversary of the Closing Date, if there are no Existing Lawsuits Group A and Ordinary Litigation in the fifth (5th) anniversary of the Closing Date. If on the fifth (5th) anniversary of the Closing Date there are any pending Existing Lawsuits Group A or Ordinary Litigation, the Available Balance in Escrow Account shall be released to the extent of the final resolution of each one of the respective Existing Lawsuits Group A and Ordinary Litigation which has caused the retention of the amount corresponding to amount deposited in the Escrow Account of the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

12.7.9. The release of the amounts from the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation’s Escrow Account whether: (i) for the payment of costs, expenses, attorneys’ fees, resolutions, judicial orders and settlements regarding Lawsuits under the responsibility of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation; or (ii) for the payment or release of any amounts owed to the Buyer’s Indemnitee (in case it suffers any Loss regarding any Existing Lawsuits Group A and any Ordinary litigation), or to the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation (pursuant to Section 12.7.8), shall require (a) the joint authorization from Buyer and Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation to the Security Deposit Agent, with copy to STP and the Subsidiaries (authorization which Buyer and Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation hereby agree to issue in accordance with the provisions of this Agreement and the Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, as soon as practically possible after the event that has caused the payment or release, in any event no longer than 5 (five) Business Days counted as from the date of such event) or (b) judicial order or arbitration award. The Parties recognize that the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation shall need agility in the releases mentioned in item (i) above, in order to carry on payments regarding Losses arising from the

Lawsuits under his responsibility, and, in this sense, Buyer undertakes to cooperate, as well as cause STP and the Subsidiaries to cooperate with the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, for purposes of facilitate the release of amount.

12.7.10. The Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation undertakes not to create or allow the creation of any Encumbrance over the Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation or the Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation. In the event any Encumbrance is created or established over the Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation or the Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, within ten (10) Business Days counted as from the acknowledge of such Encumbrance, it shall deposit new funds in the same amount of the Escrow Funds of Existing Lawsuits Group A and Ordinary Litigation in a new Escrow Account of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation to be opened and maintained in benefit of Buyer before the Security Deposit Agent, in the terms of this Agreement and of a new Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation, substantially in the same form of the Escrow Agreement of Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

12.8. Prerogative of Execution of Guarantees. Buyer’s Indemnitee shall be entitled to execute any of the guarantees granted under this Section 12. The execution of any guarantee shall not prejudice the exercise of any other guarantee, at the same time or later.

12.9. Guarantee of Guarantor of Buyer. The Guarantor of Buyer hereby unconditionally, irrevocably and irreversibly guarantees, as principal responsible and joint debtor, the timely and immediate fulfillment of the payment obligations of Buyer under this Agreement. Guarantor of Buyer expressly waives the social benefits, rights and discretion of exemption provided for in Articles 281, 365, 366, 821, 827, 827, sole paragraph, 829, 830, 834, 835, 837, 838, 839 and 844, paragraph 1 and 3 of the Civil Code, Article 77 and 595 of the current Civil Procedure Code, or other laws and articles that may replace them and result in the same effects. The guarantee of the Guarantor Buyer shall expire within thirty (30) days after the liquidation of Purchase Price and the deposit of Additional Contingent Purchase Price in Escrow Account of the Seller Responsible for Existing Lawsuits Group A and Ordinary Litigation.

13. SUBMISSION AND APPROVAL OF THE TRANSACTION BY CADE

13.1. Notice. Subject to the provisions of Section 5.3, the Parties shall jointly submit the Transaction for the review of CADE within fifteen (15) Business Days as from the date of execution of this Agreement. Buyer shall lead and coordinate the submission of the request, and shall be secured the participation of Sellers in the approval of the initial request (which shall not be unjustifiable denied or delayed), subject to the provisions of this Section 13.1. Sellers shall provide the requested necessary information by Buyer to the formulation of the initial request, as well review and approve the draft of request as soon as possible, within fifteen (15) Business Days as from the execution date of this Agreement, and in case that the request’s approval were delayed, the Buyer may submit the request regardless of such approval, subject to information and recommendation that have been transmitted by Sellers to the Buyer. The Parties shall timely provide all information of their responsibility, which that may be requested by CADE. The Parties undertake to cooperate in a timely manner in order to meet any requirements that may be made. Buyer and Sellers shall be responsible for the payment of the fees of their respective attorneys hired to assist on the filling procedure of the Transaction and CADE’s review. In addition, Sellers, acting jointly, on one side, and Buyer, on the other side, shall each pay fifty percent (50%) of the submission fee for the protocol of the request for the submission of the Transaction to CADE’s review.

13.2. Restriction or Absence of Approval of the Transaction. Subject to the provisions of Section 11.1(iv) in the event CADE (i) subject the approval of the Transaction to changes in the structure of the Transaction; or (ii) does not approve the Transaction, the Parties, in good faith, shall negotiate the changes necessary for the approval of the Transaction, subject to the assumptions used for the execution of this Agreement in order to effect its purpose as quickly as possible and with the minimum of prejudice to STP, the Subsidiaries, and the Parties, it being understood that the Parties may waive the Transaction set forth in this Agreement as a result of requirements, impositions or restrictions imposed by CADE.

14. NON-COMPETE; NON-SOLICITATION; CONFIDENTIALITY; PUBLIC RELEASE

14.1. Non-Compete. Subject to the exceptions provided for in Section 14.1.1, for a term of five (5) years counted as from the Closing Date, each of the Sellers, by each of them and any of their respective Related Parties, undertake not to, directly or indirectly (including by means of any other Person), (i) engage or invest in, own, manage, join, operate, finance, control or participate in the ownership, management, operation, financing or control of, or lend any money to or guarantee any obligation of, or acquire, hold or make any interest or financial investment in, or acquire any right to participate or share the revenues, the profits or results of, associate with, lend its name to, or render any services or give advice to, any Person, in the Business, anywhere in Brazil; and (ii) induce or attempt to induce any customer, supplier, licensee or other Person to cease of using, operate or doing business with, or to reduce its use, operations or business with STP and the Subsidiaries.

14.1.1. Certain Exceptions. The provisions of Section 14.1 shall be subject to the following exceptions:

(i)	In relation to Heber, the provisions provided in Section 14.1 shall not be applicable with respect to its Affiliate that exploits the business of “Move Mais”;

(ii)	The provisions of Section 14.1 shall not apply to Ivan specifically with respect to any investment that Ivan may make, after the Closing Date, directly or by means of an investment fund by which he is a quotaholder and no other Person holds participation, except for any of his heirs, in a company of payment means that (a) is not or whose Affiliates are not direct competitor of the Buyer, STP or the Subsidiaries, (b) does not act, directly or indirectly, with any payment mechanism (including paper vouchers, cards, communication tags via RFID, mobile phone or similar technologies) to pay tolls on roads, highways or roadways, and (c) whose monthly revenue and volume of operations with payment mechanisms (including paper vouchers, cards, communication tags via RFID, mobile phone or similar technologies) destined to the payment of parking and fuel is not equal or higher than 20% (twenty percent) of the monthly revenue and volume of operations of such company of payment means, respectively, in any period of three (3) consecutive calendar months or within four (4) any calendar months during any calendar year. For purposes of letter (b) above, the existence of annual monthly revenue and monthly volume of incidental operations related to payment of tolls on roads, highways or public roads, through credit card, in an amount not higher than R$ 1,000,000.00 (one million reais) (adjusted by the IGP-M as from the Closing Date) shall be allowed. For purposes of the exception set forth in this item (ii), it is also agreed the following: (a) all volumes and revenues of the company of payments means and any Affiliate of it, jointly, shall be taken into consideration; (b) Buyer shall have the right, upon written notice to Ivan, to request the availability of financial statements and any other documents necessary for purposes of verifying the compliance with the above requirements; and

(iii)	In relation to CAP I and CAP II, the provisions set forth in Section 14.1 shall not be applicable to the Related Parties of CAP I and CAP II, such provisions shall be applicable only to CAP I, CAP II, CGPE VI and CIPEF VI and their Controlled companies.

(iv)	Concerning to the GSMP, shall not be considered a breach of GSMP for that all the GSMP Shareholders shall be liable as a guarantor and the principal payer of, but only of the respective GSMP Shareholder, of such GSMP Shareholder shall be liable direct and individually (up to the limit of total Purchase Price pursuant to Section 14.1.2) of the obligation breach of non-compete provide in this Section 14.1 by such GSMP Shareholder or by its respective Related Parties (which is not GSMP or other GSMP Shareholder or Controller or Controlled or manager of this other GSMP Shareholder) The same condition shall be applicable likewise the obligations of GSMP provided in Sections 14.2, 14.3 and 14.4 hereof.

14.1.2 Compensatory Fine due to Breach of Non-Compete Obligations. Without prejudice to any other indemnifiable Loss owed to any Buyer’s Indemnitee under the other provisions of this Agreement (except for this Section 14.1), if any of the Sellers or its respective Related Parties breach any of its obligations under the Section 14.1, then such Seller and/or its respective Guarantor shall pay Buyer (or, if so requested by Buyer, to STP or the Subsidiaries), within 5 (five) Business Days counted from the receipt of communication or notice sent by Buyer, a compensatory fine for each breach (being considered each client or client’s account breaching the obligation of non-compete): (a) seven (7) times the annual gross revenue CGMP with each respective client or client’s account, considering as a calculation basis the annual gross revenue the monthly average of the three (3) months preceding the month of the breach of the obligation of non-compete (as the moment that the Person become a customer or user of Seller or of its Related Party that breach the obligation), in case that the Person is or was a customer of CGMP; or (b) R$ 1,400.00 (one thousand and four hundred reais), adjusted by the IGP-M from the date of execution of this Agreement, for each client or new client’s account in case that the Person is not or was a customer of CGMP, or in case of that is not possible determining the calculation pursuant to letter (a) above. Pursuant to Section 10.6, the liability of each Seller or its respective guarantor under this Section 14.1.2 shall be restricted to the total Purchase Price, thus, the Purchase Price received for all Sellers, as per adjusted by Adjustment Index up the Closing Date, and as from the Closing Date adjusted by IGP-M.

14.2. Non Solicitation. For a term of two (2) years counted as from the Closing Date and unless upon prior consent, in writing, of Buyer, Sellers and any of their respective Related Parties shall refrain from: (i) solicit, hire, employ, appoint to the position of officer or otherwise engage with any Person employed or providing services to STP or to the Subsidiaries and that occupies a high level position (manager or superior, including any superintendent or officer), except if such Person has been fired or dismissed by STP or the Subsidiaries by initiative of STP itself or the Subsidiaries (except for members of the board of directors that have resigned from their positions on the Closing Date); (ii) solicit, hire, employ, appoint to the position of officer or otherwise engage with any other Person employed or providing services to STP or to the Subsidiaries (besides the Persons mentioned in item (i) above), except if such other Person has been fired or dismissed by STP or the Subsidiaries by initiative of STP itself or the Subsidiaries and the hiring of such Person occurs in response to public announcements of recruitment and selection, conveyed in good-faith, in the Normal Course of Business; or (iii) inducing, fostering or inciting any of the Persons mentioned in items (i) and (ii) above to be dismissed, ceasing to provide services or disrupting their relationship with STP or its Subsidiaries. Schedule 14.2 hereto contains a list of all Persons occupying, on the date hereof, a high level position (manager or superior) in STP and the Subsidiaries.

14.2.1. Certain Exceptions. the provisions set forth in Section 14.2 shall not be applicable to the Related Parties of CAP I and CAP II, such provisions shall be applicable only to CAP I, CAP II, CGPE VI and CIPEF VI and their respective Controlled companies.

14.3. Confidentiality of the Confidential Information of STP and the Subsidiaries. The Parties, the Guarantors, STP and the Subsidiaries acknowledge and agree that the Confidential Information of STP and the Subsidiaries belongs to STP and the Subsidiaries. Sellers (i) shall keep and cause their Related Parties to keep in strict confidentiality all Confidential Information of STP and the Subsidiaries and (ii) shall not use and shall cause their Related Parties not to use, any Confidential Information of STP and the Subsidiaries for any purpose. If for a reason Closing is not consummated, Buyer (i) shall keep and shall cause its Related parties to keep in strict confidentiality all Confidential Information of STP and the Subsidiaries and (ii) shall not use, and shall cause its Related Parties not to use any Confidential Information of STP and the Subsidiaries for any purpose. The confidentiality obligations set forth in this Section 14.3 shall remain in full force and effect within five (5) years counted as from the execution of this Agreement, except for those confidentiality obligations set forth in the Applicable Law.

14.4. Confidentiality of the Confidential Information of the Parties. The Parties and the Guarantors, acknowledge and agree that the Confidential Information of the Parties belongs to the respective disclosing Parties. The Parties and Guarantors (i) shall keep and cause their Related Parties to keep in confidentiality all Confidential Information of the Parties and (ii) shall not use and shall cause their Related Parties not to use, any Confidential Information of the Parties for any purpose other than the execution of this Agreement and the consummation of the Transaction. The confidentiality obligations set forth in this Section 14.4 shall remain in full force and effect within five (5) years counted as from the execution of this Agreement, except for those confidentiality obligations set forth in the Applicable Law.

14.5. Disclosure of the Confidential Information by Legal Order or Rule of Governmental Authority. In case of any Confidential Information that shall be disclosed as result of the requirement of Applicable Law (including rule of Governmental Authority), under the Applicable Law the Person required to carry out the disclosure, may carried out provided that (i) before of the disclosure of Confidential Information, inform the owner or the responsible for provide the Confidential Information, (ii) requesting confidential treatment to the Confidential Information in case of such information is available in the Normal Course of Business and (iii) restrict to the strictly necessary parties the disclosure of Confidential Information for comply with the requirement of the Applicable Law.

14.6. Public Announcements. All Parties (except for Buyer) and all Guarantors (except for the Guarantor of Buyer) which are not a public-held company undertake to, for themselves and their Affiliates and their respective Agents, obtain Buyer’s previous approval in writing, in order to disclose or make any release to the press, Governmental Authority or third party, concerning the content of this Agreement and the Transaction. Buyer, Guarantor of Buyer, CCR and Arteris shall endeavor their best efforts to coordinate any disclosure or make any release to the press or Governmental Authority which they are required to make under the Applicable Law.

15. GENERAL PROVISIONS

15.1. Cooperation. Subject to the terms and conditions of this Agreement, the Persons undertake to perform, or cause to be performed, all acts, as well as to take, or cause to be taken, all measures, as required under the Applicable Law, to consummate the Transaction provided for in this Agreement. The Parties undertake to execute and deliver all documents, certificates, agreements, contracts and other instruments, as well as to perform the other acts that may be necessary or convenient in order to conclude the Transaction contemplated in this Agreement.

15.2. Binding Effect and Assignment. This Agreement is entered into in an irrevocable and irretrievable manner, and binds all the Persons and their respective legal successors and permitted assigns executing hereto. The rights and obligations set forth in this Agreement may not be assigned by any Party without prior consent in writing by the other Parties hereto, provided that Buyer may transfer and assign any of its rights or obligations hereunder to any of its Affiliates to which it may transfer or assign the Shares, in total or part, by means of simple notice of such transfer or assignment to Sellers or their successors (and the confidentiality obligations set forth in Section 14 shall be maintained by Buyer and shall also be assumed by the assignee).

15.3. Severability. If any term or provision provided for in this Agreement is deemed null, illegal or unenforceable, in view of any legal provision or court decision or final award, all other terms and provisions herein shall remain in full force. If any term or provision is deemed null, illegal or unenforceable, the Parties shall negotiate in good faith an amendment to this Agreement with the purpose of reestablishing the original intention of the Parties, as authorized by the Applicable Law.

15.4. Waiver and Amendment. No omission or delay to exercise any right, power or prerogative arising from this Agreement shall be deemed as a waiver of the right, power or prerogative, and no isolate or partial exercise of any right, power or prerogative shall prevent the future exercise of the same right, power or prerogative or the exercise of any other right, power or prerogative. The rights and legal remedies provided for herein shall be cumulative, notwithstanding any other rights or legal remedies provided for in the Applicable Law or in this Agreement. The provisions of this Agreement may only be amended or waived by means of a written instrument executed by the Parties hereto interest and affected by the mentioned waiver.

15.5. Notices. The communications and notices shall be deemed as delivered when received pursuant to confirmation of receipt or “notice of receipt” issued by Empresa Brasileira de Correios e Telégrafos to the Persons mentioned below at the addressed written below. Communications and notices made by e-mail shall be deemed as received on the date they are sent, provided that (i) they are sent to the addressees below, (ii) its receipt is confirmed by means of indication (receipt issued by equipment used by the sender), and (iii) the original documents containing the terms of the documents submitted via e-mail shall be forwarded to the addresses and assigned to the Persons below within two (2) Business Days after submitting the notice via e-mail:

If to Buyer:

If to the Sellers:

15.5.1. The change of any communication information above shall be notified to the other Parties, Guarantors, STP and the Subsidiaries by the Party having its communication information changed. In case the other Parties fail to be notified under this Section 15.5.1, the communications / or notices sent to the addresses and to the Person identified in this Agreement, or previously notified pursuant to this Section 15.5.1, shall be deemed as delivered.

15.6. Powers of Attorney.

15.6.1 Hereby:

(i)	GSMP and the each one of the GSMP’s Shareholders reciprocally and mutually entitled and grant each other as attorneys-in-fact;

(ii)	Ivan, its wife Sarita Bartholomei Rodrigues Toledo and FIP Venice reciprocally and mutually entitled and grant among themselves as attorneys-in-fact; and

(iii)	Each Guarantor of Affiliated Company of Sellers (except for CPC) and its respective guaranteed Affiliate reciprocally and mutually entitled and grant each other as attorneys-in-fact; and

(iv)	CAP I, CAP II, CIPEF VI and CGPE VI reciprocally and mutually entitled and grant each other as attorneys-in-fact;

with special, irrevocable and irretrievable powers to represent the respective grantor before all and any Parties, Guarantors or intervening parties herein, any Buyer’s Indemnitee, the Security Deposit Agent and all of their respective Agents, with respect to any and all matters arising in connection with this Agreement or any other Transaction Document which the respective grantor is a party, as well as any other agreements or documents entered into between the respective grantor and any of the Persons mentioned above, in connection with the Transaction or any other transactions or acts contemplated in this Agreement or in other Transaction Documents which the grantor is a party, including in respect of any Lawsuits or judicial or extrajudicial proceedings, lawsuits or arbitration, with powers to send and receive notices, service of processes, communications, subpoena or any other communications, including any request, notice or other notification or communication for purposes of Section 15.12, to settle, arbitrate, compromise, waive, make and receive payments, sign, give or receive any instructions or consents, receive and grant releases, being able to take any other actions or practice any other acts required or advisable for the fulfillment of the foregoing.

15.6.2 Additional Power-of-Attorney of CAP I, CAP II, CIPEF VI and CGPE VI. CAP I, CAP II, CIPEF VI and CGPE VI shall, within 30 (thirty) days as from the date of execution of this Agreement, grant to a legal entity or law firm with head office in the city of São Paulo, SP, Brazil, and deliver to Buyer, a power-of-attorney, in form and substance reasonable accepted by Buyer, granting, irrevocably and irreversibly, for the term of 6 (six) years and 30 (trirty) days as from the Closing Date, powers to submit and receive subpoena, notices and notifications or any other communication concerning to any action, lawsuit or proceeding, judicial or extrajudicial, or arbitral, including any request, notice, notification or communication for purposes of Section 15.12.

15.7. Entire Agreement. This Agreement is the entire agreement among the Parties with respect to the Transaction, cancelling and replacing all verbal or written, dealings offers and covenants made previously to the date of execution of this Agreement among the Parties and/or Guarantors with respect to the object of this Agreement, except for any instruments that may be executed at the same time with this Agreement or after, in order to (i) treat specific matters among the Parties and/or Guarantors or (ii) in respect solely to the interests of one or more Sellers, on one side, and the Buyer, on the other side.

15.8. Specific Performance. This Agreement is an extrajudicial enforceable instrument, according to article 585, item II, of the current Code of Civil Procedure, or another Applicable Law and article that may replace them and result in the same effect. Failure to comply with the obligations assumed in this Agreement shall cause the defaulting Party to be subject to the applicable legal actions and/or arbitration penalties aiming at obtaining the specific remedy for the non-complied obligation, including those provided for in articles 461, 461-A, 466A, 466B, 466C, 621 and 632 of the current Code of Civil Procedure, or another Applicable Law and articles that may replace them or result in the same effects.

15.9. Compliance with the Applicable Law. The Parties represent that during the compliance with the obligations provided for in this Agreement they shall strictly comply with any Applicable Law, including the applicable anticorruption law, especially the provisions in Law No. 12,846 of August 1st, 2013, as amended.

15.10. Good Faith and Probity Principles. The Parties hereby represent, mutually and expressly, that this Agreement was executed in compliance with the principles of probity and good faith, on their free, conscious and sound manifestation of will by the Parties and in perfect relation of equity.

15.11. Applicable Law. This Agreement shall be governed and construed in compliance with the laws of the Federative Republic of Brazil.

15.12. Arbitration. The Parties, the Guarantors, STP and its Subsidiaries undertake to use their best efforts to settle any controversy or dispute arising from or related to this Agreement, including, but not limited to, any matter related to its existence, validity, fulfillment and termination (“Dispute”), within thirty (30) days of the submission of a notice in writing to the Parties, Guarantors, STP and its Subsidiaries of the existence of any Dispute. If the Dispute is not amicably settled within such term, it shall be settled in a final and definite manner by arbitration, under the Law No. 9.307, of September 23, 1996, as amended, to be filed and processed by the Center of Arbitration and Mediation of Brazil-Canada Chamber of Commerce (“Arbitration Center”), pursuant to its Arbitration Rules in effect at the time of the arbitration filing (“Rules”), except for the modification in this Section 15.12 or mutual agreement in writing by the Parties, Affiliated Company’s Guarantors, STP, and its Subsidiaries, as applicable.

15.12.1. The arbitration shall be carried out by an arbitral tribunal formed by three (3) arbitrators, to be appointed, being two (2) of them appointed by the parties, plaintiff and defendant.

15.12.2. If the arbitration proceedings involving three (3) or more Parties, parties executing this Agreement as plaintiff(s) or defendant(s) in which they may not be grouped as blocks of plaintiff(s) and/or defendant(s), all the Parties involved in the arbitration shall jointly appoint two (2) arbitrators within fifteen (15) days of the receipt, by these parties to the arbitration, of a notice by the Arbitration Center in this sense.

15.12.3. The third arbitrator, who will be the chairman of the arbitral tribunal, shall be chosen by the arbitrators appointed by the parties within fifteen (15) days as from the acceptance of office by the last arbitrator or, if it is not possible for any reason, by the Chairman of the Arbitration Center. If the Parties fail to appoint the two (2) arbitrators, all members of the arbitral tribunal shall be appointed by the Chairman of the Arbitration Center, who will designate one of them to serve as president.

15.12.4. The arbitration shall take place in the City of São Paulo, State of São Paulo, where the arbitral award shall be rendered.

15.12.5. The language of the arbitration shall be Portuguese. The laws of the Federal Republic of Brazil shall apply to the merits of the arbitration, and no judgment in equity will be permitted.

15.12.6. The defeated Party shall bear the costs and expenses of the arbitration procedure, including reasonable attorneys’ fees, as determined in the arbitral award.

15.12.7. The filing of arbitration shall not impair or stay the normal fulfillment of the other obligations provided for herein, including any court executions for debt due, certain, and payable.

15.12.8. The Parties, Guarantors, STP and its Subsidiaries may request for provisional and emergency remedies in judiciary court before constituting the arbitration center. From its filing, all the provisional and emergency remedies shall be directly requested to the arbitration court, which may keep, revoke or alter the remedies previously requested and/or granted by the judiciary court. With respect to provisional and emergency remedies, the central Forum of the Judicial District of the City of São Paulo, State of São Paulo is hereby elected. The action of arbitral award execution may be proposed, at discretion of the stakeholder, in the City of São Paulo, State of São Paulo or at the judicial district in which any domicile or assets of any of the arbitration parties are located. The request for any legal remedy, pursuant to the aforementioned terms, shall be considered as a waiver to the rights provided for in this Section 15.12 or the arbitration as the sole method of Dispute settlement among the Parties, Guarantors, STP and its Subsidiaries.

15.12.9. Before executing the arbitration agreement, the Arbitration Center may consolidate simultaneous arbitration procedures, founded in this Agreement or any other instrument executed among the Parties, Guarantors, STP and its Subsidiaries pursuant to the Rules. After executing the arbitration agreement, the arbitration court may consolidate simultaneous arbitration procedures, provided that such procedures are related to the same legal relationship and the arbitration sections are compatible. The first arbitration court instituted shall be applicable for the consolidation and its award shall bind the Parties, the Guarantor of Buyer, Guarantors, STP and its Subsidiaries.

15.13. Authorization of Initials.

(i)	Buyer and Buyer’s Guarantor hereby authorizes Cesar Augusto Rodrigues de Carvalho (CPF/MF No. 344.472.998-79), Diego Orenstein (CPF No. 364.246.278-20), Marcelo de França Fernandes da Silva (CPF No. 325.023.958-52), Jessica Fruhauf Filka (CPF No. 392.638.568-50) and Fernanda Lima Peixoto (CPF/MF No. 412.169.138-54 individually, to initialize the pages of this Agreement, including its schedules, on their behalf;

(ii)	CCR and CPC hereby authorizes Rafaela Scorza de Almeida Castro (CPF/MF No. 418.523.488-01) and Raphael Gouveia Bello, (CPF/MF No. 325.122.088-85), individually, to initialize the pages of this Agreement, including its schedules, on their behalf;

(iii)	FIP Venice, Ivan and his wife Sarita Barthlomei Rodrigues Toledo hereby authorizes Marcos Eduardo Ruiz Coelho Gomes (CPF/MF No. 195.479.088-04)individually, to initialize the pages of this Agreement, including its schedules, on their behalf;

(iv)	CAP I, CAP II, CGPE VI and CIPEF VI hereby authorizes Juliana Soares Zaidan (CPF/MF No. 350.528.828-40) and Álvaro Silas Uliani Martins dos Santos, (CPF/MF No. 144.170.258-00); and Eduardo Comparato Ferreira de Sá (CPF/MF 432.237.078-08), individually, to initialize the pages of this Agreement, including its schedules, on their behalf;

(v)	GSMP and the GSMP Shareholders hereby authorize Carolina Salles Brotero Battendieri (CPF/MF No. 369.405.248-86), Alessandra Riveralainez Tridente (CPF/MF No. 214.489.058-77) and Leonardo Toledo da Silva (CPF/MF No. 272.359.528-57), individually, to initialize the pages of this Agreement, including its schedules, on their behalf;

(vi)	Raízen and Raízen Energia hereby authorize Alessandra Caldas Lima (CPF/MF No. 053.307.127-50), Rafael Skinner de Lucca (CPF/MF no 394.899.098-07) and Paulo Victor Lorite da Silva Chaves (CPF/MF No. 341.585.058-79) to initialize the pages of this Agreement, including its schedules, on their behalf;

(vii)	Arteris and Latina hereby authorize Sabrina Indelicato Penteado (CPF/MF no 274.871.328-11), individually, to initialize the pages of this Agreement, including its schedules, on their behalf;

(viii)	STP and the Subsidiaries authorize Daniel Vieira de Macedo Gonçalves (CPF/MF No. 222.589.958-41) and Daniel Soares Sato (CPF/MF No. 287.763.538-42), individually, to initialize the pages of this Agreement, including its schedules, on their behalf; e

*    *    *

In witness whereof, the parties execute this instrument in seventeen (17) counterparts, in the presence of the two (2) witnesses below.

São Paulo, March 14, 2016.

(SIGNATURES FOLLOW ON THE NEXT PAGES – ONE PAGE PER SIGNATORY OF THIS

INSTRUMENT, INCLUDING WITHNESSES, TOTALIZING 30 SIGNATURE PAGES)

DBTRANS ADMINISTRAÇÃO DE MEIOS DE PAGAMENTOS LTDA.

/s/ Sergio Paulo Bonafina		/s/ Humberto Marques Menusier
Name:	Sergio Paulo Bonafina	Name:	Humberto Marques Menusier
Position:	Director President	Position:	Director

(page 1/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

CCR S.A.

/s/ Leonardo Couto Vianna		/s/ Paulo Yukio Fukuzaki
Name:	Leonardo Couto Vianna	Name:	Paulo Yukio Fukuzaki
Position:	Director	Position:	Director

(page 2/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

IVAN CORRÊA DE TOLEDO FILHO	SARITA BARTHOLOMEI RODRIGUES DE TOLEDO

/s/ Ivan Corrêa de Toledo Filho	/s/ Ivan Corrêa de Toledo Filho
p.p. Ivan Corrêa de Toledo Filho

(page 3/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

FUNDO DE INVESTIMENTO EM PARTICIPAÇÕES VENICE

/s/ Rodrigo Boccanera Gomes		/s/ Lívia Bartholomei R. Vaz Pinto
Name:	Rodrigo Boccanera Gomes	p.p. Lívia Bartholomei R. Vaz Pinto
Title:	Administrator

(page 4/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

RAÍZEN COMBUSTÍVEIS S.A.

/s/ Yve Carpi de Souza	/s/ Rafael Bastos Loureiro
p.p. Yve Carpi de Souza	p.p. Rafael Bastos Loureiro

(page 5/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

ARTERIS S.A.

/s/ David Antonio Diaz Almazán		/s/ Maria de Castro Michielin
Name:	David Antonio Diaz Almazán	Name:	Maria de Castro Michielin
Title:	Diretor Presidente	Title:	Diretora Jurídica

(page 6/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

GSMP S.A.

/s/ Fabiana Repucci Vaz de Lima		/s/ Otávio Ferreira da Silveira
Name:	Fabiana Repucci Vaz de Lima	Name:	Otávio Ferreira da Silveira
Title:	Diretora Presidente	Title:	Diretor

(page 7/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

FREELANE I, L.L.C.

/s/ Luiz Guilherme Okido Arakaki
p.p. Luiz Guilherme Okido Arakaki

(page 8/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

FREELANE II, L.L.C.

/s/ Luiz Guilherme Okido Arakaki
p.p. Luiz Guilherme Okido Arakaki

(page 9/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

FLEETCOR TECHNOLOGIES INC.

/s/ Armando Lins Netto
p.p. Armando Lins Netto

(page 10/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

COMPANHIA DE PARTICIPAÇÕES EM CONCESSÕES

/s/ Leonardo Couto Vianna		/s/ Antonio Linhares da Cunha
Name:	Leonardo Couto Vianna	p.p Antonio Linhares da Cunha
Title:	Diretor Presidente

(page 11/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

RAÍZEN ENERGIA S.A.

/s/ Yve Carpi de Souza	/s/ Rafael Bastos Loureiro
p.p. Yve Carpi de Souza	p.p Rafael Bastos Loureiro

(page 12/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

LATINA MANUTENÇÃO DE RODOVIAS LTDA.

/s/ David Antonio Diaz Almazán	/s/ Maria de Castro Michielin
p.p. David Antonio Diaz Almazán	Name:	Maria de Castro Michielin
	Title:	Diretora Jurídica

(page 13/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

CAPITAL INTERNATIONAL PRIVATE EQUITY FUND, VI, L.P.

/s/ Luiz Guilherme Okido Arakaki
p.p. Luiz Guilherme Okido Arakaki

(page 14/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

CGPE VI, L.P.

/s/ Luiz Guilherme Okido Arakaki
p.p. Luiz Guilherme Okido Arakaki

(page 15/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

CCI CONCESSÕES E CONSTRUÇÕES DE INFRAESTRUTURA S.A.

/s/ Nino Repucci		/s/ Elias dos Santos
Name:	Nino Repucci	p.p Elias dos Santos
Title:	Diretor

(page 16/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

5VIAS PARTICIPAÇÕES S.A.

/s/ Eduardo Queiroz Galvão
Name:	Eduardo Queiroz Galvão
Title:	Diretor

(page 17/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

HEBER PARTICIPAÇÕES S.A.

/s/ Fernando Antônio Bertin		/s/ Silmar Roberto Bertin
Name:	Fernando Antônio Bertin	Name:	Silmar Roberto Bertin
Title:	Diretor	Title:	Diretor

(page 18/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

DALILA CLEOPATH CAMARGO BOTELHO DE MORAES TOLEDO

/s/ Hamilton Amadeo/Flávio Martins Tarchi Crivellari
p.p. Hamilton Amadeo/Flávio Martins Tarchi Crivellari

(page 19/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

ANDRÉIA DE SOUSA RAMOS VETORRAZZO

/s/ Hamilton Amadeo/Flávio Martins Tarchi Crivellari
p.p. Hamilton Amadeo/Flávio Martins Tarchi Crivellari

(page 20/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

ROBERTA DE SOUSA RAMOS VETTORAZZO MARCONDES

/s/ Hamilton Amadeo/Flávio Martins Tarchi Crivellari
p.p. Hamilton Amadeo/Flávio Martins Tarchi Crivellari

(page 21/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

LUÍS VITAL DE SOUSA RAMOS VETTORAZZO

/s/ Hamilton Amadeo/Flávio Martins Tarchi Crivellari
p.p. Hamilton Amadeo/Flávio Martins Tarchi Crivellari

(page 22/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

RICARDO EUGÊNIO DE SOUSA RAMOS VETTORAZZO

/s/ Hamilton Amadeo/Flávio Martins Tarchi Crivellari
p.p. Hamilton Amadeo/Flávio Martins Tarchi Crivellari

(page 23/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

SÉRGIO LUIS BOTELHO DE MORAES TOLEDO

/s/ Hamilton Amadeo/Flávio Martins Tarchi Crivellari
p.p. Hamilton Amadeo/Flávio Martins Tarchi Crivellari

(page 24/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

JOSÉ CARLOS BOTELHO DE MORAES TOLEDO

/s/ Hamilton Amadeo/Flávio Martins Tarchi Crivellari
p.p. Hamilton Amadeo/Flávio Martins Tarchi Crivellari

(page 25/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

MARIANA COELHO DE MORAES TOLEDO

/s/ Hamilton Amadeo/Flávio Martins Tarchi Crivellari
p.p. Hamilton Amadeo/Flávio Martins Tarchi Crivellari

(page 26/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

SERVIÇOS E TECNOLOGIA DE PAGAMENTOS S.A.

/s/ Pedro Luiz Donda		/s/ Maria Norma Ushizima Pietro
Name:	Pedro Luiz Donda	Name:	Maria Norma Ushizima Pietro
Title:	Diretor Presidente	Title:	Diretora

(page 27/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

CGMP - CENTRO DE GESTÃO DE MEIOS DE PAGAMENTO S.A.

/s/ Pedro Luiz Donda		/s/ Maria Norma Ushizima Pietro
Name:	Pedro Luiz Donda	Name:	Maria Norma Ushizima Pietro
Title:	Diretor Presidente	Title:	Diretora

(page 28/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

SGMP - SOCIEDADE DE GESTÃO DE MEIOS DE PAGAMENTO LTDA.

/s/ Pedro Luiz Donda		/s/ Maria Norma Ushizima Pietro
Name:	Pedro Luiz Donda	Name:	Maria Norma Ushizima Pietro
Title:	Diretor Presidente	Title:	Diretora

(page 29/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).

Withnesses:

Name:	Name:
ID:	ID:
CPF/MF No.:	CPF/MF No.:

(page 30/30 of the signatures of the Share Purchase and Sale Agreement executed among DBTRANS Administração de Meios de Pagamentos Ltda., CCR S.A., Ivan Corrêa de Toledo Filho, Fundo de Investimentos em Participações Venice, Raízen Combustíveis S.A., Arteris S.A., GSMP S.A., Freelane I, LLC, Freelane II, LLC, FleetCor Technologies, Inc., Companhia de Participações em Concessões, Raízen Energia S.A., Latina Manutenção de Rodovias Ltda., Capital International Private Equity Fund VI L.P.; CGPE VI, L.P., CCI Concessões e Construções de Infraestrutura S.A., 5Vias Participações S.A., Heber Participações S.A, Dalila Cleopath Camargo Botelho de Moraes Toledo, Andréia de Sousa Ramos Vettorazzo, Roberta de Sousa Ramos Vettorazzo Marcondes, Luís Vital de Sousa Ramos Vettorazzo, Ricardo Eugênio de Sousa Ramos Vettorazzo, Sérgio Luis Botelho de Moraes Toledo, José Carlos Botelho de Moraes Toledo, Mariana Coelho de Moraes Toledo, Serviços e Tecnologia de Pagamentos S.A., CGMP – Centro de Gestão de Meios de Pagamento S.A., and SGMP – Sociedade de Gestão de Meios de Pagamento Ltda., dated March 14, 2016).